                                                   JANUARY 4, 2007

TERM SHEET SUPPLEMENT
FOR USE WITH BASE PROSPECTUS DATED DECEMBER 18, 2006

                                            RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                                               DEPOSITOR
                                                   (COMMISSION FILE NO. 333-131201)

                                                   RESIDENTIAL FUNDING COMPANY, LLC
                                                      SPONSOR AND MASTER SERVICER

                                             S PROGRAM MORTGAGE PASS-THROUGH CERTIFICATES
                                                              (ISSUABLE IN SERIES)

THE TRUSTS

Each RFMSI trust, also referred to as the issuing entity,  will be established to hold assets  transferred to it by the depositor.  The assets of each trust will be specified in any final term sheet for the related series of certificates  and will generally  consist of a pool of one- to four-family  residential  first lien mortgage loans. The mortgage loans will be master serviced by Residential  Funding
Company, LLC.

THE CERTIFICATES

The  certificates  will be issued in series,  each having its own  designation.  Each  series will be issued in one or more  classes of senior  certificates and one or more classes of subordinated  certificates.  Each class will evidence  beneficial  ownership of and the right to a specified  portion of future  payments on the mortgage  loans and any other  assets  included in the related  trust.  A term sheet may accompany this term sheet  supplement for any series and may set forth additional  information  about the mortgage loans, the certificates and the trust for that series.

-------------------------------------------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
-------------------------------------------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE PROSPECTUS) WITH THE SECURITIES AND EXCHANGE  COMMISSION,  OR SEC,
FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE  PROSPECTUS IN THAT  REGISTRATION
STATEMENT  AND OTHER  DOCUMENTS  THE  DEPOSITOR  HAS FILED  WITH THE SEC FOR MORE  COMPLETE  INFORMATION  ABOUT THE  DEPOSITOR  AND THE
OFFERING.  YOU MAY GET  THESE  DOCUMENTS  AT NO  CHARGE  BY  VISITING  EDGAR ON THE SEC WEB  SITE AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE
DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU
REQUEST IT BY CALLING THE TOLL-FREE NUMBER SET FORTH IN ANY FINAL TERM SHEET FOR ANY CLASS OF CERTIFICATES RELATED TO THE OFFERING.

THIS TERM SHEET  SUPPLEMENT  IS NOT  REQUIRED  TO, AND DOES NOT,  CONTAIN  ALL  INFORMATION  THAT IS  REQUIRED  TO BE  INCLUDED  IN THE
PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR ANY SERIES.  THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY AND IS SUBJECT
TO COMPLETION OR CHANGE.  THE INFORMATION IN THIS TERM SHEET SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR CONTRACTUAL  COMMITMENT
TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR  SIMILAR TERM SHEET  SUPPLEMENT  AND ANY
OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A SOLICITATION  OF AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

NEITHER THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR ANY STATE  SECURITIES  COMMISSION  HAS APPROVED OR  DISAPPROVED  OF THE OFFERED
CERTIFICATES  OR DETERMINED THAT THIS TERM SHEET  SUPPLEMENT,  ANY TERM SHEET FOR ANY SERIES OR THE RELATED BASE PROSPECTUS IS ACCURATE
OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING.  ANY REPRESENTATION TO THE
CONTRARY IS UNLAWFUL.

THE CERTIFICATES OF ANY SERIES  REPRESENT  INTERESTS ONLY IN THE RELATED TRUST, AS THE ISSUING ENTITY,  AND DO NOT REPRESENT  INTERESTS
IN OR OBLIGATIONS OF RESIDENTIAL  FUNDING  MORTGAGE  SECURITIES I, INC., AS THE DEPOSITOR,  RESIDENTIAL  FUNDING  COMPANY,  LLC, AS THE
SPONSOR, OR ANY OF THEIR AFFILIATES.

                                                        EUROPEAN ECONOMIC AREA

In relation to each Member State of the European  Economic Area which has  implemented  the Prospectus  Directive,  each referred to in this term sheet  supplement as a Relevant Member State,  each  underwriter will represent and agree that with effect from and including the date on which the Prospectus  Directive is implemented in that Relevant Member State,  referred to in this term sheet supplement as the Relevant  Implementation  Date, it has not made and will not make an offer of any class of certificates with a minimum denomination less than  $100,000  to the  public in that  Relevant  Member  State  prior to the  publication  of a  prospectus  in  relation  to the certificates  which has been  approved by the  competent  authority in that Relevant  Member State or, where  appropriate,  approved in another  Relevant  Member State and notified to the competent  authority in that  Relevant  Member  State,  all in accordance  with the
Prospectus  Directive,  except  that it may,  with  effect  from and  including  the  Relevant  Implementation  Date,  make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized  or  regulated  to operate in the  financial  markets  or, if not so  authorized  or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal entity which has two or more of (1) an average of at least 250 employees  during the last  financial  year; (2) a total balance sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000,  as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the
         Prospectus Directive.

For the  purposes of the  preceding  paragraph,  (i) "offer of  certificates  to the public" in  relation  to any  certificates  in any
Relevant  Member State means the  communication  in any form and by any means of sufficient  information  on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase or subscribe  the  certificates,  as the same may be varied in that  Member  State by any  measure  implementing  the  Prospectus  Directive  in that  Member  State,  and (ii)  "Prospectus
DIRECTIVE" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                            UNITED KINGDOM

Each underwriter for any series of certificates will represent and agree that:

(a)      it has only  communicated or caused to be communicated  and will only communicate or cause to be communicated an invitation or inducement  to engage in  investment  activity  (within the meaning of Section 21 of the  Financial  Services and Markets Act,
         referred to in this term sheet  supplement as FSMA)  received by it in connection  with the issue or sale of the  certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)      it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

                         IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF

  OFFERED CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY SERIES OF OFFERED CERTIFICATES

We provide information to you about any series of offered  certificates in three or more separate documents that provide  progressively more detail:

-        the  related  base  prospectus  which  provides  general  information,  some of which may not apply to your  series of offered certificates;

-        this term  sheet  supplement,  which  provides  general  information  about  series of  certificates  issued  pursuant  to the depositor's  "Jumbo  A" fixed  rate  program,  or the S  Program,  some of which may not  apply to your  series  of  offered certificates; and

-        one or more term sheets,  which may describe terms applicable to the classes of the series of offered  certificates  described therein,  may provide a description of certain collateral  stipulations  regarding the mortgage loans and the parties to the transaction and may provide other information related to your series of certificates.

The registration statement to which this offering relates is Commission File Number 333-131201.

The  depositor's  principal  offices are located at 8400 Normandale Lake  Boulevard,  Suite 250,  Minneapolis,  Minnesota 55437 and its
telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS  RELATING TO THE  CERTIFICATES.  THE INFORMATION IN
THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS TERM SHEET  SUPPLEMENT IS BEING DELIVERED TO
YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET  SUPPLEMENT AND TO
SOLICIT AN OFFER TO PURCHASE THE  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED
AND WILL NOT  CONSTITUTE A  CONTRACTUAL  COMMITMENT  BY YOU TO PURCHASE ANY OF THE  CERTIFICATES,  UNTIL WE HAVE ACCEPTED YOUR OFFER TO
PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE  MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT OBLIGATED TO ISSUE
SUCH  CERTIFICATES OR ANY SIMILAR SECURITY AND THE  UNDERWRITER'S  OBLIGATION TO DELIVER SUCH  CERTIFICATES IS SUBJECT TO THE TERMS AND
CONDITIONS OF THE UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE AVAILABILITY OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY
THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE LOAN POOL BACKING
THEM MAY CHANGE (DUE,  AMONG OTHER  THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE  LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE
CLASSES OF CERTIFICATES  MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL  PROSPECTUS.
YOU ARE ADVISED THAT  CERTIFICATES  MAY NOT BE ISSUED THAT HAVE THE  CHARACTERISTICS  DESCRIBED IN THESE MATERIALS.  THE  UNDERWRITER'S
OBLIGATION  TO SELL SUCH  CERTIFICATES  TO YOU IS  CONDITIONED  ON THE  MORTGAGE  LOANS AND  CERTIFICATES  HAVING  THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER  WILL NOTIFY
YOU,  AND  NEITHER  THE  ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION  TO YOU TO DELIVER  ALL OR ANY  PORTION OF THE
CERTIFICATES  WHICH YOU HAVE COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY UNDERWRITER WILL BE LIABLE FOR ANY COSTS OR
DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

         .........................................S-27

         Primary Mortgage Insurance and Primary Hazard

         Principal Distributions on the Senior
         Certificates ............................S-59
         Principal Distributions on Certain Classes of
         Insured Certificates ....................S-60
         Principal Distributions on the Class M
         Certificates ............................S-65
         Allocation of Losses; Subordination......S-68
         Advances S-74

         Realized Losses and Interest Shortfalls..S-83
         Purchase Price...........................S-86
         Pass-Through Rates.......................S-86
         Floating Rate Certificate and Inverse Floating
         Rate Yield Considerations ...............S-86
         Principal Only Certificate and Interest
         Only Certificate Yield Considerations ...S-87
         Class M-2 and Class M-3 Certificate Yield
         Considerations ..........................S-89
         Additional Yield Considerations Applicable

         Servicing and Other Compensation and

         Special Tax Considerations Applicable to
         Certificates Related to any Yield Maintenance
         Agreement ..............................S-104
         Special Tax Considerations Applicable to

RATINGS  S-110
LEGAL INVESTMENT.................................S-112
ERISA CONSIDERATIONS.............................S-112

                                                                  RISK FACTORS

         The  offered  certificates  of any series are not  suitable  investments  for all  investors.  In  particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

         The offered  certificates are complex  securities.  You should possess,  either alone or together with an investment  advisor, the expertise  necessary to evaluate the  information  contained in this term sheet  supplement and the related base  prospectus in the context of your financial situation and tolerance for risk.

         You should  carefully  consider,  among other  things,  the following  factors in connection  with the purchase of the offered certificates:

RISK OF LOSS

UNDERWRITING STANDARDS                        Generally,  the mortgage loans have been originated using underwriting
MAY AFFECT RISK OF LOSS                       standards  that  conform to those  published  in  Residential  Funding
ON THE MORTGAGE LOANS.                        Company,  LLC's  Client  Guide  for the  "Jumbo A"  program.  Applying these standards  creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.
                                              Examples include the following:

                                              o   mortgage  loans that have  loan-to-value  ratios at origination of more than 80% of the value of the  mortgaged  property may have an increased  risk that the value of the mortgaged  property will not be sufficient to satisfy these mortgage loans upon foreclosure;
                                              o   mortgage  loans  underwritten  through  the  use  of an  automated underwriting  system  may not  require  the  delivery  of all or a portion of the related  credit  files,  which  increases  the risk
                                                  that  the   borrower's   credit   worthiness  is  not   accurately
                                                  represented; and
                                              o   mortgage  loans made to borrowers  whose income is not required to
                                                  be   disclosed   or  verified  may  increase  the  risk  that  the
                                                  borrower's income is less than that represented.

                                              Subject to some  limitations,  the mortgage  loans with  loan-to-value ratios  over  80% are  expected  to be  insured  by  primary  mortgage insurance  to the  extent  described  in this term  sheet  supplement.
                                              However,  if the insurer is unable to pay a claim,  the amount of loss incurred on those loans may be increased.

                                              In addition, in determining  loan-to-value ratios for certain mortgage loans, the value of the related mortgaged  property may be based on an appraisal  that  is up to 24  months  old  if  there  is a  supporting broker's price opinion,  automated  valuation,  drive-by  appraisal or other  certification  of value.  If such an appraisal does not reflect current  market  values and such  market  values  have  declined,  the likelihood that proceeds from a sale of the mortgaged  property may be insufficient to repay the mortgage loan is increased.

                                              See "The  Trusts--The  Mortgage  Loans" and "Certain  Legal  Aspects of
                                              Mortgage Loans" in the related base prospectus.

THE RETURN ON YOUR                            The  Servicemembers  Civil Relief Act, as amended,  or the Relief Act,
CERTIFICATES COULD BE                         provides relief to borrowers who enter active military  service and to
REDUCED BY SHORTFALLS DUE                     borrowers  in reserve  status who are called to active  duty after the
TO THE SERVICEMEMBERS CIVIL RELIEF ACT.       origination  of  their  mortgage  loan.  Current  or  future  military operations  of the United  States may increase the number of borrowers who are in active  military  service,  including  persons  in  reserve status  who have been  called or will be  called to active  duty.  The
                                              Relief Act  provides  generally  that a borrower who is covered by the
                                              Relief Act may not be charged  interest  on a mortgage  loan in excess of 6% per annum during the period of the  borrower's  active duty. Any resulting  interest  shortfalls  are  not  required  to be paid by the borrower at any future time.  The master  servicer for the  applicable
                                              series  of  certificates   will  not  be  required  to  advance  these
                                              shortfalls  as  delinquent  payments  and the  shortfalls  will not be covered  by any  form  of  credit  enhancement  on  the  certificates.
                                              Interest  shortfalls  on the  mortgage  loans  included  in the  trust established  for any series due to the  application  of the Relief Act or similar  legislation or  regulations  will be applied to reduce the accrued  interest on each  interest-bearing  class of  certificates of that series on a pro rata basis.

                                              The Relief Act also  limits the ability of the  servicer to  foreclose on a mortgage  loan during the  borrower's  period of active duty and, in some cases,  during an  additional  three month period  thereafter.
                                              As a result,  there may be delays in payment and  increased  losses on
                                              the  mortgage  loans.   Those  delays  and  increased  losses  on  the
                                              mortgage loans included in the trust  established  for any series will be borne  primarily by the class of certificates of that series with a certificate  principal  balance  greater  than  zero  with the  lowest payment  priority,  other than any class of certificates of any series covered by a financial  guaranty policy as and to the extent set forth in any final term sheet for that class.

                                              We do not know  how many of the  mortgage  loans  have  been or may be affected the  application of the Relief Act or similar  legislation or regulations.

                                              See  the  definition  of  Accrued   Certificate   Interest  under  the
                                              "Description  of the  Certificates--Glossary  of  Terms"  in this  term
                                              sheet    supplement   and   "Certain   Legal   Aspects   of   Mortgage
                                              Loans--Servicemembers Civil Relief Act" in the related base prospectus.

THE RETURN ON YOUR                            Losses on  mortgage  loans may occur due to a wide  variety of causes,
CERTIFICATES MAY BE                           including a decline in real estate  values as well as adverse  changes
AFFECTED BY LOSSES ON THE                     in a borrower's financial  condition.  A decline in real estate values
MORTGAGE LOANS IN THE RELATED MORTGAGE        or  economic  conditions  nationally  or  in  the  regions  where  the
POOL, WHICH                                   mortgaged  properties are concentrated may increase the risk of losses
COULD OCCUR DUE TO A VARIETY OF CAUSES.       on the mortgage loans.

THE RETURN ON YOUR                            One risk of investing in mortgage-backed  securities is created by any
CERTIFICATES MAY BE                           concentration  of the  related  properties  in one or more  geographic
PARTICULARLY SENSITIVE TO                     regions.  If the  regional  economy or housing  market  weakens in any
CHANGES IN REAL ESTATE                        region having a  significant  concentration  of properties  underlying
MARKETS IN SPECIFIC REGIONS.                  mortgage loans included in the trust  established for any series,  the mortgage  loans in that region may  experience  high rates of loss and delinquency,  resulting in losses to holders of the related  series of certificates.  A region's  economic  condition and housing  market may be  adversely  affected  by a variety  of  events,  including  natural disasters  such as  earthquakes,  hurricanes,  floods  and  eruptions, civil  disturbances  such as riots,  by  disruptions  such as  ongoing power  outages,  or  terrorist  actions or acts of war.  The  economic impact of any of those  events  may also be felt in areas  beyond  the region  immediately  affected  by the  disaster  or  disturbance.  The properties  underlying  the  mortgage  loans  included  in  the  trust established  for any  series  may be  concentrated  in these  regions.
                                              This concentration may result in greater losses to  certificateholders than those generally  present for similar  mortgage-backed  securities without that concentration.

                                              Several  hurricanes,  which struck  Louisiana,  Alabama,  Mississippi,
                                              Texas and  Florida  in 2005,  may have  adversely  affected  mortgaged properties  located in those  states.  Generally,  the  mortgage  pool does not  include  mortgage  loans  secured  by  mortgaged  properties
                                              located  in  the  federal   emergency   management   agency   ("FEMA")
                                              designated  individual  assistance zones and in FEMA designated public assistance  areas,  which include  mortgaged  properties in areas that were  affected  by the  hurricanes.  Residential  Funding  will make a representation and warranty that each mortgaged property  underlying a mortgage  loan  included  in the trust  established  for any series is free of  damage  and in good  repair as of the  closing  date for that series. In the event that a mortgaged  property  underlying a mortgage loan  included in the trust  established  for any series is damaged as of the closing  date for that series and that  damage  materially  and adversely  affects the value of or the interests of the holders of the certificates  of that series in the  related  mortgage  loan  (without regard to any  applicable  financial  guaranty  insurance  policy with respect  to  any  class  of  insured  certificates  of  that  series),
                                              Residential  Funding  will  be  required  to  repurchase  the  related mortgage  loan from the trust.  Any such  repurchases  may shorten the weighted  average lives of the  certificates  of that series.  We will not know how many mortgaged  properties  underlying the mortgage loans included  in the trust  established  for any series  will have been or may be affected by the  hurricanes  and therefore  whether the payment experience  on any mortgage  loan in the mortgage pool for that series will be affected.

                                              See "Description of the Mortgage Pool" in this term sheet supplement.

THE RETURN ON YOUR                            Except as is  otherwise  set forth in the final term sheet for a class
CERTIFICATES WILL BE                          of certificates,  the only credit  enhancement for any class of senior
REDUCED IF LOSSES EXCEED                      certificates of any series will be the  subordination  provided by the
THE CREDIT ENHANCEMENT                        Class M and Class B  Certificates  of that series (and with respect to
AVAILABLE TO YOUR CERTIFICATES.               any class of super senior certificates,  the subordination provided by the related class or classes of senior support certificates,  and with respect  to any  class of  insured  certificates  of any  series,  the credit  enhancement  provided  by  the  financial  guaranty  insurance policy and any applicable  reserve fund as and to the extent set forth in any final term sheet for that class).  The only credit  enhancement for any Class M Certificates  of any series will be the  subordination provided  by the  Class  B  Certificates  and  any  class  of  Class M
                                              Certificates,  if any, with a lower payment  priority than that class.
                                              You  should  also be aware that the credit  enhancement  provided  for some  types  of  losses  may  be  limited.  See  "Description  of  the
                                              Certificates-Allocation  of Losses;  Subordination" in this term sheet supplement.

THE VALUE OF YOUR                             If the  performance  of  the  mortgage  loans  included  in the  trust
CERTIFICATES MAY BE                           established for any series is substantially  worse than assumed by the
REDUCED IF LOSSES ARE HIGHER THAN EXPECTED.   rating agencies  rating any class of certificates of that series,  the ratings  of any  class of those  certificates  may be  lowered  in the future.  This would probably  reduce the value of those  certificates.
                                              None of the depositor,  the master  servicer nor any other entity will have any obligation to supplement any credit  enhancement,  or to take any other action to maintain any rating of the certificates.

A TRANSFER OF MASTER SERVICING IN THE EVENT   If the master servicer  defaults in its obligations  under the pooling
OF A MASTER SERVICER DEFAULT MAY INCREASE     and servicing  agreement,  the master  servicing of the mortgage loans
THE RISK OF PAYMENT APPLICATION ERRORS        may be transferred to the trustee or an alternate master servicer,  as described  under "The  Pooling  and  Servicing  Agreement-Rights  Upon
                                              Event of  Default"  in the related  base  prospectus.  In the event of such a transfer of master  servicing there may be an increased risk of
                                              errors  in  applying   payments  from  borrowers  or  in  transmitting
                                              information and funds to the successor master servicer.

SOME OF THE MORTGAGE                          A portion of the mortgage loans included in the trust  established for
LOANS HAVE AN INITIAL                         any  series  may  have  initial   interest  only  periods  of  varying
INTEREST-ONLY PERIOD,                         duration.  During  this  period,  the  payment  made  by  the  related
WHICH MAY INCREASE THE                        borrower  will  be  less  than  it  would  be  if  the  mortgage  loan
RISK OF LOSS AND                              amortized.  In  addition,  the  mortgage  loan  balance  will  not  be
DELINQUENCY ON THESE MORTGAGE LOANS.          reduced by the principal  portion of scheduled monthly payments during this period.  As a result,  no principal  payments will be made to the certificates  of the related series from mortgage loans of this nature during their interest-only period, except in the case of a prepayment.
                                              After the initial  interest-only period, the scheduled monthly payment on these mortgage  loans will increase,  which may result in increased delinquencies  by the  related  borrowers,  particularly  if  interest rates have  increased  and the  borrower  is unable to  refinance.  In addition,  losses may be greater on these  mortgage  loans as a result of the mortgage  loan not  amortizing  during the early years of these mortgage  loans.  Although  the amount of  principal  included in each
                                              scheduled   monthly  payment  for  a  traditional   mortgage  loan  is
                                              relatively  small during the first few years after the  origination of a mortgage loan, in the aggregate the amount can be significant.
                                              Mortgage  loans with an initial  interest-only  period are  relatively new in the mortgage  marketplace.  The  performance  of these mortgage loans may be  significantly  different  than mortgage loans that fully amortize.  In particular,  there may be a higher  expectation by these borrowers  of  refinancing  their  mortgage  loans with a new mortgage loan, in particular one with an initial  interest-only  period,  which may result in higher or lower  prepayment  speeds than would otherwise be the case.  In addition,  the failure to build equity in the related mortgaged  property  by the  related  mortgagor  may  affect the loss, delinquency and prepayment experience of these mortgage loans.
RISK RELATING TO PRIMARY
MORTGAGE INSURERS

YOU MAY INCUR LOSSES IF A PRIMARY MORTGAGE    Subject to limited  exceptions,  the  mortgage  loans  included in the
INSURER FAILS TO MAKE PAYMENTS UNDER A        trust   established   for  any  series  that  have  an  LTV  ratio  at
PRIMARY MORTGAGE INSURANCE POLICY             origination  in excess of 80% are  expected to be insured by a primary mortgage  insurance  policy. If such a mortgage loan were subject to a foreclosure and the value of the related  mortgaged  property were not sufficient to satisfy the mortgage  loan,  payments  under the primary mortgage  insurance  policy would be required to avoid any losses,  or to reduce the  losses on,  such a  mortgage  loan.  If the  insurer is unable or refuses to pay a claim,  the amount of such losses  would be allocated to holders of the related certificates as realized losses.
RISKS RELATING TO COOPERATIVE LOANS
COOPERATIVE LOANS HAVE CERTAIN                Some  of the  mortgage  loans  may  not be  secured  directly  by real
CHARACTERISTICS THAT MAY INCREASE THE RISK    property but may be cooperative  loans. A cooperative  loan is secured
OF LOSS                                       by a first lien on shares issued by the cooperative  corporation  that owns the related  apartment  building  and on the related  proprietary lease or occupancy  agreement  granting  exclusive  rights to occupy a specific unit within the cooperative.  Cooperative  loans have certain characteristics that may increase the likelihood of losses.
                                              The proprietary  lease or occupancy  agreement  securing a cooperative loan is  subordinate,  in most cases,  to any blanket  mortgage on the related  cooperative  apartment building or on the underlying land. If the cooperative is unable to meet the payment  obligations (i) arising under an  underlying  mortgage,  the  mortgagee  holding an underlying
                                              mortgage   could   foreclose  on  that   mortgage  and  terminate  all
                                              subordinate  proprietary  leases  and  occupancy  agreements  or  (ii)
                                              arising under its land lease,  the holder of the  landlord's  interest
                                              under  the  land  lease  could   terminate  it  and  all   subordinate
                                              proprietary leases and occupancy agreements.

                                              Additionally,  the  proprietary  lease or occupancy  agreement  may be terminated  and  the  cooperative  shares  may  be  cancelled  by  the cooperative  if the  tenant-stockholder  fails to pay  maintenance  or other  obligations  or  charges  owed  by  the  tenant-stockholder.  A default  by the  tenant-stockholder  under  the  proprietary  lease or occupancy  agreement  will  usually  constitute  a  default  under the security agreement between the lender and the  tenant-stockholder.  In the event of a  foreclosure  under a cooperative  loan,  the mortgagee will be subject to certain  restrictions  on its  ability to  transfer the  collateral  and the use of proceeds from any sale of  collateral.
                                              See   "Certain   Legal   Aspects  of   Mortgage   Loans--The   Mortgage
                                              Loans--Cooperative Loans" in the related base prospectus.
LIMITED OBLIGATIONS
PAYMENTS ON THE                               The certificates  offered in each series will represent interests only
MORTGAGE LOANS ARE THE                        in the trust  established  for that series.  The  certificates  do not
PRIMARY SOURCE OF                             represent an ownership  interest in or  obligation  of the  depositor,
PAYMENTS ON YOUR CERTIFICATES.                the master servicer or any of their  affiliates.  If proceeds from the assets of the trust  established  for any series of  certificates  are not  sufficient  to make all  payments  provided for under the pooling and  servicing  agreement  for that  series,  investors  will  have no recourse to the  depositor,  the master  servicer or any other entity,
                                              and  will  incur  losses.   Additional  credit   enhancement  will  be
                                              provided  for any class of insured  certificates  of any series by the applicable  financial  guaranty  insurance  policy and any  applicable reserve  fund as and to the  extent  set forth in any final term sheet for that class.

LIQUIDITY RISKS

YOU MAY HAVE TO HOLD                          A secondary market for your  certificates  may not develop.  Even if a
YOUR CERTIFICATES TO                          secondary  market  does  develop,  it may  not  continue  or it may be
MATURITY IF THEIR MARKETABILITY IS LIMITED.   illiquid.  Neither the  underwriters  for the  related  series nor any other person will have any  obligation  to make a secondary  market in your  certificates,  and  you  generally  have  no  right  to  request redemption  of your  certificates.  Illiquidity  means  you may not be able to find a buyer to buy your securities  readily or at prices that will  enable you to realize a desired  yield.  Illiquidity  can have a severe adverse effect on the market value of your certificates.

                                              Any  class  of  offered   certificates  may  experience   illiquidity,
                                              although  generally  illiquidity  is more likely for classes  that are especially  sensitive  to  prepayment,  such  as  any  Principal  Only
                                              Certificates and any Interest Only Certificates,  or credit risk, such as the Class M Certificates,  or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY RISKS
BANKRUPTCY PROCEEDINGS                        The transfer of the mortgage loans from any  applicable  seller to the
COULD DELAY OR REDUCE                         depositor  will  be  intended  by  the  parties  to  be  and  will  be
DISTRIBUTIONS ON THE CERTIFICATES.            documented  as  a  sale.   However,  if  any  seller  were  to  become
                                              bankrupt,  a trustee in bankruptcy could attempt to recharacterize the sale of the  applicable  mortgage  loans  as a loan  secured  by those mortgage loans or to consolidate  those mortgage loans with the assets of that  seller.  Any  such  attempt  could  result  in a delay  in or reduction of  collections  on the mortgage loans included in the trust
                                              established  for  any  series   available  to  make  payments  on  the
                                              certificates of that series.

THE BANKRUPTCY OF A BORROWER MAY INCREASE     If  a  borrower  becomes  subject  to  a  bankruptcy   proceeding,   a
THE RISK OF LOSS ON A MORTGAGE LOAN.          bankruptcy court may require  modifications of the terms of a mortgage loan without a permanent  forgiveness  of the principal  amount of the mortgage  loan.  Modifications  have  included  reducing the amount of each monthly  payment,  changing the rate of interest and altering the repayment  schedule.  In addition,  a court having federal  bankruptcy jurisdiction  may permit a debtor to cure a monetary  default relating to a mortgage  loan on the  debtor's  residence  by paying  arrearages within a reasonable  period and reinstating the original mortgage loan payment  schedule,  even though the lender  accelerated  the  mortgage loan and final  judgment  of  foreclosure  had been  entered  in state court.  In  addition,  under the federal  bankruptcy  law, all actions against a  borrower  and the  borrower's  property  are  automatically stayed upon the filing of a bankruptcy petition.
SPECIAL YIELD AND PREPAYMENT CONSIDERATIONS

THE YIELD ON YOUR                             The yield to  maturity  on each class of offered  certificates  of any
CERTIFICATES WILL VARY                        series will depend on a variety of factors, including:
DEPENDING ON VARIOUS
FACTORS.                                           -   the rate and timing of  principal  payments  on the  mortgage loans  included  in the trust  established  for that  series,
                                                       including   prepayments,   defaults  and  liquidations,   and
                                                       repurchases due to breaches of representations or warranties;

                                                   -   the  allocation of principal  payments on the mortgage  loans in the related  mortgage  pool among the  various  classes of offered certificates included in that series;

                                                   -   realized  losses  and  interest  shortfalls  on the  mortgage loans in the related mortgage pool;

                                                   -   the pass-through rate for that class; and

                                                   -   the purchase price of that class.

                                              The  rate  of  prepayments  is one of the  most  important  and  least predictable of these factors.
                                              No  assurances  are given that the  mortgage  loans will prepay at any particular rate.

                                              In addition,  the master  servicer may purchase any mortgage loan that is at least three months  delinquent.  Such repurchases would increase the prepayment rates on the mortgage loans.
                                              In general,  if you purchase a certificate  at a price higher than its outstanding  certificate principal balance and principal distributions on your  certificate  occur  faster  than you  assumed  at the time of purchase,  your yield will be lower than you anticipated.  Conversely, if you purchase a  certificate  at a price lower than its  outstanding certificate  principal  balance and  principal  distributions  on that class  occur more  slowly  than you  assumed at the time of  purchase, your yield will be lower than you anticipated.

THE RATE OF PREPAYMENTS ON                    Since  mortgagors,  in most cases,  can prepay their mortgage loans at
THE MORTGAGE LOANS WILL VARY                  any  time,  the rate and  timing  of  principal  distributions  on the
DEPENDING ON FUTURE MARKET                    offered  certificates  are highly  uncertain and are dependent  upon a
CONDITIONS AND OTHER FACTORS.                 wide  variety  of  factors,  including  general  economic  conditions,
                                              interest  rates,  the   availability  of  alternative   financing  and
                                              homeowner  mobility.  Generally,  when market interest rates increase, borrowers are less likely to prepay their mortgage  loans.  This could result  in a slower  return  of  principal  to you at a time  when you might  have  been  able to  reinvest  your  funds at a higher  rate of interest  than the  pass-through  rate on your class of  certificates.
                                              On the other hand, when market interest rates decrease,  borrowers are generally  more  likely to prepay  their  mortgage  loans.  This could result  in a faster  return  of  principal  to you at a time  when you might not be able to reinvest  your funds at an interest  rate as high as the pass-through rate on your class of certificates.
                                              Refinancing programs,  which may involve soliciting all or some of the mortgagors to refinance  their mortgage  loans,  may increase the rate of prepayments on the mortgage loans.  These refinancing  programs may be offered by the master servicer,  any subservicer,  the depositor or
                                              their   affiliates,   and  may   include   streamlined   documentation
                                              programs.    Streamlined    documentation    programs   involve   less
                                              verification   of   underwriting    information    than    traditional
                                              documentation programs.

                                              See   "Certain   Yield   and   Prepayment    Considerations--Prepayment
                                              Considerations"  in this  term  sheet  supplement  and  "Maturity  and
                                              Prepayment Considerations" in the related base prospectus.

THE RECORDING OF                              The mortgages or  assignments  of mortgage for all or a portion of the
MORTGAGES IN THE NAME OF                      mortgage  loans included in the trust  established  for any series may
MERS MAY AFFECT THE YIELD ON THE              have  been  or may be  recorded  in the  name of  Mortgage  Electronic
CERTIFICATES.                                 Registration  Systems,  Inc.,  or  MERS,  solely  as  nominee  for the originator and its successors and assigns.  Subsequent  assignments of those  mortgages  are  registered  electronically  through  the  MERS(R)
                                              System.  However,  if  MERS  discontinues  the  MERS(R)System  and  it becomes  necessary  to record an  assignment  of the  mortgage  to the trustee for any series,  then any  related  expenses  shall be paid by the  related  trust  and  will  reduce  the  amount  available  to pay principal of and interest on the certificates  included in that series with certificate  principal balances greater than zero with the lowest payment priorities.
                                              The  recording of  mortgages  in the name of MERS is a relatively  new practice in the mortgage lending industry.  Public recording  officers and  others  in the  mortgage  industry  may  have  limited,  if  any, experience  with lenders seeking to foreclose  mortgages,  assignments
                                              of  which  are   registered   with  MERS.   Accordingly,   delays  and
                                              additional   costs   in   commencing,   prosecuting   and   completing
                                              foreclosure  proceedings  and  conducting  foreclosure  sales  of  the mortgaged  properties could result.  Those delays and additional costs could in turn  delay  the  distribution  of  liquidation  proceeds  to holders of the related  certificates and increase the amount of losses on the mortgage loans.

                                              For additional  information  regarding MERS and the MERS(R)System,  see
                                              "Description  of the Mortgage  Pool" and "Certain Yield and Prepayment
                                              Considerations--Realized  Losses and Interest  Shortfalls" in this term sheet  supplement and "Description of the  Certificates--Assignment  of
                                              Trust Assets" in the related base prospectus.

SPECIFIC RISK FACTORS APPLICABLE TO SOME CLASSES OF CERTIFICATES

THE YIELD ON YOUR CERTIFICATES WILL BE        The offered  certificates of each class included in a series will have
AFFECTED BY THE SPECIFIC TERMS THAT APPLY     different  yield  considerations  and different  sensitivities  to the
TO THAT CLASS, DISCUSSED BELOW.               rate and timing of principal  distributions,  as more fully  described in this term sheet  supplement  and any final term sheet for any class of any series.  A description of the categories of  certificates  that may be included in any series is set forth under  "Description  of the
                                              Certificates--General"   in  the  related  base  prospectus,   and  the
                                              following  is  a  general  discussion  of  yield   considerations  and
                                              prepayment  sensitivities  of some of the  categories of  certificates that may be included in any series.

                                              See "Certain Yield and Prepayment  Considerations"  in this term sheet supplement."

CLASS A CERTIFICATES                          The Class A Certificates  of any series,  other than any interest only certificates,  may be  subject to various  priorities  for  payment of principal.  Distributions  of principal on the Class A Certificates of any  series  entitled  to  principal  distributions  with  an  earlier priority of payment  will be affected  by the rates of  prepayment  of the related  mortgage loans early in the life of the related  mortgage pool.  Those classes of Class A  Certificates  of any series  entitled to principal  distributions  with a later  priority of payment will be affected  by the rates of  prepayment  of the related  mortgage  loans experienced  both  before  and after  the  commencement  of  principal distributions  on  those  classes,  and  will  be  more  likely  to be
                                              affected  by  losses  on  the  mortgage   loans  not  covered  by  any
                                              applicable credit  enhancement since these classes will be outstanding for a longer period of time.

                                              See  "Description of the  Certificates-Principal  Distributions on the
                                              Senior Certificates" in this term sheet supplement.
CLASS A-P CERTIFICATES                        The Class A-P  Certificates  of any series  will  receive a portion of the  principal  payments  only on the mortgage  loans  included in the trust  established  for that series that have net mortgage rates lower than the discount  mortgage rate set forth in any final term sheet for that  series.  Therefore,  the  yield on the  Class  A-P  Certificates included in any series  will be  extremely  sensitive  to the rate and timing of principal  prepayments and defaults on the mortgage loans in the related  mortgage pool that have net mortgage rates lower than the specified discount mortgage rate.

                                              Mortgage  loans  with  lower  mortgage  rates  are less  likely  to be
                                              prepaid  than  mortgage   loans  with  higher   mortgage   rates.   If
                                              prepayments  of principal on the mortgage  loans in a series that have net mortgage  rates lower than the  specified  discount  mortgage rate occur  at a rate  slower  than  an  investor  assumed  at the  time of purchase,  the investor's yield in the Class A-P Certificates  will be adversely affected.

CLASS A-V CERTIFICATES                        The Class A-V  Certificates  of any series  will  receive a portion of the interest  payments only from mortgage  loans included in the trust established  for that series that have net mortgage  rates higher than the discount  mortgage rate set forth in any final term sheet for that series.  Therefore,  the yield on the Class A-V Certificates  included in any series will be  extremely  sensitive  to the rate and timing of principal  prepayments  and  defaults  on the  mortgage  loans  in the related  mortgage  pool that have net  mortgage  rates higher than the specified discount mortgage rate.

                                              Mortgage  loans  with  higher  mortgage  rates  are more  likely to be prepaid  than  mortgage  loans  with  lower  mortgage  rates.  If  the mortgage  loans in a series that have net  mortgage  rates higher than the  specified  discount  mortgage  rate are  prepaid at a rate faster than an  investor  assumed  at the  time of  purchase,  the  yield  to investors in the Class A-V  Certificates  will be adversely  affected.
                                              Investors in the Class A-V Certificates  included in any series should fully  consider  the  risk  that a rapid  rate of  prepayments  on the mortgage  loans that have net mortgage rates higher than the specified discount  mortgage rate for that series could result in the failure of such investors to fully recover their investments.

CLASS M CERTIFICATES                          The yield to  investors  in any class of the Class M  Certificates  of any series will be  sensitive  to the rate and timing of losses on the mortgage loans included in the trust  established for that series,  if those  losses are not covered by a more  subordinate  class of Class M or Class B Certificates of that series.

                                              It is not expected  that a class of Class M  Certificates  included in any series will receive any distributions of principal  prepayments on the  mortgage  loans in the related  mortgage  pool for the first five years after the  closing  date for that  series  unless the  aggregate certificate  principal balance of the senior certificates  included in that series has been  reduced to zero during that  period.  After this
                                              initial  period,  all  or  a   disproportionately   large  portion  of
                                              principal  prepayments on the mortgage  loans in the related  mortgage pool may be  allocated  to the senior  certificates  of that series as
                                              described   in   this   term   sheet   supplement,   and   none  or  a
                                              disproportionately  small  portion  of  principal  prepayments  on the mortgage  loans  in the  related  mortgage  pool  may be  paid  to the holders of the Class M and Class B  Certificates  unless the aggregate certificate  principal balance of the senior certificates  included in that  series  has been  reduced  to zero.  As a result,  the  weighted average lives of the Class M  Certificates  included in any series may be longer than would otherwise be the case.

                                              See   "Description   of   the   Certificates--Allocation   of   Losses;
                                              Subordination" in this term sheet supplement.

ACCRUAL CERTIFICATES AND PARTIAL ACCRUAL      Because  accrual   certificates   are  not  entitled  to  receive  any
CERTIFICATES                                  distributions  of interest for some period of time and partial accrual certificates  are entitled to smaller  distributions  of interest that are based on only a portion of the  certificate  principal  balance of that class,  accrual  certificates and partial accrual certificates of
                                              any  series  will  likely  experience   significant  price  and  yield
                                              volatility.  Investors  should  consider  whether this  volatility  is suitable to their investment needs.

COMPANION CERTIFICATES                        A class of companion  certificates  of any series may receive small or large  distributions  of  principal on each  distribution  date to the extent necessary to stabilize  principal  distributions to one or more classes of planned principal  classes,  targeted  principal classes or scheduled  principal  classes  of that  series.  Due to the  companion nature of these  classes  of  certificates,  these  certificates  will likely  experience  price and yield  volatility.  Investors in a class of companion  certificates  should consider whether this volatility is suitable to their investment needs.

COMPONENT CERTIFICATES                        A class  of  component  certificates  of any  series  may  consist  of
                                              components   with   different    principal   and   interest    payment
                                              characteristics.   As  each   component   of  a  class  of   component
                                              certificates  may be  identified  as  falling  into one or more of the categories set forth under  "Description of the  Certificates--General"
                                              in the related base prospectus,  that class of component  certificates may  bear  the  risks,  including  the  price  and  yield  volatility, associated  with the  categories  of  certificates  described in these risk  factors to the extent of each  applicable  component.  Investors in a class of  component  certificates  should  consider  whether  the risks and  volatility  associated  with any component of that class is suitable to their investment needs.

FLOATING RATE CERTIFICATES AND INVERSE        The interest rate on any class of floating rate certificates  included
FLOATING RATE CERTIFICATES                    in any series will vary in  accordance  with the  applicable  interest rate  index set  forth in any final  term  sheet for that  class.  The interest  rate on any  class of  inverse  floating  rate  certificates included  in any  series  will  vary  inversely  with  the  applicable interest  rate  index  set  forth in any  final  term  sheet  for that class.  Therefore,  the yield to  investors  on any class of  floating rate  certificates  or  inverse  floating  rate  certificates  will be extremely  sensitive to fluctuations  of the applicable  interest rate index.

INSURED CERTIFICATES                          Investors in any class of insured  certificates  of any series  should be aware that  payments  of  principal  on those  certificates  may be allocated  according  to a random  lot  procedure,  to the  extent set forth in any final term  sheet for that class of insured  certificates of that series.  Therefore it is highly  uncertain  that payments will be made to any investor in those  certificates  on the date desired by that investor.

                                              In addition,  any class of insured  certificates  of any series may be subject to special  rules  regarding  the  procedures,  practices  and limitations  applicable  to  the  distribution  of  principal  to  the holders  of these  certificates,  to the extent set forth in any final term  sheet for that  class of insured  certificates  of that  series.
                                              Insured  certificates  subject  to  these  procedures,  practices  and limitations  may  not  be an  appropriate  investment  for  you if you require  distribution  of  a  particular  amount  of  principal  on  a predetermined  date or an  otherwise  predictable  stream of principal distributions.  If you purchase insured  certificates subject to these
                                              procedures,   practices  and  limitations,  we  cannot  give  you  any
                                              assurance  that  you will  receive  a  distribution  in  reduction  of principal on any particular distribution date.
                                              See  "Description  of  the  Certificates-Principal   Distributions  on
                                              Certain   Classes  of  Insured   Certificates"   in  this  term  sheet
                                              supplement.

                                              Investors in a class of insured  certificates  of any series should be aware that the related  financial  guaranty  insurance policy will not cover  interest  shortfalls  attributable  to  prepayments or interest shortfalls  related to Relief Act  reductions on the related  mortgage loans,  except as is  otherwise  set forth in any final term sheet for that class of insured certificates of that series.

INTEREST ONLY CERTIFICATES                    A class of interest only certificates  included in any series will not be entitled  to  principal  distributions  and will  receive  interest distributions  based on a  notional  amount,  which,  other  than with respect  to any  Class  A-V  Certificates,  may be  based  on all or a portion of the  certificate  principal  balance of one or more classes of certificates  included in the related series.  Investors in a class of interest only  certificates  should be aware that the yield on that class will be extremely  sensitive to the rate and timing of principal payments on the  related  class or classes of  certificates,  and that rate may  fluctuate  significantly  over time. A faster than  expected rate  of  principal  payments  on the  related  class  or  classes  of certificates  will have an adverse effect on the yield to investors in a class of  interest  only  certificates  and  could  result  in their failure to fully recover their initial investments.

LOCKOUT CERTIFICATES                          As  described  in any  final  term  sheet  for that  class of  lockout certificates of any series,  a class of lockout  certificates  may not
                                              receive   distributions  of  principal   prepayments  on  the  related
                                              mortgage  loans for a period of time and,  as  described  in any final term  sheet for that class of  certificates,  may not be  expected  to receive  distributions of scheduled  principal payments on the related mortgage  loans for a period  of time.  After  the  expiration  of the initial  period,  such  certificates  may  receive a  distribution  of principal  prepayments  on the related  mortgage loans that is smaller than that  class's pro rata share and, as  described in any final term sheet for that class of  certificates,  may receive a distribution  of scheduled  principal  payments on the related  mortgage  loans that is smaller than that class's pro rata share.

PLANNED PRINCIPAL CERTIFICATES OR PACS        Based on the  structuring  assumptions  described  in any  final  term sheet for that  class,  any class of  planned  principal  certificates included in any series will be structured so that  principal  payments will be made in accordance with a schedule  related to that class, but only if the mortgage loans included in the trust  established for that series  prepay  at a  constant  rate  within  a  specified  range.  If prepayments on the mortgage  loans in the related  mortgage pool occur at a rate below that range,  the weighted  average lives of that class of  planned  principal  certificates  may be  extended.  On the  other hand, if  prepayments on the mortgage loans occur at a rate above that range, the weighted  average lives of that class of planned  principal certificates may be reduced.

PRINCIPAL ONLY CERTIFICATES                   A class of principal only  certificates  included in any series is not
                                              entitled  to  receive  distributions  of  interest.   Investors  in  a
                                              principal  only  certificate  should be aware that if  prepayments  of principal on the mortgage loans included in the trust  established for that series and  distributed to that class occur at a rate slower than an investor  assumed at the time of  purchase,  the  investor's  yield will be lower than anticipated.

SCHEDULED PRINCIPAL CERTIFICATES              Based on the  structuring  assumptions  described  in any  final  term sheet for that class,  any class of scheduled  principal  certificates included in any series will be structured so that  principal  payments will be made in accordance with a schedule  related to that class, but only if the mortgage loans included in the trust  established for that series  prepay  at  the  rate  or  rates  assumed  in  developing  the applicable  schedule.  If  prepayments  on the  mortgage  loans in the related  mortgage  pool  occur at a rate  below  the  assumed  rate or
                                              rates,   the  weighted  average  lives  of  that  class  of  scheduled principal  certificates  may  be  extended.  On  the  other  hand,  if prepayments on the mortgage  loans in the related  mortgage pool occur at a rate above the assumed rate or rates,  the weighted average lives of that class of scheduled principal certificates may be reduced.

SENIOR SUPPORT CERTIFICATES                   Investors  in a class of senior  support  certificates  of any  series should be aware that all or a portion of losses on the mortgage  loans included in the trust established for that series otherwise  allocable to the related class or classes of super senior  certificates  will be allocated to that class of senior support  certificates  as and to the extent set forth in any final term  sheet for that  class.  Therefore, the yield to  maturity  on that class of senior  support  certificates will be  extremely  sensitive  to losses  otherwise  allocable  to the related class or classes of super senior certificates.

TARGETED PRINCIPAL CERTIFICATES OR TACS       Based on the  structuring  assumptions  described  in any  final  term sheet for that class, any class of targeted principal  certificates of any series is  structured so that  principal  payments on the mortgage loans included in the trust  established  for that series will be made in accordance with a schedule  related to that class,  but only if the mortgage  loans in the related  mortgage  pool prepay at the  constant rate assumed in establishing the related  schedule.  If prepayments on the mortgage loans in the related  mortgage pool occur at a rate below that  rate,  the  weighted  average  lives of that  class of  targeted principal  certificates  may  be  extended.  On  the  other  hand,  if prepayments on the mortgage  loans in the related  mortgage pool occur at a rate above that rate,  the weighted  average  lives of that class of targeted principal certificates may be reduced.

CERTIFICATES RELATED TO ANY YIELD             As set forth in any final term sheet for a class of certificates,  the
MAINTENANCE AGREEMENT                         holders of certain  certificates may benefit from a series of interest rate cap  payments  pursuant  to a yield  maintenance  agreement.  The purpose of a yield maintenance  agreement is to partially mitigate the
                                              risk  to  the   investors  in  the  related   certificates   that  the
                                              pass-through  rate on their  certificates will be lower than the index plus the related margin.

                                              However,   the  amount  payable  to  those  investors  under  a  yield maintenance  agreement may be based on a notional  amount equal to the lesser of the  aggregate  certificate  principal  balance  of  related certificates  and an amount  determined  based on an  assumed  rate of prepayments on the mortgage loans.  Accordingly,  if prepayments occur at a slower  rate  than  assumed,  the  amount  payable  on the  yield maintenance  agreement  will be less than the amount of interest  that would accrue on those  certificates  at the excess of the index over a certain  rate per annum as set forth in the final  term sheet for such class.  In addition,  if the index exceeds a certain rate per annum as set forth in the final term sheet for such class of  certificates,  no
                                              additional   amounts   are   payable   under  the  yield   maintenance
                                              agreement.   Any  amount  by  which  the  amount  paid  by  the  yield
                                              maintenance  agreement  provider is less than the  difference  between the index  plus the  related  margin and a rate set forth in the final term sheet for such  class of  certificates  will not be payable  from any source on that distribution date or any future distribution date.

                                              Furthermore,  investors  under the  yield  maintenance  agreement  are subject  to the risk that the  yield  maintenance  agreement  provider will default on all or a portion of its payment  obligations under the yield maintenance agreement.

                                                             INTRODUCTION

         The  depositor  will  establish  a trust with  respect to each  series on the  closing  date for that  series,  under a series supplement,  dated as of the cut-off  date for that series,  to the  standard  terms of pooling and  servicing  agreement,  dated as of
November 1, 2006, among the depositor,  the master servicer and the trustee,  together with the series  supplement,  referred to herein as the pooling and  servicing  agreement.  The pooling and  servicing  agreement  is governed by the laws of the State of New York.  On the closing date for each series,  the  depositor  will deposit into the trust a pool of mortgage  loans secured by first liens on one-
to four-family  residential  properties,  that in the aggregate will constitute a mortgage pool with terms to maturity of not more than
40 years.  The trust will not have any  additional  equity.  The pooling and  servicing  agreement  for each series will  authorize the trust to engage  only in selling the  certificates  in exchange  for the  mortgage  loans  included  in that trust,  entering  into and performing its obligations under the pooling and servicing agreement for that series,  activities necessary,  suitable or convenient to such actions and other  activities as may be required in connection with the  conservation  of the trust fund and making  distributions to certificateholders of that series.

         The  pooling  and  servicing  agreement  will  provide  that the  depositor  assigns  to the  trustee  for the  benefit of the certificateholders  without  recourse all the right,  title and interest of the  depositor in and to the mortgage  loans.  Furthermore, the pooling and servicing  agreement  will state that,  although it is intended that the  conveyance by the depositor to the trustee of the mortgage  loans be construed as a sale,  the  conveyance of the mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security interest in the mortgage loans and related collateral.

         Some  capitalized  terms  used in this  term  sheet  supplement  have the  meanings  given  below  under  "Description  of the
Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                                               SPONSOR AND MASTER SERVICER

         Residential  Funding Company,  LLC, a Delaware limited liability company,  buys residential  mortgage loans under several loan purchase  programs  from  mortgage  loan  originators  or  sellers  nationwide,  including  affiliates,  that meet its  seller/servicer eligibility  requirements  and services  mortgage loans for its own account and for others.  See "Mortgage Loan  Program--Qualifications of  Sellers"  in the related  base  prospectus  for a general  description  of  applicable  seller/servicer  eligibility  requirements.
Residential Funding Company,  LLC's principal executive offices are located at 8400 Normandale Lake Boulevard,  Suite 250, Minneapolis,
Minnesota 55437. Its telephone number is (952) 857-7000.  Residential  Funding Company,  LLC conducts  operations from its headquarters in Minneapolis and from offices located  primarily in California,  Texas,  Maryland,  Pennsylvania  and New York.  Residential  Funding
Company, LLC finances its operations primarily through its securitization program.

         Residential  Funding  Company,  LLC was founded in 1982 and began  operations in 1986,  acquiring,  servicing and securitizing residential  jumbo mortgage loans secured by first liens on one- to four-family  residential  properties.  These jumbo mortgage  loans, such as the mortgage loans described in this term sheet supplement,  are originated under Residential  Funding Company,  LLC's "Jumbo A
Program." GMAC LLC, formerly General Motors Acceptance  Corporation,  purchased  Residential Funding Company, LLC in 1990.  Residential
Funding  Company,  LLC also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

         Residential  Funding  Company,  LLC's overall  procedures for  originating  and acquiring  mortgage loans are described  under
"Mortgage Loan Program" in the related base prospectus.  Residential Funding Company,  LLC's material role and responsibilities in this transaction,  including as master servicer,  are described in the related base prospectus  under "Mortgage Loan  Program--Qualifications of Sellers" and "--Limited Right of Substitution"  and in this term sheet supplement under "Pooling and Servicing  Agreement-The  Master
Servicer and Subservicers-Master Servicer."

         The  following  tables set forth the  aggregate  principal  amount of  publicly  offered  securitizations  of  mortgage  loans sponsored  by  Residential  Funding  Company,  LLC for the past five years and for the  nine-month  period  ended  September  30, 2006.
Residential  Funding  Company,  LLC sponsored  approximately  $23.9 billion and $2.4 billion in initial  aggregate  principal amount of mortgage-backed  securities  in the  2001  calendar  year  backed  by first  lien  mortgage  loans  and  junior  lien  mortgage  loans, respectively.  Residential Funding Company,  LLC sponsored  approximately $52.1 billion and $2.4 billion in initial aggregate principal amount of  mortgage-backed  securities in the 2005 calendar  year backed by first lien mortgage  loans and junior lien mortgage  loans, respectively.  The percentages  shown under "Percentage  Change from Prior Year" represent the ratio of (a) the difference  between the current and prior year volume over (b) the prior year volume.

                                                       SPONSOR SECURITIZATION EXPERIENCE

FIRST LIEN MORTGAGE LOANS
                                                                                                                         NINE MONTHS
                                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                                SEPTEMBER 30,
  VOLUME BY AVERAGE OUTSTANDING
        PRINCIPAL BALANCE                2001             2002            2003             2004             2005            2006

Prime Mortgages(1)                  $16,387,846,100  $16,177,753,813 $18,964,072,062  $11,953,278,792  $24,149,038,614 $28,193,519,553

                                    $ 7,566,949,253  $15,475,700,554 $27,931,235,627  $24,408,531,445  $27,928,496,334 $18,503,076,882
Non-Prime Mortgages(2)

Total                               $23,954,795,353  $31,653,454,367 $46,895,307,689  $36,361,810,237  $52,077,534,948 $46,696,596,435

Prime Mortgages(1)                           68.41%          51.11%           40.44%           32.87%          46.37%             60.38%

Non-Prime Mortgages(2)                       31.59%          48.89%           59.56%           67.13%          53.63%             39.62%

Total Volume                                100.00%         100.00%          100.00%          100.00%         100.00%            100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                           98.71%         (1.28)%           17.22%         (36.97)%         102.03%

Non-Prime Mortgages(2)                        2.60%         104.52%           80.48%         (12.61)%          14.42%

Total                                        53.34%          32.14%           48.15%         (22.46)%          43.22%

=======================================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                         NINE MONTHS
                                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                                SEPTEMBER 30,
  VOLUME BY AVERAGE OUTSTANDING
        PRINCIPAL BALANCE                2001             2002            2003             2004             2005            2006

Prime Mortgages(1)                  $2,438,519,235    2,875,005,049   3,207,008,585    2,085,015,925    2,409,506,573  $ 2,762,454,877

                                                                                                                                    -
Non-Prime Mortgages(2)                           -                -               -                -                -

Total
                                    $2,438,519,235    2,875,005,049   3,207,008,585    2,085,015,925    2,409,506,573  $ 2,762,454,877

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%         100.00%             100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%           0.00%               0.00%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%             100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                         (12.07)%          17.90%           11.55%         (34.99)%          15.56%

Non-Prime Mortgages(2)                            -               -                -                -               -

Total Volume                               (12.07)%          17.90%           11.55%         (34.99)%          15.56%

---------------------------------------------------------------------------------------------------------------------------------------
FIRST LIEN MORTGAGE LOANS
                                                                                                                         NINE MONTHS
                                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                                SEPTEMBER 30,
        VOLUME BY AVERAGE
         NUMBER OF LOANS                 2001             2002            2003             2004             2005            2006

Prime Mortgages(1)                        57,758           68,077          86,166           55,773           91,631           103,470

Non-Prime Mortgages(2)                    71,443          136,789         200,446          170,696          173,796           113,850

Total                                    129,201          204,866         286,612          226,469          265,427           217,320

Prime Mortgages(1)                         44.70%           33.23%          30.06%           24.63%           34.52%               47.61%

Non-Prime Mortgages(2)                     55.30%           66.77%          69.94%           75.37%           65.48%               52.39%

Total                                     100.00%          100.00%         100.00%          100.00%          100.00%              100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                           56.78%          17.87%           26.57%         (35.27)%          64.29%

Non-Prime Mortgages(2)                      (5.21)%          91.47%           46.54%         (14.84)%           1.82%

Total                                        15.14%          58.56%           39.90%         (20.98)%          17.20%

=======================================================================================================================================

JUNIOR LIEN MORTGAGE LOANS
                                                                                                                         NINE MONTHS
                                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                                SEPTEMBER 30,
        VOLUME BY AVERAGE
         NUMBER OF LOANS                 2001             2002            2003             2004             2005            2006

Prime Mortgages(1)                        62,952           73,188          84,962           51,614           53,071           55,880

Non-Prime Mortgages(2)                         -                -               -                -                -                -

Total                                     62,952           73,188          84,962           51,614           53,071           55,880

Prime Mortgages(1)                         100.00%          100.00%         100.00%          100.00%          100.00%            100.00%

Non-Prime Mortgages(2)                       0.00%            0.00%           0.00%            0.00%            0.00%              0.00%

Total                                      100.00%          100.00%         100.00%          100.00%          100.00%            100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                         (16.49)%          16.26%           16.09%         (39.25)%           2.82%

Non-Prime Mortgages(2)                            -               -                -                -               -

Total                                      (16.49)%          16.26%           16.09%         (39.25)%           2.82%
_______________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

          The following tables set forth the annual average outstanding principal balance,  calculated as of year end or the nine-month period ended September 30, 2006, as applicable,  of mortgage loans master  serviced by Residential  Funding  Company,  LLC for the past five  years,  and the  annual  average  number of such  loans for the same  period.  Residential  Funding  Company,  LLC was the master servicer of a residential  mortgage loan portfolio of  approximately  $67.8 billion and $3.5 billion in average  outstanding  principal amount  during the 2001 calendar year backed by first lien mortgage  loans and junior lien mortgage  loans,  respectively.  Residential
Funding  Company,  LLC was the master  servicer of a  residential  mortgage loan  portfolio of  approximately  $101.9  billion and $5.5 billion in average  outstanding  principal  during the 2005 calendar year backed by first lien mortgage  loans and junior lien mortgage loans,  respectively.  The  percentages  shown under  "Percentage  Change from Prior Year"  represent  the ratio of (a) the  difference between the current and prior year volume over (b) the prior year volume.

                                                      MASTER SERVICER SERVICING EXPERIENCE

FIRST LIEN MORTGAGE LOANS

                                                                                                                          NINE MONTHS
                                                                                                                        ENDED SEPTEMBER
                                                                 YEAR ENDED DECEMBER 31,                                      30,
VOLUME BY AVERAGE OUTSTANDING
PRINCIPAL BALANCE                        2001             2002            2003             2004             2005              2006

                                    $51,374,446,489  $43,282,264,857 $33,749,084,171  $32,453,682,854  $47,935,800,813  $72,027,927,892
Prime Mortgages(1)

                                    $16,429,992,363  $24,910,565,613 $39,334,697,127  $50,509,138,736  $53,938,083,312  $57,919,785,869                $
Non-Prime Mortgages(2)

Total                               $67,804,438,852  $68,192,830,470 $73,083,781,298  $82,962,821,591  $101,873,884,125 $129,947,713,761

Prime Mortgages(1)                           75.77%          63.47%           46.18%           39.12%           47.05%            55.43%

Non-Prime Mortgages(2)                       24.23%          36.53%           53.82%           60.88%           52.95%            44.57%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                          (3.91)%        (15.75)%         (22.03)%          (3.84)%           47.71%

Non-Prime Mortgages(2)                       27.94%          51.62%           57.90%           28.41%            6.79%

Total Based on Average                        2.26%           0.57%            7.17%           13.52%           22.79%
Outstanding Principal Balance

=======================================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                          NINE MONTHS
                                                                                                                        ENDED SEPTEMBER
                                                                 YEAR ENDED DECEMBER 31,                                      30,
VOLUME BY AVERAGE OUTSTANDING
 PRINCIPAL BALANCE                       2001             2002            2003             2004             2005              2006

Prime Mortgages(1)                  $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057   $5,476,133,777   $ 6,819,928,763

Non-Prime Mortgages(2)              $             0                0               0                0                 0   $            0

Total                               $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057   $5,476,133,777   $ 6,819,928,763

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%            0.00%             0.00%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                           13.85%          16.79%            6.40%           17.65%            6.63%

Non-Prime Mortgages(2)                            -               -                -                -                -

Total Based on Average                       13.85%          16.79%            6.40%           17.65%            6.63%
Outstanding Principal Balance

FIRST LIEN MORTGAGE LOANS
---------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          NINE MONTHS
                                                                                                                        ENDED SEPTEMBER
                                                                 YEAR ENDED DECEMBER 31,                                      30,
VOLUME BY AVERAGE NUMBER OF LOANS        2001             2002            2003             2004             2005              2006

Prime Mortgages(1)                       237,946          202,938         168,654          156,745          201,903            278,777

Non-Prime Mortgages(2)                   168,058          242,625         341,863          414,639          411,550            418,758

Total                                    406,004          445,563         510,517          571,384          613,453            697,535

Prime Mortgages(1)                          58.61%           45.55%          33.04%           27.43%           32.91%             39.97%

Non-Prime Mortgages(2)                      41.39%           54.45%          66.96%           72.57%           67.09%             60.03%

Total                                      100.00%          100.00%         100.00%          100.00%          100.00%            100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                          (6.59)%        (14.71)%         (16.89)%          (7.06)%           28.81%

Non-Prime Mortgages(2)                       28.76%          44.37%           40.90%           21.29%          (0.74)%

Total Based on Average Number of              5.39%           9.74%           14.58%           11.92%            7.36%
Loans

=======================================================================================================================================

JUNIOR  LIEN MORTGAGE LOANS
                                                                                                                          NINE MONTHS
                                                                                                                        ENDED SEPTEMBER
                                                                 YEAR ENDED DECEMBER 31,                                      30,
VOLUME BY PERCENTAGE
OF AVERAGE NUMBER OF LOANS               2001             2002            2003             2004             2005              2006

Prime Mortgages(1)                       104,044          118,773         127,833          147,647          143,713            167,162

Non-Prime Mortgages(2)                         -                -               -                -                -                  -

Total                                    104,044          118,773         127,833          147,647          143,713            167,162

Prime Mortgages(1)                        100.00%          100.00%         100.00%          100.00%           100.00%            100.00%

Non-Prime Mortgages(2)                      0.00%            0.00%           0.00%            0.00%             0.00%              0.00%

Total                                     100.00%          100.00%         100.00%          100.00%           100.00%            100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                           22.78%          14.16%            7.63%           15.50%          (2.66)%

Non-Prime Mortgages(2)                            -               -                -                -                -

Total Based on Average Number of             22.78%          14.16%            7.63%           15.50%          (2.66)%
Loans
_______________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and
Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.

(3)  Represents year to year growth or decline as a percentage of the prior year's volume.
         Residential  Funding  Company,  LLC's overall  procedures for  originating  and acquiring  mortgage loans are described  under
"Description of the Mortgage  Pool--The  Program" in this term sheet supplement.  Residential  Funding Company,  LLC's material role and responsibilities in this transaction,  including as master servicer, are described in the accompanying  prospectus under "Mortgage Loan
Program--Qualification  of Sellers" and "The Trusts--Limited  Right of Substitution" and in this term sheet supplement under "Pooling and
Servicing Agreement--The Master Servicer and Subservicers--Master Servicer."

         Residential Funding Company, LLC's wholly-owned subsidiary,  Homecomings Financial,  LLC, or Homecomings,  is expected to have originated  and sold to Residential  Funding  Company,  LLC certain of the mortgage  loans  included in the mortgage pool.  Residential
Funding Company,  LLC's affiliate,  GMAC Mortgage, LLC is expected to subservice certain of the mortgage loans included in the mortgage pool.  See  "Affiliations  Among  Transaction  Parties,"  "Description  of the Mortgage  Pool--Originators"  and "Pooling and  Servicing
Agreement--The Master Servicer and Subservicers" in this term sheet supplement.

                                                AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                                   -------------------------------
                                                              GMAC LLC
                                                               (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      Residential Capital LLC
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                            -------------------------------------------------------------------------
                                 |                                |                             |
                                 |                                |                             |
                   --------------------------    --------------------------------   ----------------------------
                   GMAC Mortgage, LLC            Residential Funding Company, LLC    Residential Funding Mortgage
                         (Subservicer)            (Sponser and Master Servicer)           Securities I, Inc
                                                                                              (Depositor)
                   -------------------------     --------------------------------    ----------------------------
                                                                  |
                                                                  |

                                                   -------------------------------
                                                    Homecomings Financial, LLC
                                                            (Subservicer)
                                                   -------------------------------

                                                        DESCRIPTION OF THE MORTGAGE POOL

         GENERAL

         The  mortgage  pool for each series will  consist of mortgage  loans with an  aggregate  principal  balance,  and having other characteristics  that conform to the  stipulations  set forth in any final term sheet for that series.  The mortgage  loans are secured by first liens on fee simple or  leasehold  interests  in one- to  four-family  residential  real  properties  or an interest in shares issued by a cooperative  apartment  corporation and the related  proprietary lease. The property securing the mortgage loan is referred to as the  mortgaged  property.  The mortgage pool for each series will consist of  conventional,  fixed-rate,  fully-amortizing  first lien mortgage loans with terms to maturity of not more than 40 years from the date of origination.

         All of the mortgage  loans  included in the trust  established  for any series have been or will be purchased by the depositor through its affiliate,  Residential Funding or Homecomings  Financial,  LLC, or Homecomings,  a wholly-owned  subsidiary of Residential
Funding,  from  unaffiliated  sellers as described in this term sheet  supplement  and in the related base  prospectus,  or  affiliated sellers.

         The  mortgage  loans  included in the trust for any series will be selected  for  inclusion  in the  mortgage  pool from among mortgage  loans  purchased  in  connection  with the Jumbo A Program  described  below based on the  Sponsor's  assessment  of investor preferences and rating agency criteria.

         The depositor and Residential Funding will make certain limited  representations  and warranties  regarding the mortgage loans included in the trust  established  for any series as of the date of issuance of the  certificates  of that series.  In connection with any mortgage loans  included in the trust  established  for any series that are secured by a leasehold  interest,  Residential  Funding shall have  represented  to the depositor  that,  among other things:  the use of leasehold  estates for  residential  properties is an accepted  practice  in the area where the  related  mortgaged  property is located;  residential  property in such area  consisting  of leasehold  estates is readily  marketable;  the lease is recorded and no party is in any way in breach of any  provision of such lease;
the  leasehold  is in full force and  effect  and is not  subject to any prior  lien or  encumbrance  by which the  leasehold  could be terminated or subject to any charge or penalty;  and the remaining  term of the lease does not terminate  less than ten years after the maturity  date of such  mortgage  loan.  The depositor  and  Residential  Funding will be required to repurchase or substitute  for any mortgage loan included in the related  mortgage pool as to which a breach of its  representations  and warranties  with respect to that mortgage loan occurs,  if such breach materially and adversely  affects the interests of the  certificateholders  of that series in any of those  mortgage  loans  (without  regard to any  applicable  financial  guaranty  insurance  policy  for any class of that  series).
Residential  Funding will not assign to the depositor,  and  consequently  the depositor will not assign to the trustee for the benefit of the  certificateholders  any of the  representations  and warranties made by the mortgage collateral sellers or the right to require the related  mortgage  collateral  seller to repurchase  any such mortgage loan in the event of a breach of any of its  representations and warranties.  Accordingly,  the only  representations and warranties  regarding the mortgage loans included in the trust established for any series that will be made for the benefit of the  certificateholders  of that  series  will be the limited  representations  and warranties  made by Residential  Funding and the depositor  described in this  paragraph.  See "Mortgage  Loan  Program--Representations with Respect to the Mortgage Loans" in the related base prospectus.

         A limited amount of losses on mortgage loans included in the trust  established  for any series as to which there was fraud in the  origination  of those  mortgage  loans will be covered  by the  subordination  provided  by the Class M  Certificates  and Class B
Certificates of that series as described in this term sheet supplement  under  "Description of the  Certificates--Allocation  of Losses;
Subordination,"  and,  subject to any  applicable  limitations,  all such losses  allocated to a class of Insured  Certificates  of any series will be covered by the applicable financial guaranty insurance policy.

         Certain  aspects of  Cooperative  Loans that may be  included  in the trust  established  for any series  differ from those of other types of mortgage  loans.  See "Certain  Legal Aspects of Mortgage  Loans--The  Mortgage  Loans--Cooperative  Loans" in the related base prospectus.

         The original  mortgages for many of the mortgage loans included in the trust  established  for any series have been, or in the future may be, at the sole discretion of the master servicer,  recorded in the name of Mortgage Electronic  Registration Systems, Inc., or MERS,  solely as nominee for the  originator and its successors  and assigns,  and  subsequent  assignments of those  mortgages have been, or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS(R)System. In some other cases,  the original  mortgage was or may be recorded in the name of the originator of the mortgage loan,  record  ownership was or will be later  assigned  to MERS,  solely as nominee for the owner of the  mortgage  loan,  and  subsequent  assignments  of the mortgage were, or in the future may be, at the sole  discretion of the master  servicer,  registered  electronically  through the MERS(R)
System.  For  each of  these  mortgage  loans,  MERS  serves  as  mortgagee  of  record  on the  mortgage  solely  as a  nominee  in an administrative  capacity on behalf of the trustee,  and does not have any interest in the mortgage  loan.  For  additional  information regarding  the  recording of mortgages in the name of MERS,  see "Certain  Yield and  Prepayment  Considerations--General"  in this term sheet supplement and "Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

         A portion of the mortgage  loans  included in the trust  established  for any series may be subject to the  Homeownership  and
Equity  Protection  Act of 1994, as amended,  as of the closing date for that series,  and a portion of the mortgage  loans included in the trust  established for any series may be loans that,  under  applicable  state or local law in effect at the time of origination of the loan,  are  referred to as (1) "high cost" or  "covered"  loans or (2) any other  similar  designation  if the law imposes  greater restrictions or additional  legal liability for residential  mortgage loans with high interest rates,  points and/or fees. See "Certain
Legal Aspects of Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

         A portion of the  mortgage  loans  included  in the trust  established  for any series  may be 30 days or more  delinquent  in payment of principal and interest.  For a description of the methodology used to categorize  mortgage loans as delinquent,  see "Static
Pool Information" in this term sheet supplement.

         A portion of the  mortgage  loans  included  in the trust  established  for any series may be balloon  loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

         A portion of the mortgage  loans included in a loan group for any series,  in lieu of an appraisal,  may obtain a valuation of the mortgage property by using an automated  valuation platform developed by Residential  Funding.  See "Automated  Valuation Platform"
in this term sheet supplement.

         In addition,  a portion of the mortgage loans included in the trust  established for any series may be Buy-Down Mortgage Loans and/or mortgage loans that have been made to an international borrower.

         A portion of the mortgage  loans  included in the trust  established  for any series will require  mortgagors  to pay interest only on those  mortgages  for an initial  period of varying  duration.  Under the terms of these loans,  borrowers  are required to pay only accrued  interest each month,  with no  corresponding  principal  payments,  until the end of the interest  only period.  Once the interest  only period  ends,  principal  payments are required to amortize  the loan over its  remaining  term,  in addition to accrued interest.

         Certain of the  stipulations  on the  characteristics  of the mortgage loans included in the trust  established for any series may be  stipulations  regarding the Credit  Scores of the related  mortgagors.  Credit Scores are obtained by many mortgage  lenders in connection with mortgage loan applications to help assess a borrower's  credit-worthiness.  In addition,  Credit Scores may be obtained by  Residential  Funding  after the  origination  of a mortgage  loan if the seller  does not provide to  Residential  Funding a Credit
Score.  Credit Scores are obtained from credit reports  provided by various credit  reporting  organizations,  each of which may employ differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's credit history at a single point in time,  using  objective  information  currently on file for the borrower at a particular  credit  reporting  organization.  Information utilized to create a Credit Score may include,  among other things, payment history,  delinquencies on accounts,  levels of outstanding indebtedness,  length of credit history,  types of credit,  and bankruptcy  experience.  Credit Scores range from  approximately 350 to approximately  840, with higher scores  indicating an individual with a more favorable  credit history compared to an individual with a lower score.  However,  a Credit Score  purports only to be a  measurement  of the relative  degree of risk a borrower  represents to a lender,  i.e., a borrower with a higher score is statistically  expected to be less likely to default in payment than a borrower with a lower score.  In addition,  it should be noted that Credit  Scores were  developed  to indicate a level of default  probability  over a two-year  period,  which  does  not  correspond  to the  life of a  mortgage  loan.  Furthermore,  Credit  Scores  were  not  developed specifically for use in connection with mortgage loans,  but for consumer loans in general,  and assess only the borrower's past credit history.  Therefore,  a Credit Score does not take into  consideration  the  differences  between  mortgage  loans and  consumer  loans generally,  or the specific  characteristics of the related mortgage loan, for example,  the LTV ratio, the collateral for the mortgage loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the mortgagors  will be an accurate  predictor of the likelihood of repayment of the mortgage loans included in the trust  established for any series or that any  mortgagor's  Credit
Score would not be lower if obtained as of the date of issuance of a series of certificates.

         A portion of the  mortgage  loans  included in the trust  established  for any series may provide for payment of a  prepayment charge for partial  prepayments  and  prepayments  in full,  other than a  prepayment  occurring  upon the sale of property  securing a mortgage loan. The prepayment  charge  generally  applies to prepayments made within up to five years following the origination of such mortgage  loan.  The  amount of the  prepayment  charge  is  generally  equal to six  months'  advance  interest  on the  amount of the prepayment that, when added to all other amounts prepaid during the twelve-month  period immediately  preceding the date of prepayment, exceeds  twenty  percent (20%) of the original  principal  amount of the mortgage  loan.  Prepayment  charges  received on the mortgage loans included in the trust  established  for any series will not be available for  distribution on the  certificates  included in that series.  See "Certain Yield and  Prepayment  Considerations"  in this term sheet  supplement and "Certain Legal Aspects of the Mortgage
Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

                  SHARIA MORTGAGE LOANS

         A portion of the  mortgage  loans  included  in the trust  established  for any series may be Sharia  mortgage  loans.  Sharia mortgage loans are mortgage  loans that have been  structured to comply with Islamic  religious  law,  which  prohibits the charging of interest on loans.  Generally,  ownership of the mortgaged  property  securing a Sharia  mortgage loan is vested in two co-owners,  the borrower,  referred to as the "consumer",  and an indirect  wholly-owned  subsidiary of the originator,  referred to as the "co-owner,"
pursuant to a co-ownership  agreement.  Both the consumer and co-owner possess certain rights,  which indicate their respective  rights of ownership,  under the co-ownership agreement,  including the "indicia of ownership".  Certain indicia of ownership, such as the sole right to occupy the property and the obligation to pay taxes on the property,  belong to the consumer,  and other indicia of ownership, such as the right of re-entry for purposes of  inspection  of the property and the ability to cure any defects  regarding the property, belong to the  co-owner.  The consumer is obligated to make monthly  payments to the co-owner  pursuant to an  obligation  to pay. Each monthly payment is comprised of a "profit  payment" and an "acquisition  payment".  The profit payment is made in  consideration of the consumer's  exclusive  right to use and enjoy the mortgaged  property.  The sum of the acquisition  payments  required to be made under the  obligation  to pay will  equal  the  portion  of the  purchase  price or  refinance  amount  paid by the  co-owner  at the time of origination.  A lien on the  mortgaged  property  to  secure  the  obligations  of the  consumer  under the  obligation  to pay and the co-ownership  agreement is established  pursuant to a mortgage or security  instrument,  which is filed in the real property records of the applicable  recording  office.  The  originator's  security  interest in both the  co-owner's  and the  consumer's  interest in the mortgaged  property,  along with the rights under the  co-ownership  agreement and the obligation to pay, will be assigned to the trust as the  originator's  assignee.  Title to the  mortgaged  property is retained by the consumer and the co-owner or the consumer  alone.
Upon a default by the consumer under the obligation to pay or the  co-ownership  agreement,  the trust, as the  originator's  assignee, will have the power to sell the property  and use the  proceeds of the sale to satisfy the full amount owed by the  consumer  under the obligation to pay and the co-ownership agreement.

         For all purposes  under this term sheet  supplement,  the profit  factor on any Sharia  mortgage loan will be deemed to be the mortgage rate on that mortgage  loan,  any amounts  received  with respect to the profit  payment for any Sharia  mortgage loan will be deemed to be interest  collected on that mortgage loan,  any amounts  received with respect to the  acquisition  payment for any Sharia mortgage loan will be deemed to be principal  collected on that mortgage  loan,  references in this term sheet  supplement to a note or mortgage note will be deemed to be references to the  obligation to pay for any Sharia  mortgage loan and references in this term sheet supplement to a mortgage will be deemed to be references to a mortgage or security instrument,  as applicable,  for any Sharia mortgage loan.

                  STATIC POOL INFORMATION

         Current  static pool data with respect to mortgage loans master  serviced by Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static Pool Data").  Information presented under "RFMSI" as the issuer/shelf and "S" as the series will include  information  regarding  prior  securitizations  of mortgage  loans that are similar to the mortgage loans included in the mortgage pool for any series, based on underwriting criteria and credit quality.

         The Static Pool Data is not deemed to be a part of the  prospectus  or the  depositor's  registration  statement to the extent that the Static Pool Data relates to (a) any Issuing entity that was established  before January 1, 2006 and (b)  information  relating to assets of any issuing entity established on or after January 1, 2006 and relating to periods prior to January 1, 2006.

         As used in the Static Pool Data, a loan is  considered  to be "30 to 59 days" or "30 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the next following  monthly  scheduled due date; "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any scheduled due date remains  unpaid as of the close of business on the second  following  monthly  scheduled due date; and so on. The  determination as to whether a mortgage loan falls into these categories is made as of the close of business on the last  business  day of each month.  Grace  periods and partial  payments do not affect these determinations.

         From time to time,  the master  servicer  or a  subservicer  will  modify a mortgage  loan,  recasting  monthly  payments  for delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments under the modified terms for a trial period,  before the  modifications  become final.  During any such trial period,  delinquencies  are reported  based on the mortgage loan's original  payment terms.  The trial period is designed to evaluate both a borrower's  desire to remain in the mortgaged property and, in some cases, a borrower's  capacity to pay a higher monthly payment  obligation.  The trial period generally may extend to up to six months before a modification is finalized.  Once the  modifications  become final  delinquencies are reported based on the modified  terms.  Generally if a borrower  fails to make  payments  during a trial  period,  the mortgage  loan goes into  foreclosure.
Historically,  the master servicer has not modified a material number of mortgage loans in any pool.  Furthermore,  the rating agencies rating the certificates impose certain limitations on the ability of the master servicer to modify loans.

         Charge offs are taken only when the master  servicer has  determined  that it has  received  all  payments or cash  recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to any mortgage loan.

         There  can be no  assurance  that the  delinquency  and  foreclosure  experience  set  forth in the  Static  Pool Data will be representative  of the results that may be experienced  with respect to the mortgage loans  included in the trust  established  for any series.

                  PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

         Subject to limited  exceptions,  each of the mortgage loans included in the trust established for any series generally will be required to be covered by a standard  hazard  insurance  policy,  which is  referred  to as a primary  hazard  insurance  policy.  Each primary hazard  insurance  policy is required to include  extended  coverage in an amount equal to the lesser of the principal  balance owing on the mortgage loan or 100% of the insurable value of the  improvements;  provided,  however,  that the coverage may not be less than the minimum  amount  required to fully  compensate  for any loss or damage on a replacement  cost basis.  The master  servicer may elect to obtain and maintain a blanket primary hazard  insurance  policy with extended  coverage  insuring against hazard losses on the mortgage  loans,  which may contain a deductible  clause.  To the extent that the master  servicer  elects to obtain a blanket  primary hazard  insurance  policy,  a primary  hazard  insurance  policy is not maintained on a mortgaged  property,  and a loss occurs on that mortgaged  property  that would have been covered by a compliant  primary  hazard  insurance  policy that is not covered by the blanket primary  hazard  insurance  policy due to the  deductible  clause,  the master  servicer will deposit into the  Certificate  Account an amount equal to the loss.

         Subject to limited  exceptions,  each  mortgage  loan  included in the trust  established  for any series with an LTV ratio at origination  in excess of 80% will be insured by a primary  mortgage  insurance  policy,  which is referred  to as a primary  insurance policy,  covering at least 30% of the balance of the mortgage loan at  origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the  mortgage  loan at  origination  if the LTV ratio is between  90.00% and 85.01% and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         All of the primary  insurance  policies on the mortgage loans included in the trust established for any series were or will be issued by insurers  having a claim paying ability,  as of the cut-off date for that series,  acceptable to the rating agencies for that series.  The insurers may include but are not limited to one or more of Radian F/K/A  Commonwealth,  Triad Guaranty,  Republic Mortgage
Insurance,  N.C.,  Mortgage  Guaranty  Insurance  Corporation,  PMI Mortgage  Insurance Co., United Guaranty  Residential  Ins. Co. and
General  Electric  Mortgage  Insurance  Company,  which,  collectively,  are referred to herein as the primary  insurers.  However,  no assurance as to the actual ability of any of the primary  insurers to pay claims can be given by the  depositor,  the issuing entity or the underwriters for the applicable series.  See "Insurance Policies on Mortgage Loans" in the related base prospectus.

                  UNDERWRITING STANDARDS

         All of the mortgage loans in the mortgage pool were  originated in accordance  with the  underwriting  criteria of Residential
Funding  described  under  "Mortgage  Loan  Program--Underwriting  Standards" in the related base  prospectus.  Residential  Funding may perform only sample  quality  assurance  reviews to determine  whether the mortgage  loans in any mortgage  pool were  underwritten  in accordance with applicable standards.  See "Mortgage Loan Program--Underwriting Standards" in the related base prospectus.

         The  applicable  underwriting  standards  include a set of specific  criteria by which the  underwriting  evaluation  is made.
However,  the  application  of the  underwriting  standards  does not imply that each specific  criterion  was satisfied  individually.
Rather,  a mortgage loan will be considered to be originated in accordance with the  underwriting  standards  described above if, based on an overall qualitative evaluation,  the loan is in substantial compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with the underwriting  standards  described above,  even if one or more specific  criteria included in the underwriting standards were not satisfied, if other factors positively compensated for the criteria that were not satisfied.

                  AUTOMATED VALUATION PLATFORM

         In some cases, for mortgage loans underwritten  through  Residential  Funding's automated  underwriting  system, in lieu of an appraisal,  a valuation of the mortgaged  property will be obtained by using an automated  valuation  platform developed by Residential
Funding.  There are multiple automated valuation models included in Residential  Funding's automated  underwriting  system. Based upon, among other factors,  the geographic area, price range and other attributes of a qualifying  mortgage loan, a mortgage loan is directed to the appropriate  automated valuation model for that particular  mortgage loan. An automated  valuation model evaluates,  among other things,  various types of publicly-available  information such as recent sales prices for similar homes within the same geographic area and within the same price range.  Residential  Funding uses automated  valuation models in lieu of full appraisals for qualifying first lien mortgage loans which meet specified underwriting criteria and receive an acceptable valuation.

                  ADDITIONAL INFORMATION

         A current  report on Form 8-K will be available to purchasers of the offered  certificates  of any series and will be filed by the issuing  entity,  in its own name,  together with the pooling and servicing  agreement  for that series,  including any  applicable financial  guaranty  insurance  policy for that  series  which will be attached  as an exhibit to the  related  pooling  and  servicing agreement,  with the Securities and Exchange  Commission within fifteen days after the initial issuance of the offered  certificates of that series.

                                                             DESCRIPTION OF THE CERTIFICATES

         GENERAL

         Certificates  of each  series  will  include  the  following  classes  of  certificates,  referred  to  herein  as the  Senior
Certificates:

-        One or more classes of Class A Certificates, or the Class A Certificates;

-        One or more classes of Class A-P Certificates;

-        One or more classes of Class A-V Certificates, or the Variable Strip Certificates;

-        One or more classes of Class R Certificates, or the Residual Certificates;

         In  addition  to the Senior  Certificates,  except as is  otherwise  set forth in any final term sheet for that  series,  each series of certificates will include the following classes of subordinate certificates:

-        Class M-1 Certificates;

-        Class M-2 Certificates;

-        Class  M-3  Certificates,  and  together  with the  Class  M-1  Certificates  and the  Class  M-2  Certificates,  the  Class M
           Certificates;

-        Class B-1 Certificates;

-        Class B-2 Certificates; and

-        Class  B-3  Certificates,  and  together  with the  Class  B-1  Certificates  and the  Class  B-2  Certificates,  the  Class B
           Certificates.

         Only the Senior  Certificates  and the Class M Certificates  of any series are offered  hereby.  See "Glossary" in the related base prospectus for the meanings of capitalized terms and acronyms not otherwise defined in this term sheet supplement.

         The offered  certificates  of any series may consist of any one or a combination of the categories  described in  "Description of the Certificates--General" in the related base prospectus.

         The certificates of any series will evidence the entire  beneficial  ownership  interest in the related trust. For any series, the trust will consist of:

-        the mortgage loans transferred to that trust;

-        with respect to any class of Insured  Certificates  of that series,  any applicable  reserve fund and any applicable  rounding account;

-        cash deposited in respect of the mortgage  loans  transferred  to that trust in the Custodial  Account and in the  Certificate
           Account and belonging to the trust;

-        property acquired by foreclosure of the mortgage loans transferred to that trust or deed in lieu of foreclosure;

-        any applicable primary insurance policies and primary hazard insurance policies;

-        a yield maintenance agreement, if applicable; and

-        all proceeds of any of the foregoing.

         Except as is otherwise set forth in any final term sheet for any applicable  class of certificates  of any series,  the Senior
Certificates,  other than the Residual Certificates,  and the Class M Certificates for each series will be available only in book-entry form  through  facilities  of  The  Depository  Trust  Company,  or  DTC,  and  are  collectively  referred  to as the  DTC  registered certificates.  The DTC registered  certificates  will be issued,  maintained and  transferred on the book-entry  records of DTC and its participants.  Except as is otherwise  set forth in any final term sheet for of any  applicable  class of  certificates  of any series, the DTC registered  certificates for each series will be issued in minimum  denominations of: $100,000,  in the case of the Class A and
Class M-1  Certificates  of each  series,  or $250,000 in the case of the Class M-2  Certificates  and Class M-3  Certificates  of each series,  and, in each case,  integral multiples of $1 in excess thereof;  $1,000 and integral multiples of $1,000 in excess thereof, in the case of Insured  Certificates of that series; and an initial notional amount of $2,000,000,  and integral multiples of $1 in excess thereof  in the case of any  class of  Interest  Only  Certificates  of that  series.  The  Residual  Certificates  will be  issued  in registered,  certificated form in minimum  denominations of a 20% percentage interest,  except, in the case of one Residual Certificate of each class of Residual  Certificates for any series as otherwise  described in this term sheet  supplement  under "Material  Federal
Income Tax Consequences."

         The DTC registered  certificates of any series will be represented by one or more certificates  registered in the name of Cede
& Co., as the nominee of DTC. No beneficial  owner will be entitled to receive a  certificate  of any class in fully  registered  form, or a definitive  certificate,  except as described  in the related base  prospectus  under  "Description  of the  Certificates--Form  of
Certificates."  Unless  and  until  definitive  certificates  are  issued  for  the  DTC  registered  certificates  under  the  limited circumstances described in this term sheet supplement:

-        all references to actions by certificateholders  with respect to the DTC registered  certificates shall refer to actions taken by DTC upon instructions from its participants; and

-        all references in this term sheet supplement to  distributions,  notices,  reports and statements to  certificateholders  with respect to the DTC registered  certificates shall refer to distributions,  notices,  reports and statements to DTC or Cede &
           Co.,  as the  registered  holder  of the DTC  registered  certificates,  for  distribution  to  beneficial  owners by DTC in accordance with DTC procedures.

           GLOSSARY OF TERMS

         The following terms are given the meanings shown below to help describe the cash flows on the certificates for any series:

         ACCRETION DIRECTED  CERTIFICATES--For  any series, any class of Class A Certificates that are categorized as Accretion Directed
Certificates in any final term sheet for that class of certificates.

         ACCRETION  TERMINATION  DATE--For any class of Accretion Directed  Certificates  included in any series, the earlier of (a) the distribution date on which the aggregate  Certificate  Principal Balance of the related Accretion Directed  Certificates of that series is reduced to zero and (b) the Credit Support Depletion Date for that series.

         ACCRUAL  CERTIFICATES--For  any series,  any class of Class A Certificates that are categorized as Accrual  Certificates in any final term sheet for that class of certificates.

         ACCRUAL  DISTRIBUTION  AMOUNT--With  respect to any specified  class or classes of Accrual  Certificates of any series and each distribution  date  preceding  the  Accretion  Termination  date for that class,  an amount  equal to the  aggregate  amount of Accrued
Certificate  Interest on such class or classes  Accrual  Certificates  for that date which will be added to the  Certificate  Principal
Balance thereof, and distributed in the manner described under "Description of the  Certificates-Principal  Distributions on the Senior
Certificates"  to the holders of the related  class or classes of  Accretion  Directed  Certificates  of that  series as  principal  in reduction of the Certificate  Principal  Balances  thereof.  Any  distributions  of the Accrual  Distribution  Amount for any specified classes or classes of Accrual  Certificates  to the  related  class or classes  of  Accretion  Directed  Certificates  will  reduce the
Certificate  Principal  Balances of such  related  class or classes of  certificates  by that  amount.  The amount that is added to the
Certificate  Principal  Balances of any class of Accrual  Certificates will accrue interest at the pass-through rate for that class. On each distribution date on or after the Accretion  Termination Date for a class of Accretion  Directed  Certificates of any series,  the entire  Accrued  Certificate  Interest  on the  related  Accrual  Certificates  for that date will be payable  to the  holders of those certificates,  as interest to the extent not required to fully reduce the amounts of the  Accretion  Directed  Certificates  to zero on the Accretion  Termination Date; provided,  however,  that if the Accretion  Termination Date is the Credit Support Depletion Date, the
entire Accrual Distribution Amount for that date will be payable as interest to the holders of the Accrual Certificates.

         ACCRUED  CERTIFICATE  INTEREST--With  respect to any distribution date and any class of offered  certificates of any series, an amount equal to (a) in the case of each class of offered  certificates of that series,  other than any Interest Only  Certificates  and
Principal Only  Certificates,  interest accrued during the related Interest Accrual Period on the Certificate  Principal Balance of the
certificates of that class,  immediately prior to that  distribution  date at the related  pass-through rate and (b) in the case of the
Interest Only  Certificates of that series,  interest accrued during the related Interest Accrual Period on the related Notional Amount immediately  prior to that  distribution date at the  then-applicable  pass-through  rate on that class for that distribution  date; in each case less interest  shortfalls on the mortgage loans included in the trust established for that series, if any,  allocated thereto for that  distribution  date to the extent not covered,  with respect to the Senior  Certificates for that series, by the subordination provided by the related Class B Certificates  and Class M Certificates  and, only with respect to any class of Insured  Certificates of any series,  by any applicable  reserve fund and the  additional  credit  enhancement  provided by the  applicable  financial  guaranty insurance policy for interest  shortfalls other than Prepayment  Interest  Shortfalls or interest  shortfalls due to application of the
Relief Act,  after  depletion of any  subordination,  and, with respect to the Class M  Certificates,  to the extent not covered by the subordination  provided by the Class B Certificates and any class or classes of Class M Certificates  having a lower payment  priority, including in each case:

                  (i)      any Prepayment  Interest  Shortfall on the mortgage loans included in the trust  established for that series to the extent not  covered by the master  servicer  as  described  in this term sheet  supplement  under  "Description  of the
         Certificates-Interest Distributions";

                  (ii)     in the case of an Excess  Transaction,  the interest  portions of Realized Losses,  including Excess Special
         Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses and Extraordinary  Losses on the mortgage loans included in the trust established for that series not allocated through subordination;

                  (iii)    in the case of an Excess  Transaction,  the interest  portion of any Advances that were made with respect to delinquencies  on the mortgage loans included in the trust  established for that series that were ultimately  determined to be
         Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses; and

                  (iv)     any other interest  shortfalls on the mortgage loans included in the trust  established  for that series not covered by the  subordination  provided  by the related  Class M  Certificates  or Class B  Certificates,  including  interest shortfalls  relating  to the  Servicemembers  Civil  Relief Act, or similar  legislation  or  regulations,  all  allocated  as described below.

         Any reductions will be allocated  among the holders of all classes of certificates in proportion to the respective  amounts of
Accrued  Certificate  Interest  that would have been payable on that  distribution  date absent these  reductions.  In the case of each class of Class A  Certificates  (other than any  Principal  Only  Certificates)  and the Class M  Certificates  of any series,  Accrued
Certificate  Interest  on that  class will be  further  reduced by the  allocation  of the  interest  portion of certain  losses on the mortgage  loans  included  in  the  trust  established  for  that  series,  if  any,  as  described  below  under  "Description  of the
Certificates-Allocation  of Losses;  Subordination."  Accrued  Certificate  Interest on each class of Senior Certificates of any series
(other than any Principal Only Certificates)  will be distributed on a pro rata basis.  Accrued  Certificate  Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         ADVANCE--With  respect to any mortgage loan and any distribution  date, an amount equal to the scheduled  payments of principal and  interest  due on that  mortgage  loan  during the related  Due Period  which were not  received as of the close of business on the business day preceding the related determination date.

         AVAILABLE DISTRIBUTION AMOUNT--With respect to any distribution date and any series, an amount equal to the aggregate of:

          o      the aggregate  amount of scheduled  payments on the mortgage loans included in the trust  established  for that series due during the related Due Period and received on or prior to the related  determination  date, after deduction of the related master servicing fees and any subservicing fees, which are collectively  referred to as the servicing fees and payment of any premium and to the  applicable  Certificate  Insurer with respect to any financial  guaranty  insurance policy related to that series;

          o      all unscheduled payments on the mortgage loans included in the trust established for that series,  including mortgagor prepayments,  Insurance Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries and proceeds from repurchases of and substitutions  for these mortgage  loans  occurring  during the preceding  calendar month or, in the case of mortgagor prepayments in full, during the related Prepayment Period; and

          o      all Advances on the mortgage loans included in the trust established for that series made for that distribution  date, in each case net of amounts reimbursable therefrom to the master servicer and any subservicer.

         In addition to the foregoing  amounts,  with respect to  unscheduled  collections  on the mortgage loans included in the trust established for that series, not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the Available  Distribution  Amount for the distribution  date in the month of receipt,  but is not obligated to do so. As described in this term sheet supplement under  "Description of the  Certificates-Principal  Distributions  on the Senior  Certificates,"  any amount with  respect to which such  election is so made shall be treated as having been  received  on the last day of the  preceding  calendar month for the purposes of calculating the amount of principal and interest  distributions  to any class of  certificates.  With respect to any distribution date, the determination date is the second business day prior to that distribution date.

         CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect  to any  distribution  date and any  series,  the  amount of  Advances  or
Servicing  Advances that were added to the outstanding  principal  balance of the mortgage loans included in the trust  established for that series during the preceding  calendar month and reimbursed to the master servicer or subservicer on or prior to such  distribution date, plus the Capitalization  Reimbursement  Shortfall Amount remaining  unreimbursed from any prior distribution date for that series and reimbursed to the master servicer or subservicer on or prior to such  distribution  date,  provided,  however,  that at no time can the  Capitalization  Reimbursement  Amount be more than five percent of the aggregate  cut-off date  principal  balance of the mortgage loans,  unless such limit is increased from time to time with the consent of the Rating  Agencies.  The master  servicer or subservicer will be entitled to be reimbursed for these amounts only from the principal  collections on the mortgage loans in the related  mortgage pool.

         CAPITALIZATION  REIMBURSEMENT  SHORTFALL  AMOUNT--With  respect to any distribution date and any series, the amount, if any, by which the amount of Advances or Servicing  Advances  that were added to the  principal  balance of the mortgage  loans  included in the trust  established for that series during the preceding  calendar month exceeds the amount of principal  payments on the mortgage loans in the related mortgage pool included in the Available Distribution Amount for that series on that distribution date.

         CERTIFICATE  PRINCIPAL  BALANCE--With  respect  to any  offered  certificate  of any  series,  other  than  the  Interest  Only
Certificates,  as of any date of  determination,  an amount equal to the sum of (x) the initial  Certificate  Principal Balance of that certificate  and (y) in the case of any class of Accrual  Certificates,  an amount equal to the Accrued  Certificate  Interest added to the Certificate  Principal Balance of that class of Accrual  Certificates on each  distribution date prior to the applicable  Accretion
Termination  Date,  reduced by the  aggregate of (a) all amounts  allocable to principal  previously  distributed  with respect to that certificate  and (b) any reductions in the  Certificate  Principal  Balance of that  certificate  deemed to have occurred in connection with  allocations of Realized Losses for that series in the manner  described in this term sheet  supplement,  provided that, after the
Certificate  Principal  Balances  of the Class B  Certificates  for any series have been  reduced to zero,  the  Certificate  Principal
Balance of any  certificate of the class of Class M  Certificates  for that series  outstanding  with the highest  payment  priority to which  Realized  Losses,  other than, in the case of an Excess  Transaction,  Excess  Bankruptcy  Losses,  Excess Fraud Losses,  Excess
Special Hazard Losses and  Extraordinary  Losses,  on the mortgage loans  included in the trust  established  for that series have been allocated  shall be increased by the  percentage  interest  evidenced  thereby  multiplied by the amount of any  Subsequent  Recoveries thereon not previously  allocated,  but not by more than the amount of Realized Losses  previously  allocated to reduce the Certificate
Principal  Balance  of that  certificate,  and the  Certificate  Principal  Balance  of the class of  certificates  with a  Certificate
Principal  Balance  greater than zero with the lowest payment  priority  shall be further  reduced by an amount equal to the percentage interest  evidenced thereby multiplied by the excess, if any, of (i) the  then-aggregate  Certificate  Principal Balance of all classes of certificates of that series then outstanding over (ii) the  then-aggregate  Stated Principal Balance of all of the mortgage loans in the related mortgage pool.

         CLASS A-P  COLLECTION  SHORTFALL--With  respect to each Final  Disposition  of a Discount  Mortgage  Loan included in the trust established for any series in connection with each  distribution  date or any prior  distribution  date, the extent that (1) the amount included under clause (iii) of the definition of Class A-P Principal  Distribution  Amount for that  distribution  date for that series is less than (2) the  amount  described  in (a) under  clause  (iii) of the  definition  of Class A-P  Principal  Distribution  Amount.
Notwithstanding  any other provision of this term sheet  supplement,  any distribution  relating to any Class A-P Collection  Shortfall for any series,  to the extent not covered by any amounts otherwise  distributable to the Class B-3 Certificates of that series,  shall result in a reduction of the amount of principal  distributions on that  distribution date on (i) first, the Class B-2 Certificates and
Class B-1  Certificates  of that series,  in that order,  and (ii) second,  the Class M  Certificates  of that series,  in each case in reverse order of their payment priority.

         CLASS A-P PRINCIPAL  DISTRIBUTION  AMOUNT--With  respect to any distribution  date and any series, a distribution  allocable to principal made to holders of the Class A-P  Certificates  of that series from the Available  Distribution  Amount  remaining  after the
Senior  Interest  Distribution  Amount,  other than any  Accrual  Distribution  Amount,  for that series is  distributed,  equal to the aggregate of:

                  (i)      the related  Discount  Fraction of the principal  portion of the scheduled  monthly payment on each Discount
         Mortgage Loan  included in the trust  established  for that series due during the related Due Period,  whether or not received on or prior to the related  determination  date,  less the  Discount  Fraction of the  principal  portion of any related  Debt
         Service  Reductions  which together with other  Bankruptcy  Losses for that series are in excess of the applicable  Bankruptcy
         Amount;

                  (ii)     the related  Discount  Fraction of the principal  portion of all  unscheduled  collections  on each Discount
         Mortgage Loan  included in the trust  established  for that series,  other than amounts  received in  connection  with a Final
         Disposition  of a Discount  Mortgage Loan described in clause (iii) below,  including  mortgagor  prepayments,  repurchases of
         Discount Mortgage Loans or, in the case of a substitution,  amounts  representing a principal  adjustment,  as required by the pooling and servicing agreement for that series,  Liquidation  Proceeds,  Subsequent Recoveries and Insurance Proceeds, to the
         extent  applied as  recoveries  of  principal,  received  during the  preceding  calendar  month or, in the case of  mortgagor prepayments in full, during the related Prepayment Period;

                  (iii)    in connection with the Final  Disposition of a Discount  Mortgage Loan included in the trust established for that series that did not result in any Excess  Special  Hazard  Losses,  Excess  Fraud  Losses,  Excess  Bankruptcy  Losses or
         Extraordinary  Losses for that series,  an amount equal to the lesser of (a) the  applicable  Discount  Fraction of the Stated
         Principal  Balance of that Discount  Mortgage Loan immediately prior to that distribution date and (b) the aggregate amount of collections on that Discount Mortgage Loan to the extent applied as recoveries of principal;

                  (iv)     any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i)
         through (iii) above that remain undistributed; and

                  (v)      an  amount  equal  to the  aggregate  of the  Class  A-P  Collection  Shortfalls  for  that  series  for all distribution  dates on or prior to such  distribution  date,  less any amounts paid under this clause on a prior  distribution date,  until paid in full;  provided,  that  distributions  under this clause (v) shall only be made to the extent of Eligible
         Funds on any distribution date; minus

                  (vi)     the related Discount Fraction of the portion of the Capitalization  Reimbursement Amount for that series for such distribution date, if any, related to each Discount Mortgage Loan included in the related mortgage pool.

Notwithstanding  the  foregoing,  on or after the Credit  Support  Depletion  Date,  the Class A-P Principal  Distribution  Amount with respect to any  distribution  date will equal the Discount  Fraction of the  principal  portion of scheduled  payments and  unscheduled collections  received or  advanced  in respect of Discount  Mortgage  Loans  included  in the related  mortgage  pool minus the related
Discount  Fraction of the portion of the  Capitalization  Reimbursement  Amount for such  distribution  date,  if any,  related to each
Discount Mortgage Loan.

         CLASS M  PERCENTAGE--With  respect to the Class M-1, Class M-2 and Class M-3  Certificates  for any series and any distribution date, a percentage equal to the Certificate  Principal Balance of the related class of Class M Certificates of that series  immediately prior to that  distribution  date divided by the aggregate Stated Principal  Balance of all of the mortgage loans included in the trust established for that series,  other than the related Discount  Fraction of the Stated Principal  Balance of each Discount Mortgage Loan for that series, immediately prior to that distribution date.

         CREDIT SUPPORT DEPLETION DATE--For any series, the first distribution date on which the Senior Percentage equals 100%.

         DECEASED  HOLDER--For any series with a class of Random Lot Insured  Certificates,  a beneficial  owner of a Random Lot Insured
Certificate of that class who was a natural  person living at the time that holder's  interest was acquired and whose executor or other authorized  representative  causes to be furnished to the  participant,  evidence of death  satisfactory to the participant and any tax waivers requested by the participant.

         DISCOUNT  FRACTION--With  respect to each Discount  Mortgage Loan included in the trust established for any series, a fraction, expressed as a percentage,  the  numerator of which is the Discount  Mortgage Rate for that series minus the Net Mortgage Rate for such
Discount  Mortgage Loan and the denominator of which is the Discount  Mortgage Rate for that series.  The Class A-P Certificates of any series will be entitled to payments based on the Discount  Fraction of the Discount  Mortgage  Loans included in the trust  established for that series.

         DISCOUNT  MORTGAGE  LOAN--For any series,  any mortgage loan with a Net Mortgage Rate less than the Discount  Mortgage Rate for that series.

         DISCOUNT MORTGAGE RATE--For any series, the rate set forth in any final term sheet for that series.

         DUE  DATE--With  respect to any  distribution  date and any  mortgage  loan,  the date  during the  related Due Period on which scheduled payments are due.

         DUE PERIOD--With respect to any distribution date, the calendar month in which the distribution date occurs.

         ELIGIBLE  FUNDS--With  respect to any distribution  date and for any series, an amount equal to the excess of (i) the Available
Distribution  Amount for that series over (ii) the sum of the Senior Interest  Distribution  Amount, the Senior Principal  Distribution
Amount  (determined  without  regard to clause  (iv) of the  definition  of  "Senior  Principal  Distribution  Amount"),  the Class A-P
Principal  Distribution  Amount  (determined  without  regard to clause  (v) of the  definition  of "Class A-P  Principal  Distribution
Amount") and the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates for that series.

         EXCESS  BANKRUPTCY  LOSSES--For  any  Excess  Transaction,  Bankruptcy  Losses  on the  mortgage  loans  included  in the trust established for any series in excess of the Bankruptcy Amount for that series.

         EXCESS FRAUD LOSSES--For any Excess  Transaction,  Fraud Losses on the mortgage  loans included in the trust  established  for any series in excess of the Fraud Loss Amount for that series.

         EXCESS SPECIAL HAZARD  LOSSES--For any Excess  Transaction,  Special Hazard Losses on the mortgage loans included in the trust established for any series in excess of the Special Hazard Amount for that series.

         EXCESS  SUBORDINATE  PRINCIPAL  AMOUNT--For  any series  and with  respect to any  distribution  date on which the  Certificate
Principal  Balance of the most  subordinate  class or classes of certificates of that series then  outstanding is to be reduced to zero and on which Realized Losses for that series are to be allocated to that class or those classes,  the amount,  if any, by which (i) the amount of principal that would otherwise be distributable on that class or those classes of certificates on that  distribution  date is greater than (ii) the excess,  if any, of the aggregate  Certificate  Principal  Balance of that class or those classes of certificates immediately  prior to that  distribution  date over the  aggregate  amount of Realized  Losses for that series to be  allocated to that class or those classes of certificates on that  distribution  date, as reduced by any amount  calculated  pursuant to clause (v) of the definition of "Class A-P Principal Distribution Amount."

         EXCESS  TRANSACTION--A  series of  certificates  in which Fraud Losses,  Bankruptcy  Losses and Special Hazard Losses up to the
Fraud Loss Amount,  Bankruptcy  Amount and Special Hazard Amount,  respectively,  and  Extraordinary  Losses are allocated as set forth herein in a manner distinct from Realized Losses (other than Fraud Losses,  Bankruptcy Losses,  Special Hazard Losses and Extraordinary
Losses).

         FINAL  DISPOSITION--With  respect  to a  defaulted  mortgage  loan,  a Final  Disposition  is  deemed to have  occurred  upon a determination  by the master  servicer that it has received all Insurance  Proceeds,  Liquidation  Proceeds and other  payments or cash recoveries which the master servicer reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         INSURED  CERTIFICATES--For  any series, any class of certificates  specified to be insured certificates in any final term sheet for that class of certificates.

         INTEREST  ACCRUAL  PERIOD-- For any  distribution  date and for all  classes  of  certificates  other than any  Floating  Rate
Certificates  and any  Inverse  Floating  Rate  Certificates  of any  series,  the  calendar  month  preceding  the  month in which the distribution  date  occurs,  and for any  distribution  date and for any  Floating  Rate  Certificates  and any Inverse  Floating  Rate
Certificates of any series,  the period beginning on the 25th calendar day of the month preceding the month in which such  distribution date  occurs and  ending on the 24th day of the month in which such  distribution  date  occurs.  Notwithstanding  the  foregoing,  the distributions  of interest on any  distribution  date for all  classes of  certificates  of any series,  including  any  Floating  Rate
Certificates and Inverse Floating Rate  Certificates,  will reflect interest accrued,  and receipts for that interest  accrued,  on the mortgage  loans  included  in the trust  established  for that  series  for the  preceding  calendar  month,  as may be  reduced by any
Prepayment  Interest  Shortfall and other  shortfalls in  collections  of interest  thereon to the extent  described in this term sheet supplement.

         LIBOR--For any distribution  date and for any class of Floating Rate  Certificates  and Inverse  Floating Rate  Certificates of
that  series for which it is the  applicable  index for any such  class,  the  arithmetic  mean of the London  Interbank  Offered  Rate quotations for one-month Eurodollar deposits, determined monthly as described in this term sheet supplement.

         INTEREST ONLY  CERTIFICATES--For  any series, the Class A-V Certificates and any other class of Class A Certificates  specified to be interest only certificates in any final term sheet for that class of certificates.

         NET MORTGAGE  RATE--As to a mortgage loan included in the trust  established  for any series,  the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

         NON-DISCOUNT MORTGAGE LOAN--For any series, the mortgage loans other than the Discount Mortgage Loans of that series.

         NOTIONAL  AMOUNT--With  respect to any date of determination,  the Notional Amount of the Class A-V Certificates for any series is equal to the  aggregate  Stated  Principal  Balance  of the  mortgage  loans  included  in the  trust  established  for that  series immediately prior to that date, and the Notional Amount of any other class of Interest Only  Certificates  included in that series will be the notional  amount set forth in any final term sheet for that class.  Reference to a Notional  Amount is solely for convenience in specific calculations and does not represent the right to receive any distributions allocable to principal.

         PRINCIPAL ONLY  CERTIFICATES--For any series, the Class A-P Certificates and any other class of Class A Certificates  specified to be principal only certificates in any final term sheet for that class of certificates.

         RANDOM LOT  INSURED  CERTIFICATES--For  any series,  any class of Insured  Certificates  of that  series  subject to random lot procedures and special rules regarding the procedures,  practices and  limitations  applicable to the  distribution of principal on the related mortgage loans, as described in this term sheet supplement and any final term sheet for that class.

         RECORD DATE--With  respect to any  certificates  and any  distribution  date, the close of business on the last business day of the preceding calendar month.

         ROUNDING  ACCOUNT--For  any series  with a class of Random Lot  Insured  Certificates,  a  non-interest  bearing  account to be established on the closing date for that series as more fully described in any final term sheet for that class.

         SENIOR  ACCELERATED  DISTRIBUTION  PERCENTAGE--For  each series and with respect to any distribution  date occurring during the first  five  years  following  the  closing  date for that  series,  100%.  The  Senior  Accelerated  Distribution  Percentage  for any
distribution date occurring after the first five years following the closing date for that series will be as follows:

         o      with  respect  to any  distribution  date  during the sixth year after the  closing  date for that  series,  the Senior
                 Percentage for that series on that  distribution  date plus 70% of the Subordinate  Percentage for that series on that distribution date;

         o      with  respect to any  distribution  date during the seventh  year after the closing  date for that  series,  the Senior
                 Percentage for that series on that  distribution  date plus 60% of the Subordinate  Percentage for that series on that distribution date;

         o      with  respect to any  distribution  date  during the eighth  year after the closing  date for that  series,  the Senior
                 Percentage for that series on that  distribution  date plus 40% of the Subordinate  Percentage for that series on that distribution date;

         o      with  respect  to any  distribution  date  during the ninth year after the  closing  date for that  series,  the Senior
                 Percentage for that series on that  distribution  date plus 20% of the Subordinate  Percentage for that series on that distribution date; and

         o      with  respect to any  distribution  date for that  series  thereafter,  the Senior  Percentage  for that series on that distribution date.

If on any  distribution  date for that series the Senior  Percentage  exceeds the initial  Senior  Percentage,  the Senior  Accelerated
Distribution Percentage for that series on that distribution date will once again equal 100%.

         Any  scheduled  reduction  to the  Senior  Accelerated  Distribution  Percentage  for any  series  shall not be made as of any distribution date unless either:

                  (a)(i)(X)  the  outstanding  principal  balance of mortgage loans in the related  mortgage pool delinquent 60 days or more,  including  mortgage loans in foreclosure and REO,  averaged over the last six months,  as a percentage of the aggregate outstanding  Certificate  Principal Balance of the Class M Certificates and Class B Certificates for that series, is less than
         50% or (Y) the  outstanding  principal  balance of mortgage  loans in the related  mortgage  pool  delinquent 60 days or more, including  mortgage  loans in  foreclosure  and REO,  averaged  over the last six months,  as a  percentage  of the  aggregate outstanding  principal balance of all mortgage loans in the related mortgage pool averaged over the last six months,  does not exceed 2%, and

                  (ii)     Realized Losses on the mortgage loans in the related  mortgage pool to date for that  distribution  date, if occurring during the sixth,  seventh,  eighth,  ninth or tenth year, or any year  thereafter,  after the closing date for that series, are less than 30%, 35%, 40%, 45% or 50%,  respectively,  of the sum of the initial  Certificate  Principal Balances of the Class M Certificates and Class B Certificates for that series; or

                  (b)(i) the outstanding  principal  balance of mortgage loans in the related mortgage pool delinquent 60 days or more, including  mortgage  loans in  foreclosure  and REO,  averaged  over the last six months,  as a  percentage  of the  aggregate outstanding  principal balance of all mortgage loans in the related mortgage pool averaged over the last six months,  does not exceed 4%, and

                  (ii)     Realized Losses on the mortgage loans in the related  mortgage pool to date for that  distribution  date, if occurring during the sixth,  seventh,  eighth,  ninth or tenth year, or any year  thereafter,  after the closing date for that series, are less than 10%, 15%, 20%, 25% or 30%,  respectively,  of the sum of the initial  Certificate  Principal Balances of the Class M Certificates and Class B Certificates for that series.

         Notwithstanding  the  foregoing,  upon  reduction of the  Certificate  Principal  Balances of the Senior  Certificates  of any
series, other than the Class A-P Certificates, to zero, the Senior Accelerated Distribution Percentage for that series will equal 0%.

         SENIOR  INTEREST  DISTRIBUTION  AMOUNT--For  any series and with respect to any  distribution  date,  the  aggregate  amount of
Accrued  Certificate  Interest to be distributed to the holders of the Senior  Certificates for that series on that distribution  date, including any Accrual Distribution Amount.

         SENIOR  PERCENTAGE--For  any  series  and with  respect  to each  distribution  date,  the  percentage  equal to the  aggregate
Certificate  Principal Balance of the Senior Certificates of that series,  other than the Class A-P Certificates,  immediately prior to that  distribution  date  divided  by the  aggregate  Stated  Principal  Balance of all of the  mortgage  loans  included  in the trust established  for that  series,  other than the  Discount  Fraction of the Stated  Principal  Balance of the  Discount  Mortgage  Loans,
immediately  prior to that  distribution  date.  The  initial  Senior  Percentage  for any series is less than the  initial  percentage interest in the related trust  evidenced by the Senior  Certificates  in the aggregate  because that  percentage is calculated  without regard to either the  Certificate  Principal  Balance of the Class A-P  Certificates or the Discount  Fraction of the Stated  Principal
Balance of each Discount Mortgage Loan.

         SENIOR PRINCIPAL  DISTRIBUTION  AMOUNT--For any series and with respect to any distribution date, the lesser of (a) the balance of the Available  Distribution  Amount  remaining after the Senior Interest  Distribution  Amount and Class A-P Principal  Distribution
Amount (determined without regard to clause (v) of the definition of "Class A-P Principal  Distribution  Amount") have been distributed for that series and (b) the sum of:

                  (i)      the product of (A) the then-applicable Senior Percentage and (B) the aggregate of the following amounts:

                          (1)       the  principal  portion of all scheduled  monthly  payments on the mortgage  loans  included in the trust  established  for that  series  other than the  related  Discount  Fraction  of the  principal  portion of those payments with respect to each Discount  Mortgage Loan,  due during the related Due Period,  whether or not received on or prior to the related  determination  date, less the principal  portion of Debt Service  Reductions,  other than the related  Discount  Fraction of the  principal  portion of the Debt Service  Reductions  with respect to each  Discount
                 Mortgage  Loan,  which  together  with  other  Bankruptcy  Losses on the  related  mortgage  pool are in excess of the
                 Bankruptcy Amount for that series;

                          (2)       the  principal  portion of all proceeds of the  repurchase of a mortgage loan included in the trust established  for that series or, in the case of a substitution,  amounts  representing a principal  adjustment,  other than the related Discount  Fraction of the principal  portion of those proceeds with respect to each Discount Mortgage
                 Loan, as required by the related pooling and servicing agreement during the preceding calendar month; and

                          (3)       the principal  portion of all other  unscheduled  collections on the mortgage loans included in the trust established for that series,  including  Subsequent  Recoveries,  received during the preceding  calendar month, other than full and partial  mortgagor  prepayments and any amounts received in connection with a Final Disposition of a mortgage loan  described in clause (ii) below,  to the extent  applied as  recoveries  of principal,  other than the related Discount  Fraction of the principal portion of those  unscheduled  collections,  with respect to each Discount
                 Mortgage Loan;

                  (ii)     in connection  with the Final  Disposition  of a mortgage loan on the mortgage  loans  included in the trust established  for that series (x) that occurred in the preceding  calendar month and (y) in the case of an Excess  Transaction, that did not result in any Excess  Special Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or  Extraordinary
         Losses, an amount equal to the lesser of:

                          (1)       the  then-applicable  Senior  Percentage  for that series of the Stated  Principal  Balance of that mortgage loan, other than the related Discount Fraction of the Stated Principal  Balance,  with respect to a Discount
                  Mortgage Loan; and

                          (2)       the  then-applicable  Senior  Accelerated  Distribution  Percentage  for that series of the related unscheduled collections on the mortgage loans included in the trust established for that series,  including Insurance
                  Proceeds and  Liquidation  Proceeds,  to the extent  applied as recoveries of principal,  in each case other than the portion of the collections,  with respect to a Discount Mortgage Loan,  included in clause (iii) of the definition of
                  Class A-P Principal Distribution Amount;

                  (iii)    the  then-applicable  Senior  Accelerated  Distribution  Percentage  for that series of the aggregate of all partial  mortgagor  prepayments  on the  mortgage  loans  included  in the trust  established  for that series made during the preceding calendar month and mortgagor  prepayments in full made during the related Prepayment Period,  other than the related
         Discount Fraction of mortgagor prepayments, with respect to each Discount Mortgage Loan;

                  (iv)     any Excess Subordinate Principal Amount for that series on that distribution date; and

                  (v)      any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i)
         through  (iii)  above that remain  undistributed  to the extent that any of those  amounts  are not  attributable  to Realized
         Losses which were allocated to the Class M Certificates or Class B Certificates of that series; minus

                  (vi)     the  Capitalization  Reimbursement  Amount for that series on such distribution date, other than the related
         Discount  Fraction of any  portion of that amount  related to each  Discount  Mortgage  Loan,  multiplied  by a fraction,  the numerator of which is the Senior  Principal  Distribution  Amount for that series on such  distribution  date,  without giving effect to this clause (vi), and the denominator of which is the sum of the principal  distribution  amounts for all classes of certificates  of that  series  other  than the  Class A-P  Certificates,  without  giving  effect  to any  reductions  for the
         Capitalization Reimbursement Amount.

         SENIOR SUPPORT  CERTIFICATES--For  any series,  any class of Class A Certificates of that series specified to be senior support certificates in any final term sheet for that class of certificates.

         SUBORDINATE  PERCENTAGE--As  of any date of  determination  for any  series,  a  percentage  equal  to 100%  minus  the  Senior
Percentage for that series as of that date.

         SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of  reimbursable  expenses,  with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

         SUPER  SENIOR  CERTIFICATES--For  any series,  any class of Class A  Certificates  of any series  specified  to be super senior certificates in any final term sheet for that class of certificates.

         SUPER SENIOR OPTIMAL  PERCENTAGE--For  any specified class or classes of Super Senior  Certificates of any series and as to any distribution  date on or after the Credit Support Depletion Date for that series, a percentage  expressed as a fraction,  the numerator of which is the Certificate  Principal Balance of those Super Senior  Certificates  immediately prior to that distribution date and the denominator  of  which  is the  aggregate  Certificate  Principal  Balance  of the  Senior  Certificates  (other  than  the  Class  A-P
Certificates) immediately prior to that distribution date.

         SUPER SENIOR OPTIMAL  PRINCIPAL  DISTRIBUTION  AMOUNT--For any specified  class or classes of Super Senior  Certificates of any series and as to any  distribution  date on or after the Credit Support  Depletion Date for that series and with respect to those Super
Senior  Certificates,  an amount equal to the product of (a) the related Super Senior Optimal  Percentage and (b) the amounts described in clause (b) of the definition of Senior Principal Distribution Amount for that series.

                  INTEREST DISTRIBUTIONS

         Holders of each class of Senior  Certificates  of any series other than the Principal  Only  Certificates  will be entitled to receive interest  distributions in an amount equal to the Accrued Certificate  Interest on that class on each distribution date, to the extent of the Available  Distribution  Amount for that series on that distribution  date,  commencing on the first distribution date in the case of all classes of Senior  Certificates  of that series  entitled  to interest  distributions,  other than any class of Accrual
Certificates  of that  series,  and  commencing  on the  Accretion  Termination  Date  for that  class  in the  case of  those  Accrual
Certificates.  To the  extent  provided  in any final  term sheet for a class of  certificates,  holders  of any class of  certificates intended to be the beneficiary of a yield  maintenance  agreement will also be entitled to receive  payments,  if any, made pursuant to such yield maintenance agreement.

         Holders of each class of Class M Certificates of any series will be entitled to receive  interest  distributions  in an amount equal to the Accrued Certificate  Interest on that class on each distribution date, to the extent of the Available  Distribution Amount for that series on that  distribution  date after  distributions  of interest and principal to the Senior  Certificates of that series, reimbursements  for some  Advances on the mortgage  loans in the related  mortgage  pool to the master  servicer and  distributions  of interest and principal to any class of Class M Certificates of that series having a higher payment priority.

         As described in the definition of "Accrued  Certificate  Interest," Accrued Certificate Interest on each class of certificates of any series is subject to reduction in the event of  specified  interest  shortfalls  on the mortgage  loans in the related  mortgage pool  allocable  thereto.  However,  in the event that any such  interest  shortfall  on the related  mortgage  loans for any series is allocated  to a class of  Insured  Certificates  of that  series,  the  amount of such  allocated  interest  shortfall,  subject to any applicable  limitations,  will be drawn under the applicable  financial guaranty insurance policy for that class and distributed to the holders of that class of Insured Certificates; provided that:

                  (i)      no such draw will be made in respect of any such  shortfall  on the  related  mortgage  loans  caused by the
         Relief Act or similar legislation or regulations; and
                  (ii)     no such draw will be made in respect of any Prepayment Interest Shortfall on the related mortgage loans.

         Shortfalls  described in clauses (i) and (ii) with respect to the mortgage  loans  included in the trust  established  for any series with a class of Insured  Certificates may be covered by any amounts available in any applicable  reserve fund for that class, if any, described in any final term sheet for that class.  Notwithstanding  the foregoing,  if payments are not made as required under the financial guaranty  insurance policy for any class of Insured  Certificates of any series or if not otherwise covered by the applicable financial  guaranty  insurance policy,  any interest  shortfalls on the mortgage loans in the related mortgage pool may be allocated to that class of Insured Certificates as set forth in the definition of "Accrued Certificate Interest."

         The Principal Only Certificates are not entitled to distributions of interest.

         Prepayment  Interest  Shortfalls will result because interest on prepayments in full is paid by the related  mortgagor only to the date of prepayment,  and because no interest is  distributed  on  prepayments in part, as these  prepayments in part are applied to reduce the outstanding principal balance of the related mortgage loans as of the Due Date in the month of prepayment.

         However,  with respect to any distribution date for any series,  any Prepayment  Interest  Shortfalls on the mortgage loans in the related mortgage pool resulting from  prepayments in full or prepayments in part made during the preceding  calendar month that are being distributed to the  certificateholders  of that series on that distribution date will be offset by the master servicer,  but only to the extent those  Prepayment  Interest  Shortfalls do not exceed an amount equal to the lesser of (a)  one-twelfth  of 0.125% of the
Stated Principal  Balance of the mortgage loans in the related mortgage pool immediately  preceding that  distribution date and (b) the sum of the master  servicing fee payable to the master servicer for its master servicing  activities and  reinvestment  income received by the master  servicer on amounts  payable with respect to that series on that  distribution  date. No assurance can be given that the master servicing  compensation  available to cover Prepayment Interest Shortfalls will be sufficient therefor.  Any Prepayment Interest
Shortfalls  which are not covered by the master  servicer on any  distribution  date will not be reimbursed on any future  distribution date.  See "Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this term sheet supplement.

         If on any distribution  date the Available  Distribution  Amount for any series is less than Accrued  Certificate  Interest on the Senior  Certificates  of that series for that  distribution  date, the shortfall will be allocated among the holders of all classes of Senior Certificates of that series in proportion to their respective amounts of Accrued  Certificate  Interest for that distribution date. In addition,  the amount of any such interest  shortfalls on the mortgage loans in the related  mortgage pool that are covered by subordination,  specifically,  interest  shortfalls not described in clauses (i) through (iv) in the definition of Accrued  Certificate
Interest,  will be unpaid  Accrued  Certificate  Interest  and will be  distributable  to holders of the  certificates  of that  series entitled to those amounts on subsequent  distribution  dates, in each case to the extent of the Available  Distribution Amount for that series after interest  distributions as described in this term sheet supplement.  However,  any interest shortfalls  resulting from the failure of the yield maintenance  agreement  provider to make payments  pursuant to the yield maintenance  agreement will not be unpaid
Accrued Certificate Interest and will not be paid from any source on any distribution date.

         These interest  shortfalls could occur,  for example,  if delinquencies on the mortgage loans included in the related mortgage pool were  exceptionally  high and were  concentrated  in a  particular  month and  Advances by the master  servicer  did not cover the shortfall.  Any amounts so carried  forward will not bear interest.  Any interest  shortfalls  will not be offset by a reduction in the servicing  compensation of the master servicer or otherwise,  except to the limited extent described in the second preceding  paragraph with respect to Prepayment Interest Shortfalls.

         Prior to the distribution  date on which the Accretion  Termination  Date for any series with a class of Accrual  Certificates occurs,  interest  shortfalls  allocated to each class of Accrual  Certificates  of that series will reduce the amount that is added to the Certificate  Principal Balance of that class in respect of Accrued Certificate  Interest on that distribution date, and will result in a  corresponding  reduction of the amount  available  for  distribution  relating to  principal  on the related  class or classes of
Accretion  Directed  Certificates and will cause the Certificate  Principal  Balance of those  certificates to be reduced to zero later than would  otherwise  be the case.  See "Certain  Yield and  Prepayment  Considerations"  in this term sheet  supplement.  Because any interest  shortfalls on the mortgage  loans in the related  mortgage pool  allocated to a class of Accrual  Certificates  of any series prior to the distribution date on which the Accretion  Termination Date for that class occurs will result in the Certificate  Principal
Balance of that class being less than they would  otherwise  be, the amount of Accrued  Certificate  Interest  that will accrue on that class in the future and the amount that will be available  for  distribution  relating to principal on the related  class or classes of
Accretion Directed Certificates and that class of Accrual Certificates will be reduced.

         The pass-through  rates on all classes of offered  certificates of any series will be as described in any final term sheet for a class of certificates.

         The  pass-through  rate on the Variable Strip  Certificates  of any series on each  distribution  date will equal the weighted average,  based on the Stated Principal Balance of the mortgage loans included in the related mortgage pool immediately  preceding that distribution  date of the pool strip rates on each of the  mortgage  loans in the  related  mortgage  pool.  The pool strip rate on any mortgage  loan  included in the related  mortgage  pool is equal to its Net  Mortgage  Rate minus the Discount  Mortgage  Rate for that series, but not less than 0.00%.

         As described in this term sheet supplement,  the Accrued  Certificate  Interest allocable to each class of certificates of any series,  other than the Principal Only Certificates,  which are not entitled to distributions of interest,  is based on the Certificate
Principal Balance of that class or, in the case of the Interest Only Certificates, on the Notional Amount of that class.

                  DETERMINATION OF LIBOR

         For any class of Floating  Rate  Certificates  and Inverse  Floating  Rate  Certificates  of any series for which LIBOR is the applicable  index,  LIBOR for any Interest  Accrual Period after the initial Interest Accrual Period will be determined as described in the three succeeding paragraphs, except is otherwise set forth in any final term sheet for that class.

         On each  distribution  date,  LIBOR shall be established by the trustee and as to any Interest Accrual Period for any class of
Floating Rate Certificates and Inverse Floating Rate  Certificates of that series for which LIBOR is the applicable  index,  other than the initial  Interest  Accrual  Period,  LIBOR will equal the rate for United States dollar deposits for one month which appears on the
Telerate  Screen Page 3750 of the  Moneyline  Telerate  Capital  Markets  Report as of 11:00 A.M.,  London  time,  on the second  LIBOR business day prior to the first day of that Interest  Accrual  Period,  or the LIBOR rate  adjustment  date.  Telerate Screen Page 3750 means the display  designated  as page 3750 on the Telerate  Service or any other page as may replace page 3750 on that service for the purpose of displaying  London  interbank  offered  rates of major banks.  If the rate does not appear on that page or any other page as may replace that page on that service,  or if the service is no longer  offered,  any other service for displaying  LIBOR or comparable rates that may be selected by the trustee after consultation with the master servicer, the rate will be the reference bank rate.

         The  reference  bank rate will be determined  on the basis of the rates at which  deposits in U.S.  Dollars are offered by the reference  banks,  which shall be three major banks that are engaged in transactions in the London  interbank  market,  selected by the trustee after  consultation  with the master  servicer.  The reference  bank rate will be determined as of 11:00 A.M.,  London time, on the day that is one LIBOR business day prior to the  immediately  preceding  distribution  date to prime banks in the London  interbank market  for a period of one month in  amounts  approximately  equal to the  aggregate  Certificate  Principal  Balance  of any class of
Floating  Rate  Certificates  and Inverse  Floating  Rate  Certificates  of that series for which  LIBOR is the  applicable  index then outstanding.  The trustee  will  request the  principal  London  office of each of the  reference  banks to provide a quotation  of its rate. If at least two  quotations  are provided,  the rate will be the arithmetic  mean of the  quotations.  If on that date fewer than two  quotations are provided as requested,  the rate will be the arithmetic  mean of the rates quoted by one or more major banks in New
York City,  selected by the trustee after  consultation  with the master  servicer,  as of 11:00 A.M., New York City time, on that date for  loans in U.S.  Dollars  to  leading  European  banks for a period of one month in  amounts  approximately  equal to the  aggregate
Certificate  Principal  Balance of any class of Floating Rate  Certificates and Inverse  Floating Rate  Certificates of that series for which  LIBOR is the  applicable  index  then  outstanding.  If no  quotations  can be  obtained,  the rate  will be LIBOR for the prior distribution  date;  provided  however,  if, under the priorities  listed  previously in this paragraph,  LIBOR for a distribution date would be based on LIBOR for the previous  distribution  date for the third  consecutive  distribution  date, the trustee  shall,  after consultation  with the master  servicer,  select an  alternative  comparable  index over which the  trustee  has no  control,  used for determining  one-month  Eurodollar  lending rates that is calculated and published or otherwise made available by an independent party.
LIBOR  business  day means any day other than (i) a Saturday  or a Sunday or (ii) a day on which  banking  institutions  in the city of
London, England are required or authorized by law to be closed.

         The  establishment  of LIBOR by the  trustee  and the master  servicer's  subsequent  calculation  of the  pass-through  rates applicable to any class of Floating Rate  Certificates  and Inverse  Floating Rate  Certificates  of that series for which LIBOR is the applicable index for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

                  PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         The holders of the Senior  Certificates of any series,  other than the Interest Only  Certificates,  which are not entitled to distributions  of  principal,  will be entitled to receive on each  distribution  date,  in the  priority  described in this term sheet supplement  and any final term sheet for that series and to the extent of the  portion of the  Available  Distribution  Amount for that series remaining after the distribution of the applicable  Senior Interest  Distribution  Amount,  other than any Accrual  Distribution
Amount,  a  distribution  allocable to principal  equal to the sum of the related Senior  Principal  Distribution  Amount,  any Accrual
Distribution Amount for a class of Accrual Certificates and the Class A-P Principal Distribution Amount for that series.

         After distribution of the applicable Senior Interest  Distribution  Amount,  other than any Accrual  Distribution Amount for a class of Accrual  Certificates,  distributions of principal on the Senior Certificates of each series on each distribution date will be made as follows:

         (a)      Prior to the occurrence of the Credit Support Depletion Date for that series:
                           (1)      the Class A-P Principal  Distribution  Amount for that series shall be distributed to the Class A-P
                  Certificates,  in reduction of the Certificate  Principal  Balance thereof,  until the Certificate  Principal Balance thereof has been reduced to zero;

                           (2)      any  Accrual  Distribution  Amount  for a class of Accrual  Certificates  of that  series  shall be distributed  (x) first,  to the related  class or classes of  Accretion  Directed  Certificates  in  reduction of the
                  Certificate  Principal Balance thereof,  until the Certificate Principal Balance thereof has been reduced to zero, in accordance  with the  priority of payment set forth in any final term sheet for that  class,  and (y) second,  to the related class or classes of Accrual Certificates,  in reduction of the Certificate Principal Balances thereof,  until the Certificate Principal Balances thereof have been reduced to zero;

                           (3)      the Senior Principal  Distribution Amount shall be distributed to the Class A Certificates for that series,  other than any Interest Only  Certificates,  in the order of priority  described in any final term sheet for that series;

         (b)      On or after the  occurrence  of the  Credit  Support  Depletion  Date for any  series,  all  priorities  relating  to distributions  as  described  in clause  (a) above  relating  to  principal  among  the  Senior  Certificates  of that  series  will be disregarded.  Instead,  an amount  equal to the Class A-P  Principal  Distribution  Amount for that series will be  distributed  to the
Class A-P  Certificates,  and then the  Senior  Principal  Distribution  Amount  for that  series  will be  distributed  to the  Senior
Certificates  of that  series  remaining,  other  than the  Class  A-P  Certificates,  pro rata in  accordance  with  their  respective outstanding Certificate Principal Balances;  provided,  however, that until reduction of the Certificate Principal Balance of any class or classes of Super Senior  Certificates to zero, the aggregate amount  distributable to any related class or classes of Senior Support
Certificates and such class or classes of Super Senior  Certificates in respect of the aggregate Accrued  Certificate  Interest thereon and in respect of their  aggregate pro rata portion of the Senior  Principal  Distribution  Amount for that series will be  distributed among those  certificates  in the following  priority:  first, to such class or classes of Super Senior  Certificates,  up to an amount equal to the Accrued  Certificate  Interest  thereon;  second, to the related class or classes of Super Senior  Certificates,  up to an amount equal to the related Super Senior Optimal  Principal  Distribution  Amount,  in reduction of the Certificate  Principal  Balance thereof,  until the Certificate  Principal  Balance thereof has been reduced to zero;  third, to the related class or classes of Senior
Support  Certificates,  up to an amount equal to the Accrued Certificate  Interest thereon; and fourth, to the related class or classes of Senior Support Certificates, the remainder, until the Certificate Principal Balance thereof has been reduced to zero.

         (c)      After reduction of the Certificate  Principal Balances of the Senior Certificates of any series, other than the Class
A-P  Certificates,  to zero but prior to the Credit Support  Depletion Date for that series,  the Senior  Certificates,  other than the
Class A-P  Certificates,  will be entitled to no further  distributions  of principal  and the Available  Distribution  Amount for that series  will be paid  solely to the  holders  of the  Class  A-P,  the Class  A-V,  Class M and Class B  Certificates,  in each case as described in this term sheet supplement.

                  PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

         A class of Insured  Certificates  for any series may be subject to random lot  procedures  and  special  rules  regarding  the procedures,  practices  and  limitations  applicable  to the  distribution  of principal on the  mortgage  loans  included in the trust established for that series.

         General.  Beneficial owners of any class of Random Lot Insured  Certificates  have the right to request that  distributions of principal  be made with respect to their  certificates  on any  distribution  date on which that class of  certificates  is entitled to receive  distributions of principal.  As to  distributions of principal among holders of any class of Random Lot Insured  Certificates,
Deceased  Holders  who request  distributions  will be entitled to first  priority,  and  beneficial  owners of any class of Random Lot
Insured  Certificates  other than Deceased  Holders,  referred to as Living Holders,  who request  distributions  will be entitled to a second priority.

         Prospective  certificateholders  in any  class of  Random  Lot  Insured  Certificates  of any  series  should  be  aware  that distributions  of  principal  on those  certificates  may be  significantly  earlier or later than the date that may be desired by that certificateholder.  All such  requested  distributions  are subject to the  priorities  described  below under  "--Priority of Requested
Distributions"  and are further subject to the limitation  that they be made (i) only in lots equal to integral  multiples of $1,000 of the related initial  Certificate  Principal Balance,  each such certificate  referred to as an Individual Insured  Certificate and (ii)
only to the extent that the portion of the Senior  Principal  Distribution  Amount for the applicable  series allocated to any class of
Random Lot Insured  Certificates on the applicable  distribution date (plus any amounts available from the related Rounding Account for that series) provides  sufficient funds for such requested  distributions.  To the extent that amounts  available for  distributions in respect of  principal on any class of Random Lot Insured  Certificates  on any  distribution  date exceed the  aggregate  amount of the requests made by Deceased  Holders and Living Holders for principal  distributions  applicable to that  distribution  date, such excess amounts  will be  distributed  to the  beneficial  owners of any class of Random Lot Insured  Certificates  by random lot, as described below under "--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates" below.

         On each  distribution  date on which amounts are available for distribution in reduction of the Certificate  Principal Balance of any class of Random Lot Insured  Certificates of any series,  the aggregate  amount allocable to such  distributions  for that class will be rounded, as necessary,  to an amount equal to an integral multiple of $1,000,  except as provided below, in accordance with the limitations  set forth in this term sheet  supplement.  Such  rounding will be  accomplished  on the first  distribution  date on which distributions  of principal on that class of Random Lot Insured  Certificates are made by withdrawing from the related Rounding Account for that series the amount of funds,  if any,  needed to round the amount  otherwise  available for that  distribution  with respect to that class of Random Lot Insured  Certificates  upward to the next higher integral multiple of $1,000. On each succeeding  distribution date on which  distributions  of  principal  on that class of Random Lot Insured  Certificates  are to be made,  the  aggregate  amount allocable  to that class of Random Lot  Insured  Certificates  will be applied  first to repay any funds  withdrawn  from the  Rounding
Account for that series on the prior  distribution  date,  and then the remainder of such allocable  amount,  if any, will be similarly rounded upward through  another  withdrawal  from the Rounding  Account for that series and distributed in reduction of the Certificate
Principal Balance of that class of Random Insured Lot Certificates.  This process will continue on succeeding  distribution dates until the  Certificate  Principal  Balance of that class of Random Lot Insured  Certificates  has been reduced to zero.  Thus,  the aggregate distribution  made in  reduction  of the  Certificate  Principal  Balance  of that  class of Random Lot  Insured  Certificates  on each distribution date may be slightly more or less than would be the case in the absence of such rounding  procedures,  but such difference will be no more than $999.99 on any distribution  date. Under no circumstances  will the sum of all distributions  made in reduction of the Certificate  Principal  Balance of any class of Random Lot Insured  Certificates of any series,  through any distribution  date, be less than the sum of such distributions that would have resulted in the absence of such rounding procedures.

         Notwithstanding  any provisions in this term sheet supplement to the contrary,  on each  distribution date following the first distribution date on which any Realized Losses are allocated to the Insured  Certificates of any series,  including any Realized Losses allocated to the Insured  Certificates  for which payment is not made under the policy,  distribution  in reduction of the  Certificate
Principal Balance of the Insured  Certificates  will be made pro rata among the holders of the Insured  Certificates in accordance with the  outstanding  Certificate  Principal  Balance  and will not be made in  integral  multiples  of $1,000  or  pursuant  to  requested distributions or mandatory distributions by random lot.

         There is no assurance  that a beneficial  owner of a Random Lot Insured  Certificate of any series who has submitted a request for a distribution  will receive the  distribution  at any particular time after the  distribution is requested,  since there can be no assurance  that funds will be available for making those  distributions  on any  particular  distribution  date,  or, even if funds are available for making principal  distributions on that class of Random Lot Insured  Certificates,  that such  distributions will be made to any particular  beneficial owner whether that beneficial  owner is a Deceased Holder or a Living Holder.  Also, due to the procedure for  mandatory  distributions  described  below  under  "--Mandatory  Distributions  of  Principal  on any Class of Random  Lot  Insured
Certificates,"  there can be no assurance that on any  distribution  date on which the funds  available for  distribution in respect of principal of that class of Random Lot Insured  Certificates  exceed the  aggregate  amount of  distributions  requested  by  beneficial owners of certificates of that class, any particular  beneficial owner will receive a principal  distribution  from those excess funds.
THUS,  THE  TIMING OF  DISTRIBUTIONS  IN  REDUCTION  OF THE  CERTIFICATE  PRINCIPAL  BALANCE  FOR ANY  PARTICULAR  RANDOM  LOT  INSURED
CERTIFICATE,  WHETHER OR NOT THE SUBJECT OF A REQUEST FOR  DISTRIBUTION  BY A DECEASED HOLDER OR A LIVING HOLDER,  IS HIGHLY  UNCERTAIN
AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL OWNER OF THAT CERTIFICATE.

         Priority of Requested  Distributions.  Subject to the  limitations  described  in this term sheet  supplement,  including  the timing  and  the  order  of the  receipt  of the  request  for  distributions  as  described  below  under  "--Procedure  for  Requested
Distributions,"  beneficial  owners of any class of Random  Lot  Insured  Certificates  of any series  have the right to  request  that distributions be made in reduction of the Certificate  Principal  Balance of those  certificates.  On each  distribution  date on which distributions  in  reduction of the  Certificate  Principal  Balance of any class of Random Lot Insured  Certificates  are made,  those distributions  will be made in the  following  order of  priority  among the  beneficial  owners of that  class:  (i) any  request by a
Deceased Holder,  in an amount up to but not exceeding  $100,000 per request;  and (ii) any request by a Living Holder, in an amount up to but not  exceeding  $10,000 per request.  Thereafter,  distributions  will be made as provided in clauses (i) and (ii) above up to a second $100,000 and $10,000,  respectively.  This sequence of priorities will be repeated for each request for principal  distributions made by the beneficial owners of any class of Random Lot Insured Certificates of any series until all such requests have been honored.

         Procedure  for  Requested  Distributions.  Under  the  current  procedures  of  DTC,  a  beneficial  owner  may  request  that distributions in reduction of the Certificate  Principal Balance of its Random Lot Insured  Certificates be made on a distribution date by delivering a written  request for those  distributions  to the  participant  or indirect  participant  that maintains the beneficial owner's account with respect to that class of Random Lot Insured  Certificates so that such request is received by the trustee from DTC on DTC's  "participant  terminal  system" on or before the close of business on the last  business day of the month next  preceding the month in which the related  distribution  date  occurs,  or the record  date for such  distribution  date.  In the case of a request on behalf of a Deceased Holder,  appropriate  evidence of death and any tax waivers are required to be forwarded to the participant  under separate  cover.  Furthermore,  those  requests of Deceased  Holders that are  incomplete  may not be honored by the  participant.  The participant  shall forward a  certification  satisfactory to the trustee for that series  certifying the death of the beneficial  owner and the receipt of the appropriate  death and tax waivers.  The participant  should in turn make the request of DTC (or, in the case of an indirect  participant,  such firm must notify the related participant of such request,  which participant should make the request of
DTC) on DTC's participant  terminal system.  The trustee will not accept a request from a person other than DTC. DTC may establish such procedures as it deems fair and equitable to establish the order of receipt of requests for those requests for  distributions  received by it on the same day. None of the master servicer,  the depositor,  the related Certificate Insurer or the trustee shall be liable for any delay by DTC, any  participant or any indirect  participant in the delivery of requests for  distributions  or withdrawals of those distributions  to the trustee or for any changes  made to the  procedures  described  herein by DTC,  any  participant  or any indirect participant.  Requests for  distributions  are to be honored in the order of their receipt (subject to the priorities  described in the previous  paragraph).  The exact  procedures  to be followed by the trustee for  purposes of  determining  the order of receipt of such requests will be those established from time to time by DTC.  Requests for distributions of principal  received by DTC and forwarded to the  trustee on DTC's  participant  terminal  system  after the record  date for such  distribution  date and  requests  for  principal distributions  received in a timely manner but not accepted with respect to a given  distribution date, will be treated as requests for distributions  on the next  succeeding  distribution  date and each  succeeding  distribution  date  thereafter  until each  request is accepted or is withdrawn as described  below.  Each request for  distributions in reduction of the Certificate  Principal  Balance of a
Random Lot Insured  Certificate of any series submitted by a beneficial  owner of that  certificate  will be held on DTC's  participant terminal  system until such request has been accepted by the trustee or has been withdrawn by the  participant in writing.  Each Random
Lot Insured  Certificate of any series covered by that request will continue to bear interest at the related  pass-through rate through the Interest Accrual Period related to such distribution date.

         In the case of a request on behalf of a Deceased Holder, the related participant shall forward  certification  satisfactory to the trustee  certifying the death of the beneficial owner and the receipt of the appropriate death and tax waivers.  Random Lot Insured
Certificates  beneficially  owned by tenants by the entirety,  joint tenants or tenants in common will be considered to be beneficially owned by a single  owner.  The death of a tenant by the  entirety,  joint  tenant or tenant in common will be deemed to be the death of the  beneficial  owner,  and the Random Lot  Insured  Certificates  of any series so  beneficially  owned will be  eligible  to request priority  with respect to  distributions  in reduction  of the  Certificate  Principal  Balance of those  certificates,  subject to the limitations  stated  in this term  sheet  supplement.  Any  Random  Lot  Insured  Certificates  beneficially  owned by a trust  will be considered to be beneficially  owned by each beneficiary of the trust to the extent of such beneficiary's  beneficial  interest in that trust, but in no event will a trust's  beneficiaries  collectively be deemed to be beneficial owners of a number of Individual  Insured
Certificates  greater than the number of Individual  Insured  Certificates of which such trust is the owner. The death of a beneficiary of a trust will be deemed to be the death of a  beneficial  owner of the  Random Lot  Insured  Certificates  beneficially  owned by the trust but only to the extent of such  beneficiary's  beneficial  interest in that trust. The death of an individual who was a tenant by the entirety,  joint tenant or tenant in common in a tenancy which is the  beneficiary of a trust will be deemed to be the death of the beneficiary of the trust. The death of a person who, during his or her lifetime,  was entitled to  substantially  all of the beneficial ownership  interests in Random Lot Insured  Certificates of any series will be deemed to be the death of the beneficial  owner of those certificates  regardless of the  registration of ownership,  if that beneficial  interest can be established to the satisfaction of the participant.  Such  beneficial  interest will be deemed to exist in typical cases of street name or nominee  ownership,  ownership by a trustee,  ownership  under the  Uniform  Gift to Minors Act and  community  property or other joint  ownership  arrangements  between a husband  and wife.  Beneficial  interest  shall  include  the power to sell,  transfer  or  otherwise  dispose of a Random Lot  Insured
Certificate  of any series and the right to receive the proceeds  therefrom,  as well as interest and  distributions  of principal with respect  thereto.  As used in this term sheet  supplement,  a request for a  distribution  in  reduction of the  Certificate  Principal
Balance of a Random Lot Insured  Certificate  of any series by a Deceased  Holder shall mean a request by the personal  representative, surviving tenant by the entirety, surviving joint tenant or a surviving tenant in common of the Deceased Holder.

         With respect to Random Lot Insured  Certificates of any series as to which beneficial  owners have requested  distributions to be made on a particular  distribution  date and on which  distributions  of principal are being made, the trustee will notify DTC prior to that distribution date whether,  and the extent to which, those certificates have been accepted for distributions.  Participants and indirect  participants  holding  Random Lot Insured  Certificates  of any series are required to forward such notices to the beneficial owners of those  certificates.  Individual  Insured  Certificates that have been accepted for a distribution will be due and payable on the applicable distribution date and will cease to bear interest after the Interest Accrual Period related to such distribution date.

         Any  beneficial  owner of a Random Lot Insured  Certificate  of any series who has requested a  distribution  may withdraw its request by so notifying in writing the participant or indirect  participant  that maintains that  beneficial  owner's  account.  In the event that such account is maintained by an indirect  participant,  the indirect  participant must notify the related participant which in turn must forward the withdrawal of such request,  on DTC's  participant  terminal system. If that notice of withdrawal of a request for distribution has not been received on DTC's participant  terminal system on or before the record date for such  distribution  date, the previously  made request for  distribution  will be  irrevocable  with respect to the making of  distributions  in reduction of the
Certificate Principal Balance of that Random Lot Insured Certificate on the applicable distribution date.

         Mandatory  Distributions  of  Principal  on any  Class of  Random  Lot  Insured  Certificates.  To the  extent,  if any,  that distributions in reduction of the Certificate  Principal  Balance of that class of Insured  Certificates on a distribution  date exceed the outstanding  Certificate  Principal  Balance of that class of Random Lot Insured  Certificates  with respect to which  distribution requests have been received by the applicable record date,  additional  Random Lot Insured  Certificates of that class in lots equal to
Individual  Insured  Certificates  will be  selected  to  receive  principal  distributions  in  accordance  with  the  then-applicable established  random  lot  procedures  of  DTC,  and  the  then-applicable  established  procedures  of the  participants  and  indirect participants,  which may or may not be by random lot. No prior  notice will be provided  by the  depositor,  the master  servicer,  the related  Certificate  Insurer or the trustee to the beneficial  owners of the Random Lot Insured  Certificates  of that class for those distributions made by random lot. Investors may ask those  participants or indirect  participants what allocation  procedures they use.
Participants and indirect  participants holding Random Lot Insured  Certificates of that class selected for mandatory  distributions of principal are required to provide notice of those mandatory distributions to the affected beneficial owners.

                  PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

         Holders of each class of the Class M  Certificates  of each series will be entitled to receive on each  distribution  date, to the extent of the portion of the Available Distribution Amount for that series remaining after:

-        the  sum  of the  Senior  Interest  Distribution  Amount,  Class  A-P  Principal  Distribution  Amount  and  Senior  Principal
           Distribution Amount for that series is distributed;

-        reimbursement  is made to the master  servicer for some Advances on the mortgage loans included in the trust  established  for that series  remaining  unreimbursed  following the final  liquidation of the related  mortgage loan to the extent described below under "Description of the Certificates--Advances";

-        the  aggregate  amount of Accrued  Certificate  Interest  and  principal  required to be  distributed  to any class of Class M
           Certificates  of that series having a higher payment  priority on that  distribution  date is distributed to holders of that class of Class M Certificates; and

-        the aggregate  amount of Accrued  Certificate  Interest  required to be distributed  to that class of Class M Certificates  on that distribution date is distributed

a distribution allocable to principal in the sum of the following:

                  (i)      the product of (A) the  then-applicable  related  Class M Percentage  and (B) the aggregate of the following amounts:

                           (1)      the  principal  portion of all scheduled  monthly  payments on the mortgage  loans  included in the trust  established  for that  series,  other than the related  Discount  Fraction of the  principal  portion of those payments with respect to a Discount  Mortgage Loan, due during the related Due Period,  whether or not received on or prior to the related  determination  date,  less the  principal  portion of Debt Service  Reductions,  other than the related  Discount  Fraction  of the  principal  portion of the Debt  Service  Reductions  with  respect to a Discount
                  Mortgage Loan,  which together with other  Bankruptcy  Losses for that series are in excess of the Bankruptcy  Amount for that series;

                           (2)      the  principal  portion of all proceeds of the  repurchase of a mortgage loan included in the trust established for that series or, in the case of a substitution,  amounts  representing a principal  adjustment,  other than the related  Discount  Fraction of the  principal  portion of the proceeds  with respect to a Discount  Mortgage
                  Loan, as required by the related pooling and servicing agreement during the preceding calendar month; and

                           (3)      the principal  portion of all other unscheduled  collections  received in respect of mortgage loans included in the trust established for that series,  including  Subsequent  Recoveries,  received during the preceding calendar  month,  other than full and partial  mortgagor  prepayments  and any amounts  received in connection with a
                  Final  Disposition  of a mortgage  loan  described  in clause  (ii) below,  to the extent  applied as  recoveries  of principal,  other than the related Discount Fraction of the principal amount of those unscheduled  collections,  with respect to a Discount Mortgage Loan;

                  (ii)     that  class'  pro  rata  share,  based  on the  Certificate  Principal  Balance  of each  class  of  Class M
          Certificates and Class B Certificates of that series then  outstanding,  of all amounts received in connection with the Final
          Disposition of a mortgage loan included in the trust  established for that series,  other than the related Discount  Fraction of those amounts with respect to a Discount  Mortgage Loan, (x) that occurred during the preceding  calendar month and (y) in the case of an Excess  Transaction,  that did not result in any Excess  Special Hazard  Losses,  Excess Fraud Losses,  Excess
          Bankruptcy  Losses or Extraordinary  Losses, to the extent applied as recoveries of principal and to the extent not otherwise payable to the Senior Certificates of that series;

                  (iii)    the portion of mortgagor  prepayments in full on the mortgage loans  included in the trust  established  for that series made by the  respective  mortgagors  during the related  Prepayment  Period and the portion of partial  mortgagor prepayments  on the mortgage  loans in the related  mortgage  pool made by the  respective  mortgagors  during the  preceding calendar month,  other than the Discount  Fraction of those mortgagor  prepayments with respect to a Discount  Mortgage Loan, allocable to that class of Class M Certificates as described in the third succeeding paragraph;

                  (iv)     if that class is the most senior class of certificates of that series then  outstanding,  with a Certificate
          Principal Balance greater than zero, an amount equal to the Excess  Subordinate  Principal Amount for that series, if any, to the extent of Eligible Funds for that series; and

                  (v)      any amounts  allocable to principal for any previous  distribution  date calculated  pursuant to clauses (i)
          through  (iii)  above that remain  undistributed  to the extent that any of those  amounts are not  attributable  to Realized
          Losses which were  allocated to any class of Class M Certificates  with a lower payment  priority or the Class B Certificates of that series; minus

                  (vi)     the  Capitalization  Reimbursement  Amount for that series on such distribution date, other than the related
          Discount  Fraction of any portion of that amount  related to each  Discount  Mortgage  Loan,  multiplied  by a fraction,  the numerator of which is the principal  distribution  amount for such class of Class M  Certificates,  without  giving effect to this  clause  (vi),  and the  denominator  of which is the sum of the  principal  distribution  amounts  for all  classes  of certificates  of that  series,  other  than the Class A-P  Certificates,  without  giving  effect to any  reductions  for the
          Capitalization Reimbursement Amount for that series.

         References in this term sheet  supplement to "payment  priority" of the Class M Certificates  of any series refer to a payment priority among those classes of certificates as follows:  first, to the Class M-1 Certificates;  second, to the Class M-2 Certificates;
and third, to the Class M-3 Certificates.

         As to each class of Class M Certificates of any series,  on any distribution  date, any Accrued  Certificate  Interest thereon remaining  unpaid  from any  previous  distribution  date will be  distributable  to the extent of the  Available  Distribution  Amount available for that purpose.  Notwithstanding  the foregoing,  if the Certificate  Principal Balances of the Class B Certificates of any
series  have been  reduced to zero,  on any  distribution  date,  with  respect  to the class of Class M  Certificates  of that  series outstanding  on that  distribution  date with a  Certificate  Principal  Balance  greater than zero with the lowest  payment  priority,
Accrued  Certificate  Interest thereon remaining unpaid from any previous  distribution  date will not be distributable,  except in the limited  circumstances  provided in the related pooling and servicing  agreement.  In addition,  any interest shortfalls resulting from the failure of the yield  maintenance  agreement  provider to make payments  pursuant to the yield  maintenance  agreement  will not be unpaid Accrued Certificate Interest and will not be paid from any source on any distribution date.

         All mortgagor  prepayments on the mortgage loans included in the trust established for any series not otherwise  distributable to the Senior  Certificates  of that  series will be  allocated  on a pro rata basis  among the class of Class M  Certificates  of that series with the highest payment priority then outstanding with a Certificate  Principal  Balance greater than zero and each other class of Class M  Certificates  and Class B  Certificates  of that series for which  certain  loss levels  established  for that class in the pooling and servicing  agreement have not been exceeded.  The related loss level on any distribution  date would be satisfied as to any
Class M-2, Class M-3 or Class B Certificates of that series,  respectively,  only if the sum of the current percentage interests in the related  mortgage  pool  evidenced  by that class and each class,  if any,  subordinate  thereto  were at least equal to the sum of the initial percentage interests in the related mortgage pool evidenced by that class and each class, if any, subordinate thereto.

         As stated  above under  "Description  of the  Certificates--Principal  Distributions  on the Senior  Certificates,"  the Senior
Accelerated  Distribution  Percentage  for each series will be 100% during the first five years after the closing date for that series, unless the  Certificate  Principal  Balances of the Senior  Certificates  of that series,  other than the Class A-P  Certificates,  are reduced to zero before the end of that five-year  period,  and will thereafter equal 100% whenever the Senior Percentage of that series exceeds the initial Senior Percentage.  Furthermore,  as described in this term sheet supplement,  the Senior Accelerated  Distribution
Percentage for each series will exceed the Senior  Percentage  during the sixth through ninth years following the closing date for that series,  and scheduled  reductions to the Senior Accelerated  Distribution  Percentage may be postponed due to the loss and delinquency experience of the mortgage  loans in the related  mortgage  pool.  Accordingly,  each class of the Class M  Certificates  of any series will not be entitled to any  mortgagor  prepayments  on the  mortgage  loans in the related  mortgage  pool for at least the first five years after the closing date for that series,  unless the  Certificate  Principal  Balances of the Senior  Certificates  of that series
(other  than the Class A-P  Certificates)  have been  reduced  to zero  before the end of such  period,  and may  receive no  mortgagor prepayments or a  disproportionately  small portion of mortgagor  prepayments relative to the related Class M Percentage during certain periods after this five year period.  See  "Description of the  Certificates--Principal  Distributions  on the Senior  Certificates"  in
this term sheet supplement.

                  ALLOCATION OF LOSSES; SUBORDINATION

         The  subordination  provided  to the Senior  Certificates  of any  series by the  related  Class B  Certificates  and  Class M
Certificates  and the  subordination  provided to each class of Class M  Certificates  by the related Class B  Certificates  and by any class of Class M Certificates  subordinate  thereto will cover Realized Losses on the mortgage loans included in the trust  established for that series that are Defaulted  Mortgage Losses,  Fraud Losses,  Bankruptcy  Losses and Special Hazard Losses.  Any Realized Losses
on the  mortgage  loans  included in the trust  established  for any series and,  in the case of an Excess  Transaction,  which are not
Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses will be allocated as follows:

-        first, to the Class B Certificates;

-        second, to the Class M-3 Certificates;

-        third, to the Class M-2 Certificates; and

-        fourth, to the Class M-1 Certificates

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and thereafter,  if any
Realized Loss is on a Discount  Mortgage Loan, to the Class A-P  Certificates  in an amount equal to the related  Discount  Fraction of the principal  portion of the Realized Loss until the Certificate  Principal  Balance of the Class A-P Certificates has been reduced to zero,  and the remainder of the Realized  Losses on Discount  Mortgage Loans and the entire amount of Realized  Losses on  Non-Discount
Mortgage Loans will be allocated among all the remaining classes of Senior  Certificates of that series on a pro rata basis;  provided, however,  that all or any  portion  of such  losses  for any  series  otherwise  allocable  to any  class or  classes  of Super  Senior
Certificates  of that series will be allocated to the related class or classes of Senior Support  Certificates of that series until the
Certificate  Principal  Balance of the related Senior Support  Certificates has been reduced to zero, as and to the extent described in any final term sheet for that series.  Subject to any  applicable  limitations,  Realized  Losses on the mortgage loans included in the trust  established for any series with a class of Insured  Certificates  that are allocated to that class of Insured  Certificates will be covered by the applicable financial guaranty insurance policy.

         On any distribution  date,  Realized Losses will be allocated as described in this term sheet  supplement after  distributions of principal as described in this term sheet supplement.

         Any allocation of a Realized Loss, other than a Debt Service Reduction, to a certificate will be made by reducing:

-        its  Certificate  Principal  Balance,  in the case of the  principal  portion  of the  Realized  Loss,  in each case until the
           Certificate  Principal Balance of that class has been reduced to zero, provided that no reduction shall reduce the aggregate
           Certificate  Principal  Balance of the  certificates  for any series below the  aggregate  Stated  Principal  Balance of the mortgage loans included in the trust established for that series; and

-        the  Accrued  Certificate  Interest  thereon,  in the case of the  interest  portion of the  Realized  Loss,  by the amount so allocated as of the  distribution  date  occurring in the month  following the calendar month in which the Realized Loss was incurred.

         In addition,  any  allocation of a Realized  Loss to a Class M Certificate  of any series may also be made by operation of the payment priority to the Senior  Certificates of that series described under  "Description of the  Certificates--Principal  Distributions
on the Senior Certificates" and any class of Class M Certificates of that series with a higher payment priority.

         As used in this term sheet supplement,  subordination refers to the provisions  discussed above for the sequential  allocation of Realized  Losses on the mortgage loans included in the trust  established  for any series among the various  classes of certificates for that series, as well as all provisions  effecting those allocations  including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

         In instances in which a mortgage loan is in default or if default is reasonably  foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders  of the related  series,  the master  servicer or subservicer may permit servicing  modifications  of the mortgage  loan rather than  proceeding  with  foreclosure,  as  described  under  "Description  of the
Certificates--Collection  and Other  Serving  Procedures"  in the  related  base  prospectus.  However,  the master  servicer's  and the subservicer's  ability to  perform  servicing  modifications  will be subject to some  limitations,  including  but not  limited to the following.  Advances and other amounts may be added to the outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the principal  balance of the mortgage  loan, or  capitalized  amounts added to the mortgage loan,  will be required to be fully amortized over the remaining term of the mortgage loan. All  capitalizations  are to be implemented in accordance with Residential  Funding's  program guide and may be implemented only by servicers that have been approved by the master servicer for that  purpose.  The final  maturity of any mortgage  loan  included in the trust  established  for any series shall not be extended  beyond the final  scheduled  distribution  date for that series.  No servicing  modification  with respect to a mortgage loan will have the effect of reducing the mortgage  rate below  one-half of the mortgage rate as in effect on the  applicable  cut-off date, but not less than the applicable  servicing fee rate.  Further,  the aggregate current principal balance of all mortgage loans included in the trust  established  for any series  subject to  modifications  can be no more than five percent (5%) of the aggregate  principal balance  of those  mortgage  loans as of the  cut-off  date for that  series,  but this limit may  increase  from time to time with the consent of the rating agencies rating that series of certificates.

         Any Advances made on any mortgage loan will be reduced to reflect any related  servicing  modifications  previously  made. The mortgage  rate and Net Mortgage  Rate as to any mortgage  loan will be deemed not reduced by any  servicing  modification,  so that the calculation of Accrued  Certificate  Interest  payable on the offered  certificates of the related series,  will not be affected by the servicing modification.

         Allocations  of the principal  portion of Debt Service  Reductions  for any series to each class of Class M  Certificates  and
Class B  Certificates  of that series will result from the priority of  distributions  of the  Available  Distribution  Amount for that series as described in this term sheet supplement,  which distributions shall be made first to the Senior  Certificates,  second to the
Class M  Certificates  in the order of their payment  priority and third to the Class B Certificates  of that series.  An allocation of the interest portion of a Realized Loss as well as the principal  portion of Debt Service  Reductions on the mortgage loans included in the trust  established for any series will not reduce the level of subordination  for that series, as that term is defined in this term sheet  supplement,  until an amount in respect  thereof has been  actually  disbursed to the Senior  Certificateholders  or the Class M
Certificateholders of that series, as applicable.

         The holders of the offered  certificates will not be entitled to any additional  payments with respect to Realized Losses from amounts otherwise  distributable on any classes of certificates  subordinate thereto, except in limited circumstances in respect of any
Excess  Subordinate  Principal  Amount,  or in the  case  of  Class  A-P  Collection  Shortfalls,  to the  extent  of  Eligible  Funds.
Accordingly,  the subordination  provided to the Senior Certificates of any series, other than the Class A-P Certificates,  and to each class of Class M Certificates  of that series by the respective  classes of certificates  subordinate  thereto with respect to Realized
Losses on mortgage loans in the related mortgage pool allocated on any distribution  date will be effected  primarily by increasing the
Senior Percentage,  or the respective Class M Percentage,  of future  distributions of principal of the remaining mortgage loans in the related  mortgage pool.  Because the Discount  Fraction of each Discount  Mortgage Loan will not change over time, the protection  from losses  provided to the Class A-P  Certificates  for any series by the Class M Certificates  and Class B Certificates of that series is limited to the prior right of the Class A-P  Certificates  to receive  distributions  in respect of principal on the Discount  Mortgage
Loans for that series as described in this term sheet  supplement.  Furthermore,  principal losses on the mortgage loans in the related mortgage  pool that are not  covered by  subordination  will be  allocated  to the Class A-P  Certificates  for that series only to the extent  they  occur on a  Discount  Mortgage  Loan and only to the  extent  of the  related  Discount  Fraction  of those  losses.  The allocation of principal  losses on the Discount  Mortgage Loans may result in those losses being allocated in an amount that is greater or less than would have been the case had those losses been allocated in proportion to the Certificate  Principal  Balance of the Class
A-P  Certificates for that series.  Thus, the Senior  Certificates for that series,  other than the Class A-P  Certificates,  will bear the entire amount of losses that are not allocated to the Class M  Certificates  and Class B  Certificates  of that series,  other than the amount  allocable to the Class A-P  Certificates,  which losses will be allocated among all classes of Senior  Certificates of that series, other than the Class A-P Certificates, as described in this term sheet supplement.

         Because the Class A-P  Certificates  for any series are  entitled to receive in  connection  with the Final  Disposition  of a
Discount  Mortgage  Loan  included in the related  mortgage  pool,  on any  distribution  date, an amount equal to all unpaid Class A-P
Collection  Shortfalls to the extent of Eligible  Funds on that  distribution  date,  shortfalls in  distributions  of principal on any class of Class M  Certificates  for that series could occur under some  circumstances,  even if that class is not the most  subordinate class of certificates of that series then outstanding with a Certificate Principal Balance greater than zero.

         In the case of an Excess  Transaction,  any Excess Special  Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses,
Extraordinary  Losses or other losses of a type not covered by  subordination  on  Non-Discount  Mortgage  Loans for any series will be allocated on a pro rata basis among the Senior  Certificates,  other than the Class A-P Certificates,  Class M Certificates and Class B
Certificates  of that series.  Any Realized  Losses so allocated  to the Senior  Certificates  of any series,  other than the Class A-P
Certificates,  or the Class M Certificates or the Class B Certificates  will be allocated without priority among the various classes of
Senior  Certificates,  other than the Class A-P  Certificates,  or the Class M Certificates or the Class B Certificates of that series;
provided,  however,  that all or any portion of such losses for any series otherwise  allocable to any class or classes of Super Senior
Certificates  of that series will be allocated to the related class or classes of Senior Support  Certificates of that series until the
Certificate  Principal  Balance of the related Senior Support  Certificates has been reduced to zero, as and to the extent described in any final term sheet for that series.  The principal  portion of these losses on Discount  Mortgage  Loans in any mortgage pool will be allocated to the Class A-P  Certificates  of that series in an amount equal to their related  Discount  Fraction,  and the remainder of the losses on those Discount  Mortgage  Loans will be allocated  among the remaining  certificates  of that series on a pro rata basis;
provided,  however,  that all or any portion of such losses  otherwise  allocable to any class or classes Super Senior  Certificates of that series will be allocated to the related class or classes Senior Support Certificates, as described in the preceding sentence.

         An  allocation  of a Realized  Loss on a "pro rata basis"  among two or more  classes of  certificates  of any series means an allocation  to each of those  classes of  certificates  on the basis of its then  outstanding  Certificate  Principal  Balance prior to giving  effect to  distributions  to be made on that  distribution  date in the case of an  allocation  of the  principal  portion of a
Realized Loss on the related  mortgage  loans, or based on the Accrued  Certificate  Interest  thereon in respect of that  distribution date in the case of an  allocation  of the  interest  portion  of a Realized  Loss on the  related  mortgage  loans;  provided  that in determining  the  Certificate  Principal  Balance of any class of Accrual  Certificates of any series for the purpose of allocating any portion  of a  Realized  Loss on the  related  mortgage  loans  to those  certificates,  the  Certificate  Principal  Balance  of those certificates shall be deemed to be the lesser of:

-        the original Certificate Principal Balance of those certificates, and

-        the  Certificate  Principal  Balance  of those  certificates  prior  to  giving  effect  to  distributions  to be made on that distribution date.

         In order to maximize the likelihood of distribution in full of the Senior Interest  Distribution  Amount,  Class A-P Principal
Distribution  Amount  and  Senior  Principal  Distribution  Amount  for each  series,  on each  distribution  date,  holders  of Senior
Certificates  of each series have a right to  distributions  of the  Available  Distribution  Amount that is prior to the rights of the holders of the Class M Certificates  and Class B Certificates  of that series,  to the extent  necessary to satisfy the Senior Interest
Distribution  Amount,  Class A-P Principal  Distribution Amount and Senior Principal  Distribution  Amount for that series.  Similarly, holders of the Class M Certificates  of each series have a right to  distributions  of the Available  Distribution  Amount prior to the rights of holders of the Class B Certificates  and holders of any class of Class M Certificates  with a lower payment  priority of that series.  In addition,  and except is otherwise set forth in any final term sheet for that class or those classes,  holders of any class or classes  of Super  Senior  Certificates  will have a right,  on each  distribution  date  occurring  on or after the Credit  Support
Depletion  Date for that series,  to that portion of the  Available  Distribution  Amount  otherwise  allocable to the related class or classes of Senior  Support  Certificates  to the extent  necessary  to satisfy the  Accrued  Certificate  Interest on the Super  Senior
Certificates and the related Super Senior Optimal Principal Distribution Amount.

         The application of the Senior Accelerated  Distribution Percentage for each series, when it exceeds the Senior Percentage,  to determine the Senior  Principal  Distribution  Amount for that series will accelerate the  amortization  of the Senior  Certificates of that series,  other than the Class A-P Certificates,  in the aggregate relative to the actual amortization of the mortgage loans in the related  mortgage  pool.  The  Class  A-P  Certificates  for each  series  will not  receive  more than the  Discount  Fraction  of any unscheduled  payment  relating to a Discount  Mortgage Loan included in the trust  established for that series.  To the extent that the
Senior  Certificates  for any series in the aggregate,  other than the Class A-P  Certificates,  are amortized faster than the mortgage loans in the related  mortgage pool, in the absence of offsetting  Realized  Losses  allocated to the Class M Certificates  and Class B
Certificates of that series,  the percentage  interest evidenced by those Senior  Certificates in that trust will be decreased,  with a corresponding  increase in the  interest in that trust  evidenced  by the Class M  Certificates  and the Class B  Certificates  of that series,  thereby  increasing,  relative to their respective  Certificate  Principal Balances,  the subordination  afforded those Senior
Certificates  by the Class M  Certificates  and the Class B Certificates  of that series  collectively.  In addition,  if losses on the mortgage  loans  included in the trust  established  for any series exceed the amounts  described in this term sheet  supplement  under
"Description  of the  Certificates--Principal  Distributions  on the Senior  Certificates,"  a greater  percentage  of full and  partial mortgagor  prepayments  will be  allocated  to the  Senior  Certificates  of that  series in the  aggregate,  other  than the Class A-P
Certificates,  than would otherwise be the case,  thereby  accelerating the amortization of those Senior  Certificates  relative to the
Class M Certificates and the Class B Certificates of that series.

         The priority of payments,  including  principal  prepayments on the mortgage loans included in the trust  established  for any series,  among the Class M Certificates  of that series,  as described in this term sheet  supplement,  also has the effect during some periods,  in the absence of Realized Losses, of decreasing the percentage  interest evidenced by any class of Class M Certificates with a higher payment priority,  thereby  increasing,  relative to its Certificate  Principal  Balance,  the subordination  afforded to that class of the Class M Certificates by the Class B Certificates  and any class of Class M Certificates  with a lower payment  priority of that series.
         The Special  Hazard  Amount for any series that is an Excess  Transaction  will be an amount  acceptable to each rating agency rating any class of  certificates  of that series.  As of any date of  determination  following  the cut-off  date for any series,  the
Special  Hazard  Amount  shall equal the initial  amount for that series less the sum of any amounts  allocated  through  subordination relating to Special  Hazard  Losses on the related  mortgage  pool.  In  addition,  the  Special  Hazard  Amount for any series will be further  reduced from time to time to an amount,  if lower,  that is not less than the product of (x) the  percentage  that the initial
Special  Hazard  Amount for that series  bears to the initial  aggregate  stated  principal  balance,  as of the cut-off  date,  of the mortgage  loans  included in the trust  established  for that series,  and (y) the current  outstanding  balance of the mortgage  loans included in the trust established for that series.

         The Fraud Loss Amount for any series that is an Excess  Transaction will be an amount  acceptable to each rating agency rating any class of  certificates  of that  series.  The Fraud Loss Amount for any series will be reduced  over the first five years after the related  closing date in accordance with the term s of the related  pooling and servicing  agreement.  After the first five years after the related closing date, the Fraud Loss Amount for any series will be zero.

         The Bankruptcy  Amount for any series that is an Excess  Transaction will be an amount acceptable to each rating agency rating any class of  certificates  of that series.  As of any date of  determination  prior to the first  anniversary  of the cut-off date for that  series,  the  Bankruptcy  Amount will equal the initial  amount for that  series  less the sum of any amounts  allocated  through subordination  for such losses up to such date of  determination.  As of any date of determination on or after the first anniversary of the cut-off date for any series,  the Bankruptcy  Amount will equal the excess,  if any, of (1) the lesser of (a) the Bankruptcy Amount as of the business day next  preceding  the most recent  anniversary  of the cut-off date for that series and (b) an amount  calculated under the terms of the pooling and  servicing  agreement,  which amount as  calculated  will provide for a reduction in the  Bankruptcy
Amount,  over (2) the aggregate  amount of Bankruptcy  Losses  allocated solely to the Class M Certificates or the Class B Certificates
of that series through subordination since that anniversary.

         Notwithstanding  the  foregoing,  the  provisions  relating to  subordination  will not be  applicable  in  connection  with a
Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

-        the master servicer is diligently  pursuing any remedies that may exist in connection with the  representations and warranties made regarding the related mortgage loan; and

-        either:

-        the related mortgage loan is not in default with regard to payments due thereunder; or

-        delinquent  payments of principal and interest  under the related  mortgage loan and any premiums on any  applicable  standard hazard  insurance  policy and any related  escrow  payments  relating to that mortgage loan are being  advanced on a current basis by the master servicer or a subservicer.

         In the case of an Excess  Transaction,  the Special Hazard Amount,  Fraud Loss Amount and Bankruptcy Amount for any series may be further reduced as described in the related base prospectus under "Description of Credit Enhancement--Subordination."

         Notwithstanding  the  foregoing,  with  respect to any class of Insured  Certificates  of any series,  the  related  financial guaranty insurance policy,  subject to any applicable  limitations set forth therein, will cover the interest and principal portions of all Realized  Losses on the mortgage loans included in the trust  established for that series and allocated  thereto.  If such payments are not required to be made under the related  financial  guaranty  insurance  policy or are not made as required  under the policy for any  series,  such  Realized  Losses  allocated  to the  Insured  Certificates  of that  series  will be borne by the  holders  of such certificates.

                  ADVANCES

         Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the mortgage loans on the Due Date in the related Due Period and not received by the business day next preceding the related determination date.

         These  Advances are required to be made on mortgage  loans  included the trust  established  for any series only to the extent they are deemed by the master servicer to be recoverable from related late collections,  Insurance  Proceeds,  Liquidation  Proceeds or amounts  otherwise  payable to the holders of the Class B Certificates  or the Class M Certificates of that series.  Recoverability  is determined in the context of existing  outstanding  arrearages,  the current  loan-to-value  ratio and an assessment of the fair market value  of the  related  mortgaged  property.  The  purpose  of  making  these  Advances  is to  maintain  a  regular  cash  flow to the certificateholders,  rather than to guarantee or insure against Realized  Losses.  The master servicer will not be required to make any
Advances with respect to reductions in the amount of the monthly  payments on the mortgage loans due to Debt Service  Reductions or the application  of the Relief  Act or similar  legislation  or  regulations.  Any  failure  by the master  servicer  to make an Advance as required under the pooling and servicing  agreement for any series will  constitute an event of default  thereunder,  in which case the trustee,  as  successor  master  servicer,  will be  obligated to make any  Advance,  in  accordance  with the terms of the pooling and servicing agreement for that series.

         All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the master servicer on a first priority basis from either (a) late collections,  Insurance  Proceeds and Liquidation  Proceeds from the mortgage loan as to which such  unreimbursed  Advance was made or (b) as to any Advance that remains  unreimbursed  in whole or in part following the final liquidation of the related  mortgage loan, from any amounts  otherwise  distributable on any of the Class B Certificates or the Class M
Certificates of that series;  provided,  however, that, in the case of an Excess Transaction,  any Advances that were made with respect to delinquencies  which ultimately were determined to be Excess Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy Losses
or  Extraordinary  Losses are  reimbursable to the master  servicer out of any funds in the Custodial  Account for that series prior to distributions on any of the certificates and the amount of those losses will be allocated as described in this term sheet supplement.

         The effect of these  provisions on any class of the Class M  Certificates  of any series is that,  with respect to any Advance which remains  unreimbursed  following the final  liquidation of the related mortgage loan, the entire amount of the  reimbursement for that  Advance  will be borne  first by the  holders of the Class B  Certificates  or any class of Class M  Certificates  of that series having a lower payment priority to the extent that the  reimbursement is covered by amounts  otherwise  distributable to those classes, and then by the holders of that class of Class M Certificates  of that series,  except as provided  above, to the extent of the amounts otherwise  distributable  to them. In addition,  if the  Certificate  Principal  Balances of the Class M  Certificates  and the Class B
Certificates  of any series have been  reduced to zero,  any  Advances  previously  made which are deemed by the master  servicer to be nonrecoverable  from related late  collections,  Insurance  Proceeds and Liquidation  Proceeds may be reimbursed to the master servicer out of any funds in the Custodial Account prior to distributions on the Senior Certificates of that series.

         The pooling and servicing  agreement  for any series will provide that the master  servicer may enter into a facility with any person which provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or Servicing  Advances on the mortgage  loans included in the trust  established  for that series,  although no such facility will reduce or otherwise  affect the master  servicer's  obligation  to fund these  Advances  and/or  Servicing  Advances.  No facility  will require the consent of any certificateholders  or the trustee.  Any Advances  and/or  Servicing  Advances  made by an advancing  person would be reimbursed to the advancing  person under the same  provisions  pursuant to which  reimbursements  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing person as opposed to the master servicer or any successor  master  servicer,  and without  being  subject to any right of offset  that the trustee or the trust might have  against the master servicer or any successor master servicer.

                  RESIDUAL INTERESTS

         Holders of the Class R Certificates  will be entitled to receive any residual cash flow from the mortgage  pool,  which is not expected to be significant.  The Class R Certificates  will not be entitled to any payments other than their nominal  principal  amount and accrued  interest on that amount  unless the aggregate  amount  received by the issuing  entity with respect to the mortgage  loans exceeds the aggregate  amount  payable to the other  Certificateholders,  which is highly  unlikely.  A holder of Class R  Certificates will not have a right to alter the  structure  of this  transaction.  The Class R  Certificates  may be  retained by the  Depositor  or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

                                                       CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

         GENERAL

         The yield to  maturity  on each class of offered  certificates  of any series  will be  primarily  affected  by the  following factors:

-        the rate and timing of principal  payments on the mortgage loans included in the trust established for that series,  including prepayments, defaults and liquidations, and repurchases due to breaches of representations or warranties;

-        the allocation of principal payments among the various classes of offered certificates of that series;

-        realized losses and interest shortfalls on the mortgage loans included in the trust established for that series;

-        the pass-through rate on the offered certificates of that series;

-        to the extent  provided  in any final  term  sheet for a class of  certificates,  with  respect  to any class of  certificates intended to be the beneficiary of a yield maintenance  agreement,  payments, if any, made pursuant to such yield maintenance agreement;

-        with respect to any class of Insured  Certificates of that series,  payments,  if any, made pursuant to the related  financial guaranty insurance policy;

-        the purchase price paid for the offered certificates of that series.

         For additional  considerations  relating to the yield on the offered  certificates,  see "Yield  Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  PREPAYMENT CONSIDERATIONS

         The yields to maturity and the aggregate amount of  distributions  on the offered  certificates of any series will be affected by the rate and timing of principal  payments on the mortgage loans included in the trust  established for that series.  The yields may be adversely  affected by a higher or lower than anticipated rate of principal  payments on the mortgage loans in the trust established for that series.  The rate of principal  payments on the mortgage loans will in turn be affected by the  amortization  schedules of the mortgage  loans,  including any initial  interest only periods,  the rate and timing of mortgagor  prepayments  on the mortgage  loans, liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of  prepayments,  liquidations  and  purchases of the mortgage  loans  included in the trust established for any series may significantly  affect the yield to an investor in that series of certificates,  even if the average rate of principal  payments  experienced  over time is consistent with an investor's  expectation.  In addition,  the rate of prepayments of the mortgage  loans included in the trust  established  for any series and the yields to investors on the  certificates  of that series may be affected by  refinancing  programs,  which may include  general or targeted  solicitations,  as described  under  "Maturity  and
Prepayment  Considerations"  in the related  base  prospectus.  Since the rate and timing of principal  payments on the mortgage  loans will  depend on future  events and on a variety  of  factors,  as  described  in this term sheet  supplement  and in the  related  base prospectus under "Yield Considerations" and "Maturity and Prepayment  Considerations",  no assurance can be given as to the rate or the timing of principal payments on the offered certificates of any series.

         The  mortgage  loans in most cases may be prepaid by the  mortgagors  at any time  without  payment of any  prepayment  fee or penalty,  although a portion of the  mortgage  loans  included  in the trust  established  for any series may  provide for payment of a prepayment charge,  which may have a substantial  effect on the rate of prepayment of those mortgage loans.  Except as is otherwise set forth in any term sheet for any  series,  the  prepayment  charges  will not be  available  for  distribution  on the  related  offered certificates.

         Some state laws  restrict  the  imposition  of  prepayment  charges  even when the mortgage  loans  expressly  provide for the collection of those  charges.  It is possible that  prepayment  charges and late fees may not be collected  even on mortgage loans that provide  for the  payment  of these  charges.  In any case,  these  amounts  will not be  available  for  distribution  on the  offered certificates.  See "Certain  Legal Aspects of Mortgage  Loans--Default  Interest and  Limitations  on  Prepayments"  in the related base prospectus.

         Prepayments,  liquidations  and purchases of the mortgage loans included in the trust  established for that series will result in distributions to holders of the offered  certificates of that series of principal  amounts which would otherwise be distributed over the remaining terms of the mortgage loans in the related pool. Factors affecting  prepayment,  including defaults and liquidations,  of mortgage loans include  changes in mortgagors'  housing needs,  job transfers,  unemployment,  mortgagors'  net equity in the mortgaged properties,  changes in the value of the mortgaged properties,  mortgage market interest rates,  solicitations and servicing decisions.
In addition,  if prevailing  mortgage rates fell significantly below the mortgage rates on the mortgage loans, the rate of prepayments, including  refinancings,  would be  expected to  increase.  Conversely,  if  prevailing  mortgage  rates rose  significantly  above the mortgage rates on the mortgage loans, the rate of prepayments on the mortgage loans would be expected to decrease.

         The rate of  defaults  on the  mortgage  loans will also  affect the rate and timing of  principal  payments  on the  mortgage loans.  In  general,  defaults  on mortgage  loans are  expected to occur with  greater  frequency  in their early  years.  The rate of default on mortgage  loans which are refinance or limited  documentation  mortgage  loans,  and on mortgage loans with high LTV ratios, may be higher than for other types of mortgage loans.  Furthermore,  the rate and timing of prepayments,  defaults and  liquidations on the  mortgage  loans will be affected by the general  economic  condition  of the region of the country in which the related  mortgaged properties  are located.  The risk of  delinquencies  and loss is greater and  prepayments  are less likely in regions  where a weak or deteriorating  economy exists,  as may be evidenced by, among other factors,  increasing  unemployment or falling property values.  See
"Maturity and Prepayment Considerations" in the related base prospectus.

         Investors in the Class M  Certificates  of any series should also be aware that on any  distribution  date on which the Senior
Accelerated  Distribution  Percentage  of that series  equals  100%,  the Class M  Certificates  of that series will not be entitled to distributions of mortgagor  prepayments with respect to the mortgage loans in the related mortgage pool for such  distribution date and the weighted average lives of the Class M Certificates of that series could be significantly affected thereby.

         Most of the mortgage  loans  contain  due-on-sale  clauses.  The terms of the pooling and  servicing  agreement for any series generally  require the master servicer or any subservicer,  as the case may be, to enforce any due-on-sale  clause to the extent it has knowledge of the conveyance or the proposed  conveyance of the underlying  mortgaged property and to the extent permitted by applicable law, except that any enforcement  action that would impair or threaten to impair any recovery under any related  insurance  policy will not be required or permitted.

                  ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity on the offered  certificates  of any series will be affected by the  allocation  of principal  payments among  the  offered  certificates.  As  described  under  "Description  of  the  Certificates--Principal  Distributions  on  the  Senior
Certificates" and "--Principal  Distributions on the Class M Certificates" in this term sheet  supplement,  during specified periods all or a  disproportionately  large  percentage of principal  prepayments on the mortgage loans included in the trust  established for that series will be allocated among the Senior  Certificates  of that series,  other than the Interest Only  Certificates  and the Class A-P
Certificates,  and during specified periods no principal  prepayments or, relative to the related pro rata share, a  disproportionately small portion of principal  prepayments on the mortgage loans included in the trust  established for that series will be distributed to each class of Class M  Certificates  of that  series.  In  addition  to the  foregoing,  if on any  distribution  date,  the loss level established  for the  Class  M-2  Certificates  or the  Class  M-3  Certificates  of any  series  is  exceeded  and a class  of Class M
Certificates of that series having a higher payment  priority is then  outstanding  with a Certificate  Principal  Balance greater than zero, the Class M-2  Certificates  or the Class M-3  Certificates  of that series,  as the case may be, will not receive  distributions relating to principal prepayments on that distribution date.

         A portion of the mortgage loans  included in the trust  established  for any series may have initial  interest only periods of varying  duration.  During this period,  the payment made by the related  borrower  will be less than it would be if the mortgage  loan amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled  monthly payments during this period.  As a result,  no principal  payments will be made to the  certificates  of that series from these  mortgage  loans during their interest only period except in the case of a prepayment.

         After the initial  interest only period,  the scheduled  monthly  payment on these  mortgage  loans will  increase,  which may result in increased  delinquencies by the related  borrowers,  particularly if interest rates have increased and the borrower is unable to refinance.  In addition,  losses may be greater on these mortgage  loans as a result of the mortgage loan not amortizing  during the early years of these mortgage  loans.  Although the amount of principal  included in each scheduled  monthly  payment for a traditional mortgage  loan is relatively  small during the first few years after the  origination  of a mortgage  loan, in the aggregate the amount can be significant.

         Mortgage  loans with an initial  interest only period are  relatively  new in the mortgage  marketplace.  The  performance  of these mortgage loans may be  significantly  different than mortgage  loans that fully  amortize.  In particular,  there may be a higher expectation  by these  borrowers of  refinancing  their  mortgage  loans with a new mortgage  loan, in  particular  one with an initial interest  only  period,  which may result in higher or lower  prepayment  speeds than would  otherwise be the case.  In  addition,  the failure to build  equity in the  related  mortgaged  property  by the  related  mortgagor  may affect the  delinquency  and  prepayment experience of these mortgage loans.

         Senior  Certificates:  The  Senior  Certificates  of any  series,  other than the Class A-P  Certificates  and  Interest  Only
Certificates,  are entitled to receive  distributions  in accordance  with various  priorities for payment of principal as described in this term  sheet  supplement  and any final  term sheet for that  series.  Distributions  of  principal  on  classes  having an earlier priority of payment will be affected by the rates of prepayment  of the mortgage  loans early in the life of the mortgage pool for that series.  The timing of  commencement  of principal  distributions  and the weighted  average lives of certificates of any series with a later  priority of payment will be affected by the rates of  prepayment of the mortgage  loans  included in the trust  established  for that series  both  before and after the  commencement  of  principal  distributions  on those  classes.  Holders of any class of Senior
Certificates  of any series with a longer  weighted  average life bear a greater risk of loss than  holders of Senior  Certificates  of that series with a shorter  weighted  average life because the Certificate  Principal  Balances of the Class M Certificates and Class B
Certificates of that series could be reduced to zero before the Senior Certificates are retired.

         Accretion Directed  Certificates and Accrual  Certificates:  Prior to the Accretion Termination Date for any series, any class or classes of Accretion  Directed  Certificates of that series will receive as monthly  principal  distributions of the related Accrual
Distribution  Amount in  accordance  with the  priority  of  payment  for these  amounts  set  forth in any final  term  sheet for each applicable class.  Prior to the Accretion  Termination Date for any series,  interest  shortfalls  allocated to any class or classes of
Accrual  Certificates of that series will reduce the amount added to the Certificate  Principal Balance of those certificates  relating to interest  accrued  thereon and will result in a  corresponding  reduction  of the amount  available  for  distributions  relating to principal on the related class or classes of Accretion  Directed  Certificates.  Furthermore,  because these interest  shortfalls  will result in the Certificate  Principal Balance of any class or classes of Accrual  Certificates  being less than they would otherwise be, the amount of interest that will accrue in the future on those Accrual  Certificates  and be available  for  distributions  relating to principal on the related class or classes of Accretion Directed Certificates will be reduced.  Accordingly,  the weighted average lives of the related class or classes of Accretion Directed Certificates would be extended.

         In  addition,  investors  in any  Accrual  Certificates  and any  Accretion  Directed  Certificates  should be aware  that the applicable  Accretion  Termination  Date may be later,  or earlier,  than otherwise  assumed.  As a result,  the  applicable  Accretion
Termination Date could be different from that assumed at the time of purchase.

         Because any Accrual  Certificates  are not  entitled to receive any  distributions  of interest  until the  occurrence  of the applicable  Accretion  Termination  Date,  those  certificates  will likely  experience  greater price and yield  volatility than would mortgage pass-through  certificates that are otherwise similar but which are entitled to current  distributions of interest.  Investors should consider whether this volatility is suitable to their investment needs.

         Companion  Certificates:  Investors  in any  Companion  Certificates  of any  series  should be aware  that the  stabilization provided by that class of Companion  Certificates for any related planned principal,  scheduled principal or targeted principal classes of that series is sensitive to the rate of mortgagor  prepayments  on the mortgage  loans  included in the trust  established  for that series,  and the  Certificate  Principal  Balance of any  Companion  Certificates  may be reduced to zero  significantly  earlier  than anticipated.

         Any Companion  Certificates of any series will generally receive monthly principal  distributions from amounts included in the
Senior  Principal  Distribution  Amount  for that  series  only after  distribution  of amounts  sufficient  to reduce the  Certificate
Principal Balance of the related planned  principal,  scheduled  principal or targeted principal classes of that series to the planned, scheduled and/or targeted amount, as applicable.  Due to the companion nature of any Companion  Certificates,  these  certificates will likely  experience  price and yield  volatility.  Investors  should consider  whether such  volatility is suitable to their  investment needs.

         Component  Certificates:  A class of Component  Certificates of any series may consist of components with different  principal and interest  payment  characteristics.  As each component of a class of Component  Certificates  may be identified as falling into one or more of the categories  described under  "Description of the  Certificates-General"  in the related base  prospectus,  that class of
Component  Certificates may bear the special yield and prepayment  considerations  and price and yield  volatility  associated with the categories of certificates  described in this term sheet  supplement to the extent of each applicable  component.  Investors in a class of Component  Certificates  should consider whether such  considerations and volatility  associated with any component of that class is suitable to their investment needs.

         Insured  Certificates:  IN ADDITION TO THE  CONSIDERATIONS  DESCRIBED  ABOVE,  INVESTORS IN ANY CLASS OF INSURED  CERTIFICATES
SHOULD BE AWARE THAT THOSE CERTIFICATES MAY NOT BE AN APPROPRIATE INVESTMENT FOR ALL PROSPECTIVE INVESTORS.

         Investors in any class of Random Lot Insured  Certificates of any series also should be aware that  distributions of principal to that class of Random Lot Insured  Certificates  may be allocated by DTC according to a random lot procedure.  Due to this random lot procedure,  there can be no assurance  that on any  distribution  date, any holder of a class of Random Lot Insured  Certificates  will receive a principal  distribution.  Thus, the timing of distributions in reduction of the Certificate Principal Balance with respect to any particular  Random Lot Insured  Certificate,  even if a request for distribution has been made by an investor,  is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

         For these  reasons,  any class of Random Lot Insured  Certificates  would not be an  appropriate  investment  for any investor requiring a  distribution  of a  particular  amount of principal  or interest on a specific  date or dates or an otherwise  predictable stream of cash payments.  The timing of those  distributions may have a significant effect on an investor's yield on those certificates if the certificate is purchased at a discount or a premium.

         Furthermore,  investors  in the  Insured  Certificates  of any  series  should be aware  that  because  that  class of Insured
Certificates  may have a later  priority of payment with respect to a substantial  portion of their  principal  payments in relation to other  classes  of Senior  Certificates  of that  series,  and in this case,  the  effect on the market  value of that class of Insured
Certificates of changes in market interest rates or market yields for similar  securities  would be greater than would be the effect of such changes on other classes of that series or Senior  Certificates of that series entitled to principal  distributions.  Furthermore, this later payment  priority would make any class of Insured  Certificates  particularly  sensitive to the rate and timing of principal prepayments  on the mortgage  loans.  If  prepayments  on the mortgage  loans in the related  mortgage pool occur at a higher rate than anticipated,  the weighted  average life of any class of Insured  Certificates  may be shortened.  Conversely,  if  prepayments  on the mortgage loans in the related mortgage pool occur at a lower rate than  anticipated,  the weighted average life of any class of Insured
Certificates may be extended.

         Lockout  Certificates:  Investors in any class of Lockout  Certificates of any series should be aware that,  unless the Credit
Support Depletion Date for that series has occurred,  that class of Lockout  Certificates may not be expected to receive  distributions of principal  prepayments on the mortgage loans included in the trust  established  for that series for a period of time and may not be expected to receive  distributions  of scheduled  principal  payments on these mortgage loans for a period of time, as described in any final term sheet for that class.  In addition,  after the expiration of this initial period for any class of Lockout  Certificates  for any series, that class of Lockout  Certificates will receive a distribution of principal  prepayments on the mortgage loans included in the trust  established  for that series that is smaller than that class's pro rata share and will receive a  distribution  of scheduled principal  payments on the related  mortgage  loans that is smaller  than that  class's pro rata share,  as described in any final term sheet for that class,  unless the Certificate  Principal  Balances of the Senior  Certificates  of that series,  other than any Lockout
Certificates and Class A-P Certificates,  have been reduced to zero.  Consequently,  the weighted average lives of any class of Lockout
Certificates  of any series will be longer than would  otherwise  be the case.  The effect on the market  value of any class of Lockout
Certificates of any series of changes in market  interest rates or market yields for similar  securities will be greater than for other classes of Senior Certificates of that series entitled to earlier principal distributions.

         PAC  Certificates:  Any class of PAC  Certificates  of any series will have been  structured so that  principal  distributions will be made in the amounts  determined by using the schedule for that class,  assuming that prepayments on the mortgage loans included in the trust  established for that series occur each month at a constant level within the applicable PAC targeted  range,  and based on some other assumptions.

         There can be no assurance that funds available for distribution of principal on any class of PAC  Certificates  will result in the  Certificate  Principal  Balance  thereof  equaling the planned  principal  balance for any  distribution  date. To the extent that prepayments on the mortgage loans in the related  mortgage pool occur at a level below the  applicable  PAC targeted  range,  the funds available for principal  distributions  on any class of PAC  Certificates on each  distribution  date may be insufficient to reduce the
Certificate  Principal  Balance thereof to the planned  principal  balance for that distribution date and the weighted average lives of the PAC  Certificates  may be extended.  Conversely,  to the extent that prepayments on the mortgage loans in the related mortgage pool occur at a level above the applicable PAC targeted range,  after the amounts of any related  Companion  Certificates  have been reduced to zero, the Certificate  Principal  Balance of any class of PAC  Certificates may be reduced.  In addition,  the averaging of high and low mortgagor  prepayment rates, even if the average  prepayment level is within the applicable PAC targeted range, will not ensure the distributions  on any class of PAC  Certificates of an amount that will result in the Certificate  Principal  Balance thereof  equaling its planned  principal  balance on any  distribution  date  because the balance of the Senior  Principal  Distribution  Amount for that series remaining after  distribution on any class of PAC Certificates  will be distributed on each distribution date and therefore will not be available for subsequent distributions on any class of PAC Certificates.

         Investors in any class of PAC Certificates  should be aware that the stabilization  provided by any Companion  Certificates is sensitive to the rate of the  mortgagor  prepayments  on the mortgage  loans in the related  mortgage  pool,  and that the  Certificate
Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

         Scheduled Principal  Certificates:  Any class of Scheduled  Principal  Certificates of any series will have been structured so that principal  distributions  will be made in the amounts  determined by using the schedule for that class,  assuming that prepayments on the mortgage  loans  included in the trust  established  for that series occur each month at the rate or rates assumed in developing the schedule, and based on other assumptions.

         There  can be no  assurance  that  funds  available  for  distribution  of  principal  on any  class  of  Scheduled  Principal
Certificates  will result in the Certificate  Principal  Balance thereof equaling the scheduled  principal balance for any distribution date.  To the extent that  prepayments  on the  mortgage  loans in the related  mortgage  pool occur at a level below the rate or rates assumed in developing the schedule,  the funds available for principal  distributions on any class of Scheduled Principal  Certificates on each  distribution date may be insufficient to reduce the Certificate  Principal Balance thereof to the scheduled  principal balance for that  distribution  date and the weighted average lives of the Scheduled  Principal  Certificates may be extended.  Conversely,  to the extent that  prepayments  on the mortgage  loans in the related  mortgage  pool occur at a level above the rate or rates assumed in developing the schedule,  after the amounts of any related Companion  Certificates have been reduced to zero, the Certificate Principal
Balance of any class of  Scheduled  Principal  Certificates  may be reduced.  In  addition,  the  averaging  of high and low  mortgagor prepayment  rates,  even if the average  prepayment  level is at the rate or rates assumed in developing the schedule,  will not ensure the distributions on any class of Scheduled Principal  Certificates of an amount that will result in the Certificate  Principal Balance thereof  equaling its scheduled  principal  balance on any distribution  date because the balance of the Senior Principal  Distribution
Amount for that series  remaining  after  distribution  on any class of Scheduled  Principal  Certificates  will be distributed on each distribution date and therefore will not be available for subsequent distributions on any class of Scheduled Principal Certificates.

         Investors in any class of Scheduled Principal  Certificates  should be aware that the stabilization  provided by any Companion
Certificates  is sensitive to the rate of the mortgagor  prepayments on the mortgage  loans in the related  mortgage pool, and that the
Certificate Principal Balance of any Companion Certificates may be reduced to zero significantly earlier than anticipated.

         Senior Support  Certificates:  If the Certificate  Principal Balances of the Class M Certificates and the Class B Certificates
of any series are  reduced  to zero,  the yield to  maturity  of any Senior  Support  Certificates  of that  series  will be  extremely sensitive to losses on the mortgage loans included in the trust  established for that series,  and the timing thereof,  because certain amounts of losses that would be  allocable  to the related  class or classes of Super  Senior  Certificates  will be  allocated  to the related  class or classes of Senior  Support  Certificates,  as and to the extent  described  in any final term sheet for that class or those classes.  Investors in a class of Senior  Support  Certificates  should  consider  whether such  sensitivity is suitable to their investment needs.

         TAC  Certificates:  Any class of TAC  Certificates  of any series will have been  structured so that  principal  distributions will be made in the amounts  determined by using the schedule and the cash flow  allocation  provisions  for that class,  assuming that prepayments on the mortgage loans included in the trust  established  for that series occur each month at the constant level assumed in developing the targeted principal balances, and based on certain other assumptions.

         There can be no assurance that funds available for distribution of principal on any class of TAC  Certificates  will result in the Certificate  Principal  Balance  thereof  equaling its targeted  principal  balance for any  distribution  date. To the extent that prepayments  on the mortgage  loans in the related  mortgage pool occur at a level below the constant  level assumed in developing  the targeted  principal  balances for that class, the funds available for principal  distributions on any class of TAC Certificates on each distribution date may be insufficient to reduce the Certificate  Principal  Balance thereof to its targeted  principal balance for that distribution  date and the weighted  average lives of that class may be extended.  Conversely,  to the extent that  prepayments  on the mortgage  loans in the related  mortgage pool occur at a level above the constant  level assumed in developing  the targeted  principal balances  for that  class,  after the  Certificate  Principal  Balance of any  Companion  Certificate  has been  reduced  to zero,  the
Certificate  Principal  Balance of any class of TAC Certificates may be reduced below its targeted  principal  balance and the weighted average lives of that class may be reduced.

         Investors  in any class of TAC  Certificates  should  be aware  that the  stabilization  provided  by any  class of  Companion
Certificates is sensitive to the rate of the mortgagor  prepayments on the related mortgage loans,  and that the Certificate  Principal
Balance of any class of Companion Certificates may be reduced to zero significantly earlier than anticipated.

         Certificates  with  Subordination  Features:  After the  Certificate  Principal  Balances of the Class B  Certificates  of any
series  have been  reduced to zero,  the yield to  maturity on the class of Class M  Certificates  of that  series  with a  Certificate
Principal  Balance  greater than zero with the lowest payment  priority will be extremely  sensitive to Realized Losses on the mortgage loans  included in the trust  established  for that series and the timing of those  Realized  Losses  because the entire amount of such
Realized Losses that are covered by  subordination  will be allocated to that class of Class M Certificates.  See "--Class M-2 and Class
M-3  Certificate  Yield  Considerations"  below.  If the  Certificate  Principal  Balances of the Class M Certificates  and the Class B
Certificates  of any series are  reduced to zero,  the yield to  maturity  of any Senior  Support  Certificates  of that series will be extremely  sensitive  to losses on the mortgage  loans  included in the trust  established  for that  series,  and the timing  thereof, because  certain  amounts of losses that would be allocable to any class or classes of Super Senior  Certificates  will be allocated to the related class or classes of Senior Support  Certificates,  as and to the extent described in any final term sheet for that class or those classes.  Furthermore,  because principal  distributions are paid to some classes of Senior Certificates and Class M Certificates before  some other  related  classes,  holders of  classes  having a later  priority  of payment  bear a greater  risk of losses on the mortgage loans than holders of classes having earlier priority for distribution of principal.

                  REALIZED LOSSES AND INTEREST SHORTFALLS

         The yields to maturity and the aggregate amount of  distributions  on the offered  certificates of any series will be affected by the timing of mortgagor  defaults  resulting in Realized Losses on the mortgage loans.  The timing of Realized Losses on the related mortgage loans and the allocation of Realized Losses to the related offered  certificates  could  significantly  affect the yield to an investor in the related offered  certificates.  In addition,  Realized Losses may affect the market value of the offered  certificates, even if these losses are not allocated to those offered certificates.

         After the Certificate  Principal  Balances of the related Class B Certificates of any series are reduced to zero, the yield to maturity on the class of related Class M Certificates  then  outstanding  with a Certificate  Principal  Balance greater than zero with the lowest  payment  priority  will be extremely  sensitive to losses on the related  mortgage  loans for that series and the timing of those  losses  because  certain  amounts  of losses  that are  covered  by  subordination  will be  allocated  to that class of Class M
Certificates.  See "--Class M-2 and Class M-3 Certificate Yield  Considerations"  below.  Furthermore,  because principal  distributions are paid to some classes of Senior  Certificates  and Class M Certificates of any series before some other classes,  holders of classes having a later priority of payment bear a greater risk of losses than holders of classes having earlier  priority for  distribution  of principal.

         As described under "Description of the  Certificates--Allocation  of Losses;  Subordination" and "--Advances," amounts otherwise distributable  to holders of one or more  classes of the Class M  Certificates  of any  series  may be made  available  to protect  the holders of the Senior  Certificates  and holders of any Class M  Certificates  with a higher  payment  priority of that series  against interruptions  in distributions  due to some mortgagor  delinquencies on the mortgage loans in the related mortgage pool, to the extent not covered by Advances.  These  delinquencies  may affect the yields to investors on those classes of the Class M  Certificates,  and, even if  subsequently  cured,  may  affect  the  timing of the  receipt of  distributions  by the  holders of those  classes of Class M
Certificates.  Similarly,  if the  Certificate  Principal  Balances of the Class M  Certificates  and the Class B  Certificates  of any
series are reduced to zero,  delinquencies  on the mortgage  loans in the related  mortgage  pool to the extent not covered by Advances will affect the yield to investors on the Senior  Certificates  of that series,  particularly  any Senior Support  Certificates of that series because all or any portion of the amount of any shortfall  resulting from such  delinquencies and otherwise  attributable to any class  or  classes  of Super  Senior  Certificates  of that  series  will be borne by the  related  class  or  classes  Senior  Support
Certificates to the extent those  certificates  are then  outstanding,  as and to the extent  described in this term sheet  supplement.
Furthermore,  the Class A-P  Certificates  will share in the principal  portion of Realized Losses on the mortgage loans in the related mortgage pool only to the extent that they are incurred with respect to Discount  Mortgage  Loans and only to the extent of the related
Discount  Fraction  of those  losses.  Consequently,  after the Class B  Certificates  and the Class M  Certificates  of any series are retired or in the case of Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses and Extraordinary  Losses,  the
Senior  Certificates  of that  series,  other  than the Class  A-P  Certificates,  may be  affected  to a  greater  extent by losses on
Non-Discount  Mortgage Loans than losses on Discount  Mortgage Loans in the related mortgage pool. In addition,  a higher than expected rate of delinquencies  or losses will also affect the rate of principal  payments on one or more classes of the Class M Certificates of any series if it delays the  scheduled  reduction  of the Senior  Accelerated  Distribution  Percentage  for that series or affects the allocation of prepayments among the Class M Certificates and Class B Certificates of that series.

         The  amount of  interest  otherwise  payable  to  holders of the  offered  certificates  of any series  will be reduced by any interest  shortfalls  on the  mortgage  loans  included  in the  trust  established  for that  series  to the  extent  not  covered  by subordination or the master  servicer,  or, solely with respect to any Insured  Certificates of that series,  by the related policy and any applicable reserve fund as described in any applicable final term sheet for that series,  including  Prepayment Interest Shortfalls and, in the case of each class of the Class M Certificates of that series,  the interest  portions of Realized Losses  allocated solely to that  class of  certificates.  These  shortfalls  will not be offset by a  reduction  in the  servicing  fees  payable to the master servicer or otherwise,  except as described in this term sheet supplement with respect to Prepayment  Interest  Shortfalls.  See "Yield
Considerations"  in the related  base  prospectus  and  "Description  of the  Certificates--Interest  Distributions"  in this term sheet supplement  for a discussion  of the effect of  principal  prepayments  on the mortgage  loans on the yields to maturity of the related offered  certificates  and possible  shortfalls  in the  collection of interest.  Certain  interest  shortfalls  on the mortgage  loans included in the trust  established for any series  allocable to the Insured  Certificates of that series will be covered by the related policy and any applicable reserve fund, as and to the extent described in any final term sheet for that series.

         The yields to investors in the offered  certificates will be affected by Prepayment  Interest Shortfalls on the mortgage loans allocable  thereto on any distribution  date to the extent that those shortfalls  exceed the amount offset by the master servicer.  See
"Description of the  Certificates--Interest  Distributions" in this term sheet supplement.  The financial  guaranty insurance policy for any class of Insured  Certificates of any series does not cover Prepayment  Interest  Shortfalls or shortfalls caused by application of the Relief Act, as applicable, on those Insured Certificates.

         The  recording  of mortgages in the name of MERS is a relatively  new  practice in the mortgage  lending  industry.  While the depositor  expects  that the master  servicer  or  applicable  subservicer  will be able to  commence  foreclosure  proceedings  on the mortgaged  properties,  when necessary and appropriate,  public recording  officers and others in the mortgage industry,  however,  may have  limited,  if any,  experience  with lenders  seeking to  foreclose  mortgages,  assignments  of which are  registered  with MERS.
Accordingly,  delays and additional  costs in commencing,  prosecuting and completing  foreclosure  proceedings,  defending  litigation commenced by third parties and  conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage  loans  included in the trust  established  for any series could in turn delay the  distribution  of liquidation  proceeds to the  certificateholders  of that series and increase the amount of Realized Losses on those mortgage loans. In addition,  if, as a result of MERS  discontinuing  or becoming unable to continue  operations in connection  with the MERS(R)System,  it becomes  necessary to remove any mortgage loan included in the trust  established for any series from  registration on the MERS(R)System and to arrange for the  assignment of the related  mortgages to the trustee,  then any related  expenses shall be  reimbursable  by the trust for that series to the master  servicer,  which will reduce the amount available to pay principal of and interest on the class or classes of certificates of that series with Certificate  Principal Balances greater than zero with the lowest payment  priorities.  For additional  information  regarding the recording of mortgages in the name of MERS, see  "Description of the Mortgage Pool" in this term sheet supplement and "Description of the Certificates--Assignment of Trust Assets" in the related base prospectus.

                  PURCHASE PRICE

         In addition,  the yield to maturity on each class of the offered  certificates  will depend on, among other things,  the price paid by the holders of the offered  certificates  and the related  pass-through  rate.  The extent to which the yield to maturity of an offered  certificate  is  sensitive to  prepayments  will  depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered  certificates  is purchased at a premium and  principal  distributions  thereon occur at a rate faster than assumed at the time of purchase,  the investor's  actual yield to maturity will be lower than  anticipated at the time of purchase.  Conversely,  if a class of offered certificates is purchased at a discount and principal  distributions  thereon occur at a rate slower than assumed at the time of purchase,  the  investor's  actual yield to maturity  will be lower than  anticipated  at the time of purchase.  For additional  considerations  relating to the yields on the offered certificates,  see "Yield  Considerations" and
"Maturity and Prepayment Considerations" in the related base prospectus.

                  PASS-THROUGH RATES

         The yields to maturity on the offered  certificates of any series other than the Principal Only  Certificates will be affected by their  pass-through  rates.  Because the mortgage rates on the mortgage loans included in the trust  established  for any series and the  pass-through  rates on the offered  certificates  of that series,  other than the Variable Strip  Certificates,  any Floating Rate
Certificates  and any  Inverse  Floating  Rate  Certificates,  are fixed,  these rates will not change in response to changes in market interest rates.  The pass through rate on the Variable Strip  Certificates  for any series is based on the weighted average of the pool strip rates on the  mortgage  loans in the related  mortgage  pool and these pool strip rates will not change in response to changes in market  interest rates.  Accordingly,  if market  interest rates or market yields for securities  similar to such offered  certificates were to rise, the market value of such offered certificates may decline.

                  FLOATING RATE CERTIFICATE AND INVERSE FLOATING RATE YIELD CONSIDERATIONS

         The yields to investors on any class of Floating Rate  Certificates and Inverse Floating Rate  Certificates of any series will be sensitive to  fluctuations  in the level of the applicable  index for that class described in any final term sheet for that class of certificates.  The pass-through  rates on the Floating Rate Certificates will vary with the applicable index and the pass-through rates on the Inverse  Floating  Rate  Certificates  will vary  inversely  with the  applicable  index.  The  pass-through  rates any class of
Floating  Rate  Certificates  and Inverse  Floating  Rate  Certificates  of any series are subject to maximum and minimum  pass-through rates,  to the extent set forth in any final term sheet for that class of  certificates,  and are therefore  limited despite changes in the applicable index in some  circumstances.  Changes in the level of the applicable index may not correlate with changes in prevailing mortgage  interest rates or changes in other indices.  It is possible that lower  prevailing  mortgage  interest rates,  which might be expected to result in faster  prepayments,  could occur concurrently with an increased level of the applicable index.  Investors in any class of Floating Rate  Certificates and Inverse Floating Rate  Certificates of any series should also fully consider the effect on the yields on those certificates of changes in the level of the applicable index.

         The yields to investors on any class of Inverse  Floating Rate  Certificates of any series will be extremely  sensitive to the rate and timing of  principal  payments on the  mortgage  loans in the related  mortgage  pool,  including  prepayments,  defaults  and liquidations,  which rate may fluctuate  significantly  over time. A faster than  expected  rate of principal  payments on the mortgage loans in the related  mortgage  pool will have an adverse  effect on the yields to such  investors  and could  result in the failure of investors in that class of Inverse Floating Rate Certificates to fully recover their initial investments.

         Because the rate of  distribution of principal on the  certificates of any series will be related to the actual  amortization, including  prepayments,  of the mortgage  loans in the related  mortgage  pool,  which will include  mortgage loans that have remaining terms to maturity  shorter or longer than assumed and mortgage  rates higher or lower than assumed,  the pre-tax  yields to maturity on any class of Floating Rate  Certificates and Inverse  Floating Rate  Certificates of any series are likely to differ from those assumed in any model,  even if all the  mortgage  loans in the related  mortgage  pool prepay at the  constant  percentages  of the  prepayment assumption  and the level of the  applicable  index  specified,  and the weighted  average  remaining term to maturity and the weighted average  mortgage rate of the mortgage loans in the related mortgage pool are as assumed.  Any differences  between the assumptions and the actual  characteristics  and  performance  of the mortgage  loans in the related  mortgage  pool and of any class of Floating  Rate
Certificates and Inverse Floating Rate Certificates of any series may result in yields being different from those assumed.

         There can be no assurance  that the mortgage  loans in the related  mortgage pool will prepay at any  particular  rate or that the yield on any class of Floating Rate  Certificates and Inverse  Floating Rate  Certificates of any series will conform to the yields assumed at the time of purchase.  Moreover,  the various  remaining  terms to maturity and mortgage  rates of the mortgage loans in the related  mortgage pool could produce  slower or faster  principal  distributions  than indicated at various  constant  percentages of a prepayment  assumption,  even if the weighted  average  remaining term to maturity and weighted  average  mortgage rate of the mortgage loans are as assumed.  Investors are urged to make their investment  decisions based on their  determinations  as to anticipated  rates of  prepayment  on the mortgage  loans in the related  mortgage  pool under a variety of  scenarios.  Investors in any class of Inverse
Floating  Rate  Certificates  should fully  consider  the risk that a rapid rate of  prepayments  on the mortgage  loans in the related mortgage pool could result in the failure of those investors to fully recover their investments.

         For additional  considerations  relating to the yields on any class of Floating Rate  Certificates  and Inverse  Floating Rate
Certificates of any series, see "Yield Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

         Because the  Principal  Only  Certificates  of any series will be purchased at a discount,  the pre-tax yield on the Principal
Only  Certificates  will be  adversely  affected by slower  than  expected  payments of  principal,  including  prepayments,  defaults, liquidations  and  purchases  of the  mortgage  loans  included  in the  trust  established  for  that  series  due  to a  breach  of a representation  and warranty with respect to the Discount  Mortgage Loans  included in the trust  established  for that series,  in the case of the Class A-P  Certificates of that series,  and with respect to the mortgage loans included in the trust  established for that series, in the case of any other class of Principal Only Certificates of that series.

         The pre-tax yield to maturity on the Interest Only  Certificates of any series will be extremely  sensitive to both the timing of receipt of prepayments  and the overall rate of principal  prepayments and defaults on the  Non-Discount  Mortgage Loans included in the trust  established  for that series in the case of the Class A-V  Certificates  of that  series,  and with  respect to the mortgage loans included in the trust  established for that series,  in the case of any other class of Interest Only Certificates of that series, which rate may fluctuate  significantly  over time.  Investors in the Interest Only  Certificates  of any series should fully  consider the risk that a rapid rate of  prepayments on the applicable  mortgage  loans included in the trust  established  for that series could result in the failure of those investors to fully recover their investments.

         Any  differences  between the assumptions  used in determining the purchase price for any class of Interest Only  Certificates and Principal  Only  Certificates  of any series and the actual  characteristics  and  performance  of the  applicable  mortgage  loans included in the trust  established  for that series and of the  Principal  Only  Certificates  and Interest Only  Certificates  of that series may result in yields being different from those expected based on these assumptions.

         A lower than anticipated rate of principal  prepayments on the Discount  Mortgage Loans included in the trust  established for any series will have a material  adverse  effect on the pre-tax  yield to maturity of the Class A-P  Certificates  of that series.  The rate and timing of principal  prepayments on the Discount  Mortgage Loans included in the trust  established  for any series may differ from the rate and timing of principal  prepayments  on the mortgage pool for that series.  In addition,  because the Discount  Mortgage
Loans have Net Mortgage Rates that are lower than the Net Mortgage  Rates of the  Non-Discount  Mortgage  Loans,  and because  mortgage loans with lower Net  Mortgage  Rates are likely to have lower  mortgage  rates,  the  Discount  Mortgage  Loans  included in the trust established  for any  series are  likely to prepay  under most  circumstances  at a lower  rate than the  Non-Discount  Mortgage  Loans included in the related  mortgage pool. In addition,  holders of the Class A-V  Certificates of any series in most cases have rights to relatively  larger  portions of  interest  payments on mortgage  loans  included in the trust  established  for that series with higher mortgage rates;  thus, the yield on the Class A-V Certificates of any series will be materially  adversely affected to a greater extent than on the other offered  certificates  of that series if the mortgage loans in the related  mortgage pool with higher  mortgage rates prepay faster than the mortgage loans with lower mortgage rates.

         There can be no  assurance  that the  mortgage  loans  included  in the trust  established  for any series  will prepay at any particular  rate.  Investors are urged to make their  investment  decisions based on their  determinations  as to anticipated  rates of prepayment on the  applicable  mortgage  loans in the related  mortgage  pool under a variety of  scenarios.  Investors in the Interest
Only  Certificates  should fully consider the risk that a rapid rate of  prepayments  on the  applicable  mortgage loans in the related mortgage pool could result in the failure of those investors to fully recover their investments.

         For additional  considerations  relating to the yields on the offered certificates,  see "Yield  Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

                  CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

         If the aggregate  Certificate  Principal  Balance of the Class B  Certificates  of any series is reduced to zero, the yield to maturity on the Class M-3  Certificates  of that series  will become  extremely  sensitive  to Realized  Losses on the  mortgage  loans included in the trust  established for that series and the timing of those Realized Losses that are covered by  subordination,  because the entire amount of those Realized Losses will be allocated to the Class M-3 Certificates of that series.

         If the Certificate  Principal  Balances of the Class B Certificates and Class M-3 Certificates of any series have been reduced to zero, the yield to maturity on the Class M-2 Certificates of that series will become  extremely  sensitive to Realized Losses on the mortgage  loans  included  in the trust  established  for that  series  and the timing of those  Realized  Losses  that are  covered by subordination, because the entire amount of those Realized Losses will be allocated to the Class M-2 Certificates of that series.

         Notwithstanding  the assumed  percentages of defaults,  loss severity and prepayment  assumed in determining  the price on the
Class M-2 and Class M-3  Certificates of any series,  it is highly  unlikely that the mortgage loans included in the trust  established for that series will be prepaid or that Realized  Losses will be incurred  according to one particular  pattern.  For this reason,  and because  the  timing of cash  flows is  critical  to  determining  yields,  the  actual  pre-tax  yields to  maturity  on the Class M-2
Certificates  and the Class M-3  Certificates  of any series are likely to differ from those  assumed.  There can be no assurance  that the mortgage  loans in the related  mortgage pool will prepay at any  particular  rate or that Realized  Losses will be incurred at any particular  level or that the yields on the Class M-2  Certificates  or the Class M-3  Certificates  of any series will  conform to the yields assumed.  Moreover,  the various  remaining  terms to maturity and mortgage rates of the mortgage loans in the related  mortgage pool could produce  slower or faster  principal  distributions  than those  assumed,  even if the weighted  average  remaining  term to maturity and weighted average mortgage rate of the mortgage loans are as assumed.

         Investors are urged to make their investment  decisions based on their  determinations  as to anticipated  rates of prepayment and  Realized  Losses  under a variety  of  scenarios.  Investors  in the  Class M-2  Certificates  and  particularly  in the Class M-3
Certificates  of any  series  should  fully  consider  the risk  that  Realized  Losses on the  mortgage  loans  included  in the trust established  for that series  could  result in the failure of those  investors  to fully  recover  their  investments.  For  additional considerations  relating  to the  yields  on the  offered  certificates,  see  "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations" in the related base prospectus.

                  ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of return,  reduced by the taxes required to be paid with respect to the Residual  Certificates  of that series.  Holders of Residual  Certificates  of any series may have tax liabilities  with respect to their Residual  Certificates  during the early years of the trust for that series that substantially  exceed any distributions  payable thereon during any such period. In addition,  holders of Residual  Certificates of any series may have tax  liabilities  with respect to their  Residual  Certificates  the present value of which  substantially  exceeds the present  value of  distributions  payable  thereon  and of any tax  benefits  that may arise with  respect  thereto.  Accordingly,  the after-tax  rate of return on the  Residual  Certificates  of any series may be negative or may  otherwise  be  significantly  adversely affected.  The timing and amount of taxable  income  attributable  to the  Residual  Certificates  of any series will depend on,  among other things, the timing and amounts of prepayments and Realized Losses experienced on the mortgage pool.

         The Residual  Certificateholders  of any series are encouraged to consult their tax advisors as to the effect of taxes and the receipt of any payments  made to those  holders in  connection  with the purchase of the Residual  Certificates  on after-tax  rates of return on the Residual  Certificates.  See "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and "Material
Federal Income Tax Consequences" in the related base prospectus.

                                                             POOLING AND SERVICING AGREEMENT

         GENERAL

         The  certificates for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series,  to the standard  terms of pooling and  servicing  agreement,  dated as of November 1, 2006,  together  referred to as the pooling and servicing agreement,  among the depositor,  the master servicer, and the trustee for that series.  Reference is made to the related base  prospectus  for important  information  in addition to that  described  herein  regarding the terms and conditions of the pooling  and  servicing  agreement  and the offered  certificates  for each  series.  The  offered  certificates  of any series will be transferable  and exchangeable at an office of the trustee,  which will serve as certificate  registrar and paying agent. The depositor will provide a prospective or actual  certificateholder of any series without charge, on written request, a copy, without exhibits,  of the pooling and servicing  agreement for that series.  Requests  should be addressed to the  President,  Residential  Funding  Mortgage
Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

         Under the pooling and servicing agreement of any series,  transfers of Residual  Certificates of that series are prohibited to any non-United  States  person.  Transfers of the Residual  Certificates  are  additionally  restricted as described in the pooling and servicing  agreement for that series.  See "Material  Federal  Income Tax  Consequences"  in this term sheet  supplement  and "Material
Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC Residual  Certificates--Tax  and Restrictions on Transfers of REMIC
Residual  Certificates to Certain  Organizations"  and "--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.  In addition to the  circumstances  described in the related base  prospectus,  the  depositor may terminate the trustee for any series for cause under specified circumstances.  See "The Pooling and Servicing Agreement--The Trustee" in the related base prospectus.

                  CUSTODIAL ARRANGEMENTS

         The trustee will be directed to appoint  Wells Fargo Bank,  N.A. to serve as custodian of the mortgage  loans.  The  custodian is not an affiliate of the  depositor,  the master  servicer or the sponsor.  No servicer will have  custodial  responsibility  for the mortgage  notes.  Residential  Funding is  required to deliver  only the notes  (and,  with  respect to any  mortgage  loan that is not registered  with MERS,  the  assignment of mortgage) to the  custodian.  The mortgage  notes and the  assignment of mortgages  (and any other  contents of a mortgage loan file  delivered to the  custodian)  may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor.  If these  documents are  maintained at the premises of the sponsor or an affiliate,  then only the custodian will have access to the vaults,  and a shelving and filing system will  segregate the files  relating to the mortgage  loans from other assets serviced by the sponsor.

                  THE MASTER SERVICER AND SUBSERVICERS

         Master  Servicer.  The master servicer,  an affiliate of the depositor,  will be responsible for master servicing the mortgage loans.  Master servicing responsibilities include:

-        receiving funds from subservicers;
-        reconciling servicing activity with respect to the mortgage loans;
-        calculating remittance amounts to certificateholders;
-        sending remittances to the trustee for distributions to certificateholders;
-        investor and tax reporting;
-        coordinating loan repurchases;
-        oversight of all servicing activity, including subservicers;
-        following up with  subservicers  with respect to mortgage loans that are delinquent or for which servicing  decisions may need to be made;
-        approval of loss mitigation strategies;
-        management and liquidation of mortgaged properties acquired by foreclosure or deed in lieu of foreclosure; and
-        providing certain notices and other responsibilities as detailed in the pooling and servicing agreement.

         The master  servicer  may,  from time to time,  outsource  certain  of its master  servicing  functions,  such as  foreclosure management,  although any such outsourcing  will not relieve the master servicer of any of its  responsibilities  or liabilities  under the pooling and servicing agreement.

         For a general  description of the master  servicer and its  activities,  see "Sponsor and Master  Servicer" in this term sheet supplement.  For a general  description of material terms relating to the master  servicer's  removal or replacement,  see "The Pooling and Servicing Agreement--Rights Upon Event of Default" in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

o        communicating with borrowers;
o        sending monthly remittance statements to borrowers;
o        collecting payments from borrowers;
o        recommending a loss mitigation  strategy for borrowers who have defaulted on their loans (i.e.  repayment plan,  modification, foreclosure, etc.);
o        accurate and timely  accounting,  reporting  and  remittance of the  principal  and interest  portions of monthly  installment payments to the master servicer, together with any other sums paid by borrowers that are required to be remitted;
o        accurate and timely accounting and administration of escrow and impound accounts, if applicable;
o        accurate and timely reporting of negative amortization amounts, if any;
o        paying escrows for borrowers, if applicable;
o        calculating and reporting payoffs and liquidations;
o        maintaining an individual file for each loan; and
o        maintaining  primary mortgage  insurance  commitments or certificates if required,  and filing any primary mortgage  insurance claims.

         Homecomings  Financial,  LLC The subservicing  agreement  provides that Homecomings will provide all of the services described
in the preceding  paragraph.   Homecomings is a Delaware  limited  liability  company and has been servicing  mortgage loans secured by
first liens on one-to  four-family  residential  properties since 1996.   Homecomings was incorporated as a wholly-owned  subsidiary of
Residential  Funding Company,  LLC in 1995 to service and originate  mortgage loans.  In 1996,  Homecomings  acquired  American Custody
Corporation to begin servicing  subprime  mortgage loans,  and in 1999 Homecomings  acquired  Capstead Inc. to focus on servicing prime
loans such as the mortgage loans  described  herein.   After  Capstead Inc. was acquired,  Homecomings  total  servicing  portfolio was
164,000 loans with an aggregate  principal balance of approximately $25 billion with 20% being subprime.  The three servicing locations were integrated  onto one servicing  system/platform  by the end of 2001 becoming one of the first servicing  operations to service all
loan products on one servicing  system.   The  operations of each of the acquired  companies  have been  integrated  into  Homecomings'
servicing  operations.   Approximately  85% of mortgage  loans  currently  master  serviced by  Residential  Funding  Company,  LLC are subserviced by  Homecomings.  As of September 30, 2006,  Homecomings  serviced  approximately  872,000 mortgage loans with an aggregate principal  balance of  approximately  $124  billion.  In addition to servicing  mortgage  loans  secured by first liens on  one-to-four family residential properties,  Homecomings services mortgage loans secured by second liens on residential  properties,  mortgage loans made to borrowers with  imperfect  credit  histories,  and subprime  mortgage  loans.  As of September 30, 2006,  Homecomings  serviced approximately  259,000  mortgage  loans secured by second liens with an aggregate  principal  balance of  approximately  $10.8 billion.
Homecomings also performs special servicing  functions where the servicing  responsibilities  with respect to delinquent mortgage loans
that have been  serviced by third  parties is  transferred  to  Homecomings.   Homecomings'  servicing  activities  have  included  the
activities specified above under "--Subservicer responsibilities".

         Homecomings  may,  from  time to  time,  outsource  certain  of its  subservicing  functions,  such as  contacting  delinquent borrowers,  property  tax  administration  and  hazard  insurance  administration,  although  any such  outsourcing  will  not  relieve
Homecomings of any of its  responsibilities  or liabilities as a subservicer.  If Homecomings engages any subservicer to subservice 10%
or more of the mortgage loans, or any subservicer performs the types of services requiring additional  disclosures,  the issuing entity will file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

         See "The  Agreements--Events of Default;  Rights Upon Event of Default" and "--Certain Other Matters Regarding Servicing" in the
accompanying prospectus for a discussion of material removal,  replacement,  resignation and transfer provisions relating to the master servicer.

         The following  tables set forth the aggregate  principal  amount of mortgage loans  serviced by Homecomings  for the past five years and for the  nine-month  period ended  September  30,  2006.  The  percentages  shown under  "Percentage  Change from Prior Year"
represent the ration of (a) the difference between the current and prior year volume over (b) the prior year volume.

FIRST LIEN MORTGAGE LOANS
                                                                                                                        NINE MONTHS
                                                                                                                           ENDED
                                                                YEAR ENDED DECEMBER 31,                                SEPTEMBER 30,
VOLUME BY AVERAGE OUTSTANDING
PRINCIPAL BALANCE                        2001             2002            2003             2004            2005            2006

                                    $25,532,458,680  $27,343,774,000 $29,954,139,212  $31,943,811,060  $44,570,851,126  $62,280,580,024
Prime Mortgages(1)

Non-Prime Mortgages(2)              $17,039,860,699  $27,384,763,000 $39,586,900,679  $44,918,413,591  $52,102,835,214  $51,061,276,702

Total                               $42,572,319,379  $54,728,537,000 $69,541,039,891  $76,862,224,651  $96,673,686,340  $113,341,856,726

Prime Mortgages(1)                           59.97%          49.96%           43.07%           41.56%         46.10%          54.95%

Non-Prime Mortgages(2)                       40.03%          50.04%           56.93%           58.44%         53.90%          45.05%

Total                                       100.00%         100.00%          100.00%          100.00%        100.00%          100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                          (6.30)%           7.09%            9.55%            6.64%         39.53%

Non-Prime Mortgages(2)                       56.49%          60.71%           44.56%           13.47%         15.99%

Total Based on Average
Outstanding Principal Balance                11.62%          28.55%           27.07%           10.53%         25.78%

=======================================================================================================================================

JUNIOR LIEN MORTGAGE LOANS
                                                                                                                          NINE MONTHS
                                                                                                                        ENDED SEPTEMBER
                                                                 YEAR ENDED DECEMBER 31,                                      30,
VOLUME BY AVERAGE OUTSTANDING
 PRINCIPAL BALANCE                       2001             2002            2003             2004             2005              2006

Prime Mortgages(1)                  $8,024,136,313   $7,627,424,000  $7,402,626,296   $7,569,300,685   $7,442,264,087   $10,773,578,512

Non-Prime Mortgages(2)                          -                -               -                -                 -                -

Total                               $8,024,136,313   $7,627,424,000  $7,402,626,296   $7,569,300,685   $7,442,264,087   $10,773,578,512

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%            0.00%             0.00%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                               NA         (4.94)%          (2.95)%            2.25%          (1.68)%

Non-Prime Mortgages(2)                            -               -                -                -                -

Total Based on Average
Outstanding Principal Balance                    NA         (4.94)%          (2.95)%            2.25%          (1.68)%

=======================================================================================================================================
FIRST LIEN MORTGAGE LOANS
                                                                                                                          NINE MONTHS
                                                                                                                        ENDED SEPTEMBER
                                                                 YEAR ENDED DECEMBER 31,                                      30,
VOLUME BY AVERAGE NUMBER OF LOANS        2001             2002            2003             2004             2005              2006

Prime Mortgages(1)                          133,632         125,209          143,645          150,297          187,773        237,510

Non-Prime Mortgages(2)                      168,185         257,077          341,190          373,473          394,776        375,368

Total                                       301,817         382,286          484,835          523,770          582,549        612,878

Prime Mortgages(1)                           44.28%          32.75%           29.63%           28.70%           32.23%             38.75%

Non-Prime Mortgages(2)                       55.72%          67.25%           70.37%           71.30%           67.77%             61.25%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%        100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                          (9.85)%         (6.30)%           14.72%            4.63%           24.93%

Non-Prime Mortgages(2)                       38.47%          52.85%           32.72%            9.46%            5.70%

Total Based on Average Number of
Loans                                        11.91%          26.66%           26.83%            8.03%           11.22%

=======================================================================================================================================

JUNIOR  LIEN MORTGAGE LOANS
                                                                                                                          NINE MONTHS
                                                                                                                        ENDED SEPTEMBER
                                                                 YEAR ENDED DECEMBER 31,                                      30,
VOLUME BY PERCENTAGE
OF AVERAGE NUMBER OF LOANS               2001             2002            2003             2004             2005              2006

Prime Mortgages(1)                          228,946         217,031          211,585          210,778          199,600       259,206

Non-Prime Mortgages(2)                         -                -               -                -                -                -

Total                                       228,946         217,031          211,585          210,778          199,600       259,206

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%            0.00%             0.00%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR
               (3)

Prime Mortgages(1)                               NA         (5.20)%          (2.51)%          (0.38)%          (5.30)%

Non-Prime Mortgages(2)                            -               -                -                -                -                 -

Total Based on Average Number of
Loans                                            NA         (5.20)%          (2.51)%          (0.38)%          (5.30)%
_______________________________
(1)  Product originated under the Jumbo, Alt A, High Loan to Value First Lien programs and Closed End Home Equity Loan and
Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated Conduit Asset programs.  Subprime Mortgage Loans secured by junior liens are included under First Lien Mortgage Loans--Non-Prime Mortgages because these types of loans are securitized together in the same mortgage pools.
(3)  Represents year to year growth or decline as a percentage of the prior year's volume.

         GMAC Mortgage,  LLC. GMAC Mortgage,  LLC is a Delaware limited liability  company,  an affiliate of Residential  Funding and a wholly-owned  subsidiary of GMAC Residential  Holding,  LLC, which is a wholly owned subsidiary of Residential Capital, LLC ("ResCap").
ResCap is a wholly-owned subsidiary of GMAC Mortgage Group, LLC, which is a wholly-owned subsidiary of GMAC LLC ("GMAC").

         GMACM began  acquiring,  originating  and servicing  residential  mortgage  loans in 1985 through its  acquisition of Colonial
Mortgage  Service  Company,  which was formed in 1926,  and the loan  administration,  servicing  operations  and  portfolio of Norwest
Mortgage,  which entered the  residential  mortgage loan business in 1906.  These  businesses  formed the original basis of what is now
GMACM.

         GMACM maintains its executive and principal offices at 100 Witmer Road,  Horsham,  Pennsylvania 19044. Its telephone number is
(215) 682-1000.

         In addition,  GMACM  purchases  mortgage loans  originated by GMAC Bank,  which is  wholly-owned by IB Finance Holding Company, LLC, a subsidiary of
ResCap and GMAC LLC, and which is an affiliate of GMACM.  Formerly known as GMAC Automotive Bank, GMAC Bank, a Utah industrial bank, was organized in 2004.  As of November  22, 2006,  GMAC Bank,  became the successor to  substantially  all of the assets and liabilities of
GMAC Bank, a federal savings bank, which changed its name to National Motors Bank FSB.

         The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                                                   -------------------------------
                                                              GMAC LLC
                                                               (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                      Residential Capital, LLC
                                                             (ResCap)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                            -------------------------------------------------------------------------
                                 |                                                             |
                                 |                                                             |
                   --------------------------                                   ----------------------------
                        GMAC Mortgage,LLC                                                  GMAC Bank
                         (Subservicer)
                   -------------------------                                    ----------------------------

         GMACM generally retains the servicing rights with respect to loans it sells or securitizes,  and also  occasionally  purchases mortgage  servicing  rights  from other  servicers  or acts as a  subservicer  of mortgage  loans (and does not hold the  corresponding mortgage servicing right asset).

         As of September  30, 2006,  GMACM acted as primary  servicer and owned the  corresponding  servicing  rights on  approximately
2,206,270 million of residential mortgage loans having an aggregate unpaid principal balance of approximately  $272 billion,  and GMACM acted as subservicer (and did not own the  corresponding  servicing rights) on approximately  312,568 loans  having an aggregate unpaid principal balance of over $52.4 billion.

         The following tables set forth the mortgage loans serviced by GMACM for the periods  indicated,  and the annual average number of such loans for the same period.  GMACM was the servicer of a residential  mortgage loan portfolio of  approximately  $150.4 billion,
$12.5  billion,  $21.2 billion and $6.67 billion  during the year ended December 31, 2002 backed by prime  conforming  mortgage  loans, prime non-conforming  mortgage loans,  government mortgage loans and second-lien mortgage loans,  respectively.  GMACM was the servicer of a residential  mortgage loan portfolio of approximately  $200.4 billion,  $32.7 billion,  $18.9 billion and $20.6 billion during the nine months ended  September 30, 2006 backed by prime  conforming  mortgage loans,  prime  non-conforming  mortgage  loans,  government mortgage loans and second-lien  mortgage loans,  respectively.  percentages shown under  "Percentage  Change from Prior Year" represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

                                            GMAC MORTGAGE, LLC PRIMARY SERVICING PORTFOLIO
                                                            ($ IN MILLIONS)

  ----------------------------- ------------- ------------- --------------------------------------
                                    For the
                                Nine Months
                                   Ended
                                 September
                                   30,               For the Year Ended December 31,
                                   2006          2005         2004          2003         2002
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  Prime conforming mortgage
  loans
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      No. of Loans............  1,443,554     1,392,870     1,323,249    1,308,284     1,418,843
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      Dollar Amount of Loans..  $200,412      $186,364      $165,521     $153,601      $150,421
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      Percentage Change                          12.59%        7.76%         2.11%         N/A
          from Prior Year.....  -------------
                                    7.54%
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  Prime non-conforming
  mortgage loans
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      No. of Loans                69,019        69,488        53,119       34,041       36,225
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      Dollar Amount of Loans     $32,662       $32,385       $23,604      $13,937      $12,543
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      Percentage Change                         37.20%        69.36%       11.12%          N/A
          from Prior Year.....     0.86%
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  Government mortgage loans
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      No. of Loans               183,058       181,679       191,844      191,023      230,085
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      Dollar Amount of Loans     $18,866       $18,098       $18,328      $17,594      $21,174
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      Percentage Change                          (1.25)%       4.17%       (16.91)%        N/A
          from Prior Year.....      4.24%
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  Second-lien mortgage loans
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      No. of Loans               510,639       392,261       350,334      282,128      261,416
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      Dollar Amount of Loans     $20,555       $13,034       $10,374       $7,023       $6,666
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      Percentage Change                          25.64%        47.71%        5.36%         N/A
          from Prior Year.....     57.70%
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  Total mortgage loans
  serviced
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      No. of Loans             2,206,270     2,036,298     1,918,546    1,815,476     1,946,569
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      Dollar Amount of Loans    $272,495      $249,881      $217,827     $192,155      $190,804
  ----------------------------- ------------- ------------- ------------ ------------- -----------
  ----------------------------- ------------- ------------- ------------ ------------- -----------
      Percentage Change                          14.72%        13.36%        0.71%         N/A
          from Prior Year.....      9.05%
  ----------------------------- ------------- ------------- ------------ ------------- -----------

         As servicer,  GMACM collects and remits  mortgage loan payments,  responds to borrower  inquiries,  accounts for principal and interest,  holds  custodial and escrow funds for payment of property  taxes and insurance  premiums,  counsels or otherwise  works with delinquent  borrowers,  supervises  foreclosures  and property  dispositions and generally  administers the loans.  GMACM sends monthly invoices or annual coupon books to borrowers to prompt the  collection  of the  outstanding  payments.  Borrowers may elect for monthly payments to be deducted  automatically  from bank accounts on the same day every month or may take  advantage of on demand ACH payments made over the internet or via phone.  GMACM may, from time to time,  outsource certain of its servicing  functions,  such as contacting delinquent borrowers,  property tax administration and hazard insurance administration,  although any such outsourcing will not relieve
GMACM of any of its responsibilities or liabilities as servicer.

                SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing  fees for each mortgage loan are payable out of the interest  payments on that mortgage loan prior to payment to certificateholders.  Except as is set forth in any final term sheet for that  series,  the  servicing  fees  relating to each  mortgage loan included in the trust  established  for any series will be generally be at least 0.28% per annum and not more than 0.33% per annum of the  outstanding  principal  balance of that mortgage  loan.  The servicing fees consist of (a) servicing fees payable to the master servicer  in  respect  of its  master  servicing  activities  and (b)  subservicing  and  other  related  compensation  payable  to the subservicer,  including any payment due to prepayment  charges on the related mortgage loans and such  compensation  paid to the master servicer as the direct servicer of a mortgage loan for which there is no subservicer.

         Except as is set forth in any final term sheet for that series,  the primary  compensation  to be paid to the master  servicer for its master  servicing  activities  will generally be at least 0.03% per annum and not more than 0.08% per annum of the  outstanding principal  balance of each  mortgage  loan  included  in the trust  established  for any  series.  As  described  in the  related  base prospectus,  a  subservicer  is entitled to servicing  compensation  in a minimum  amount  equal to 0.25% per annum of the  outstanding principal  balance of each  mortgage  loan  serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated with the trust for any series and incurred by the master  servicer in connection  with its  responsibilities  under the related pooling and servicing  agreement.  The master servicing fee may be changed if a successor master servicer is appointed,  but it will not exceed the rate  currently  paid to the master  servicer.  See "The  Pooling and  Servicing  Agreement--Servicing  and Other  Compensation  and
Payment of Expenses" in the related base  prospectus for information  regarding other possible  compensation to the master servicer and subservicers and for information regarding expenses payable by the master servicer.

         The  following  table sets forth the fees and  expenses  that are  payable out of payments  on the  mortgage  loans,  prior to payments of interest and  principal  to the  certificateholders,  except as may  otherwise be set forth in any final term sheet for any series:

        ------------------------------------- ----------------------------------- -----------------------------------
        Description                           Amount                              Receiving Party
        ------------------------------------- ----------------------------------- -----------------------------------
        ------------------------------------- ----------------------------------- -----------------------------------
        Master Servicer Fee                   0.03% or 0.08% per annum of the     Master Servicer
                                              principal balance of each
                                              mortgage loan, depending on the
                                              type of mortgage loan
        ------------------------------------- ----------------------------------- -----------------------------------
        ------------------------------------- ----------------------------------- -----------------------------------
        Subservicer Fee                       0.25% per annum of the principal    Subservicers
                                              balance of each mortgage loan
                                              serviced by a subservicer
        ------------------------------------- ----------------------------------- -----------------------------------

         In addition,  the master  servicer or any applicable  subservicer  may recover from payments on the mortgage loans or withdraw from the  Custodial  Account the amount of any Advances and  Servicing  Advances  previously  made,  interest  and  investment  income, foreclosure  profits,  indemnification  payments  payable  under the pooling and  servicing  agreement,  and  certain  other  servicing expenses, including foreclosure expenses.

                REPORTS TO CERTIFICATEHOLDERS

         On each distribution date for any series, a distribution  date statement will be made available to each  certificateholder  of that series setting forth certain  information  with respect to the  composition of the payment being made, the  Certificate  Principal
Balance or  Notional  Amount of an  individual  certificate  following  the  payment  and  certain  other  information  relating to the certificates and the mortgage loans of that series.  The trustee will make the  distribution  date statement,  and, at its option,  any additional files containing the same information in an alternative format,  available each month to  certificateholders  of that series and  other  parties  to the  pooling  and  servicing  agreement  via the  trustee's  internet  website.  See also  "Description  of the
Certificates--Reports  to  Certificateholders"  in the related base  prospectus  for a more detailed  description  of  certificateholder reports.

                VOTING RIGHTS

         There are  actions  specified  in the  related  base  prospectus  that may be taken by holders of  certificates  of any series evidencing  a  specified  percentage  of all  undivided  interests  in the  related  trust and may be taken by holders of  certificates entitled in the  aggregate  to that  percentage  of the voting  rights.  Except as is set forth in any final term sheet for any series,
1.0% of all voting rights will be allocated among holders of each class of Interest Only  Certificates of that series,  if any, 1.0% of all voting rights will be allocated  among the holders of all Residual  Certificates  of that series,  and the remaining  voting rights will be allocated among all holders of any other classes of that series in proportion to their then outstanding  Certificate  Principal
Balances.  The pooling  and  servicing  agreement  for any series may be amended  without  the  consent of the holders of the  Residual
Certificates of that series in specified circumstances.

         Notwithstanding  the  foregoing,  so long as there  does not exist a failure  by the  Certificate  Insurer  to make a required payment under any financial  guaranty  insurance policy related to any class of Insured  Certificates for any series,  the Certificates
Insurer  shall have the right to  exercise  all rights of the  holders of the Insured  Certificates  of that  series  under the related pooling and  servicing  agreement  without any consent of such  holders,  and such holders may exercise such rights only with the prior written consent of the Certificate Insurer except as provided in the related pooling and servicing agreement.

                TERMINATION

         The  circumstances  under which the obligations  created by the pooling and servicing  agreement for any series will terminate relating to the offered  certificates of that series are described under "The Pooling and Servicing  Agreement--Termination;  Retirement
of  Certificates"  in the related base  prospectus.  The master servicer will have the option,  on any  distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage  loans included in the trust  established  for any series is less than 10% of the aggregate  principal  balance of the mortgage loans included in the trust  established  for that series as of the cut-off date for that series,  after deducting  payments of principal due during the month of the cut-off date (whether or not received),  either to purchase all  remaining  mortgage  loans and other  assets in the trust for that  series,  thereby  effecting  early  retirement  of the offered certificates or to purchase,  in whole but not in part, the  certificates.  Any such purchase of mortgage loans and other assets of the trust for that series shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each  mortgage loan or the fair market value of the related  underlying  mortgaged  properties  with respect to defaulted  mortgage loans as to which title to such  mortgaged  properties  has been acquired if such fair market value is less than such unpaid  principal  balance as of the date of repurchase  plus (b) accrued  interest  thereon at the  mortgage  rate to, but not  including,  the first day of the month in which the repurchase  price is  distributed.  The optional  termination  price paid by the master servicer will also include certain amounts owed by  Residential  Funding as seller of the mortgage  loans  included in the trust  established  for that series,  under the terms of the agreement  pursuant to which  Residential  Funding  sold the mortgage  loans to the  depositor,  that remain  unpaid on the date of the optional termination.

         Distributions  on the  certificates  of any series  relating to any optional  termination  will be paid,  first, to the Senior
Certificates,  second,  to the Class M Certificates  in the order of their payment  priority and, third, to the Class B Certificates of that series.  The proceeds of any such  distribution  may not be sufficient to distribute the full amount to each class of certificates of that series if the  purchase  price is based in part on the fair market  value of the  underlying  mortgaged  property  and the fair market value is less than 100% of the unpaid  principal  balance of the related  mortgage loan.  Subject to any  applicable  limitation set forth therein,  the financial  guaranty  insurance  policy for any class of Insured  Certificates of any series will cover any such shortfall  on that series  allocated to those  Insured  Certificates.  Any such  purchase of the  certificates  will be made at a price equal to 100% of their  Certificate  Principal  Balance  plus,  except with respect to the  Principal  Only  Certificates,  the Accrued
Certificate  Interest  thereon,  or with respect to the Interest Only  Certificates of that series,  on their Notional Amount,  for the immediately  preceding Interest Accrual Period at the  then-applicable  pass-through rate and any previously unpaid Accrued Certificate
Interest.  Promptly after the purchase of such  certificates  of any series,  the master  servicer  shall  terminate the trust for that series in accordance with the terms of the related pooling and servicing agreement.

         Upon  presentation and surrender of the offered  certificates in connection with the termination of the trust or a purchase of certificates  for  any  series  under  the  circumstances  described  in the two  preceding  paragraphs,  the  holders  of the  offered certificates  of that  series  will be entitled to receive an amount  equal to the  Certificate  Principal  Balance of that class plus, except in the case of the  Principal  Only  Certificates  of that series,  Accrued  Certificate  Interest  thereon for the  immediately preceding  Interest  Accrual  Period at the  then-applicable  pass-through  rate,  or, with respect to the Interest Only  Certificates,
Accrued  Certificate  Interest for the immediately  preceding  Interest  Accrual Period on their Notional  Amount,  plus any previously unpaid Accrued Certificate  Interest.  However,  any Prepayment Interest  Shortfalls  previously  allocated to the certificates of that series will not be  reimbursed.  In  addition,  distributions  to the holders of the most  subordinate  class of  certificates  of that series  outstanding with a Certificate  Principal Balance greater than zero will be reduced,  as described in the preceding  paragraph, in the case of the termination of the trust for that series resulting from a purchase of all the assets of the trust.

                THE TRUSTEE

         Unless an event of default has  occurred  and is  continuing  under the  pooling and  servicing  agreement,  the trustee  will perform only such duties as are  specifically  set forth in the pooling and servicing  agreement.  If an event of default occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to exercise such of the rights and powers vested in it by the pooling and servicing  agreement,  such as either acting as the master servicer or appointing a successor master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor would  exercise or use under the  circumstances  in the conduct of such  investor's  own affairs.  Subject to certain  qualifications  specified in the pooling and  servicing  agreement,  the trustee will be liable for its own negligent action, its own negligent failure to act and its own willful misconduct for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing agreement include collecting funds from the master servicer to distribute to  certificateholders  at the direction of the master  servicer,  providing  certificateholders  and applicable rating  agencies  with monthly  distribution  statements  and notices of the  occurrence  of a default  under the pooling and servicing agreement,  removing the master servicer as a result of any such default,  appointing a successor  master  servicer,  and effecting any optional termination of the trust.

         The master  servicer  will pay to the trustee  reasonable  compensation  for its  services and  reimburse  the trustee for all reasonable  expenses  incurred or made by the trustee in accordance with any of the provisions of the pooling and servicing  agreement, except any such  expense as may arise from the  trustee's  negligence  or bad faith.  The master  servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without  negligence or willful  misconduct on the trustee's  part arising out of the acceptance and administration of the trust.

         The trustee  may resign at any time,  in which event the  depositor  will be  obligated  to appoint a successor  trustee.  The depositor  may also  remove the trustee if the trustee  ceases to be  eligible to continue as trustee  under the pooling and  servicing agreement  or if the trustee  becomes  insolvent.  Upon  becoming  aware of those  circumstances,  the  depositor  will be obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of certificates  evidencing not less than 51%
of the  aggregate  voting  rights in the related  trust.  Any  resignation  or removal of the trustee  and  appointment  of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                                 LEGAL PROCEEDINGS

         There are no material pending legal or other  proceedings  involving the mortgage loans or Residential  Funding Company,  LLC, as sponsor and master  servicer,  Residential  Funding  Mortgage  Securities  I, Inc. as  depositor,  the Trust as the issuing  entity,
Homecomings,  as subservicer,  or GMACM, as subservicer,  that, individually or in the aggregate,  would have a material adverse impact on investors in these certificates.

         Residential  Funding,  Homecomings and GMACM are currently parties to various legal  proceedings  arising from time to time in the ordinary course of their businesses,  some of which purport to be class actions.  Based on information  currently available,  it is the opinion of  Residential  Funding,  Homecomings  and GMACM that the eventual  outcome of any  currently  pending  legal  proceeding, individually  or in the aggregate,  will not have a material  adverse effect on their ability to perform their  obligations in relation to the mortgage loans. No assurance,  however, can be given that the final outcome of these legal proceedings,  if unfavorable,  either individually  or in the aggregate,  would not have a material  adverse impact on Residential  Funding,  Homecomings or GMACM.  Any such unfavorable  outcome could  adversely  affect the ability of  Residential  Funding  Company,  LLC,  Homecomings or GMACM to perform its servicing  duties with respect to the mortgage loans and  potentially  lead to the replacement of Residential  Funding,  Homecomings or
GMACM with a successor servicer.

                                                      MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Mayer, Brown, Rowe & Maw LLP, counsel to the depositor,  will render an opinion,  with respect to each series of certificates, to the effect that,  assuming  compliance  with all provisions of the related pooling and servicing  agreement,  for federal income tax purposes,  the trust  established  for any series,  exclusive of a yield  maintenance  agreement,  if any,  will qualify as one or more
REMICs under the Internal Revenue Code.

         For federal income tax purposes:

-        any Class R Certificates of a series will constitute a class of "residual interests" in a REMIC; and

-        each  class of  Senior  Certificates,  other  than the Class R  Certificates,  and the  Class M  Certificates  and the Class B
           Certificates of any series will represent  ownership of "regular interests" in a REMIC and will generally be treated as debt instruments of a REMIC.

         See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

         For federal income tax purposes,  each class of offered  certificates  of any series may be treated as having been issued with original issue  discount.  The prepayment  assumption  that will be used in determining the rate of accrual of original issue discount, market discount and premium,  if any, on any class of any series for federal income tax purposes will be based on the assumption  that, subsequent to the date of any  determination  the mortgage  loans  included in the trust  established  for that series will prepay at a rate equal to the prepayment speed  assumption set forth in any final term sheet for that series.  No  representation  is made that the mortgage  loans  included  in the trust  established  for that series  will  prepay at that rate or at any other  rate.  See  "Material
Federal Income Tax  Consequences--General"  and  "--REMICs--Taxation of Owners of REMIC Regular  Certificates--Original  Issue Discount" in
the related base prospectus.

         The holders of offered  certificates  will be required to include in income  interest and any original issue discount on their certificates in accordance with the accrual method of accounting.

         The Internal  Revenue  Service,  or IRS, has issued  original  issue discount  regulations  under sections 1271 to 1275 of the
Internal  Revenue  Code that address the  treatment of debt  instruments  issued with  original  issue  discount.  The OID  regulations suggest that original issue  discount with respect to securities  similar to the Variable Strip  Certificates  that represent  multiple uncertificated  REMIC regular  interests,  in which  ownership  interests will be issued  simultaneously  to the same buyer,  should be computed on an  aggregate  method.  In the absence of further  guidance  from the IRS,  original  issue  discount  with  respect to the uncertificated  regular  interests  represented  by the Variable Strip  Certificates  of any series will be reported to the IRS and the related  certificateholders  on an aggregate  method based on a single  overall  constant yield and the  prepayment  assumption  stated
above, treating all uncertificated regular interests as a single debt instrument as described in the OID regulations.

         If the method for computing  original issue discount  described in the term sheet supplement  results in a negative amount for any period with respect to a  certificateholder,  the amount of original issue discount  allocable to that period would be zero and the certificateholder  will be permitted to offset that negative amount only against future original issue discount,  if any,  attributable to those certificates.

         In some  circumstances the OID regulations  permit the holder of a debt instrument to recognize  original issue discount under a method that  differs  from that used by the issuing  entity.  Accordingly,  it is possible  that the holder of a  certificate  of any series may be able to select a method for  recognizing  original issue  discount that differs from that used by the master  servicer in preparing reports to the related certificateholders and the IRS.

         Some of the  classes of offered  certificates  of any series may be treated  for  federal  income tax  purposes as having been issued at a  premium.  Whether  any holder of one of those  classes of  certificates  will be  treated  as holding a  certificate  with amortizable  bond premium  will depend on the  certificateholder's  purchase  price and the  distributions  remaining to be made on the certificate  at the time of its  acquisition  by the  certificateholder.  Holders of those  classes of any series of  certificates  are encouraged  to consult  their tax advisors  regarding the  possibility  of making an election to amortize  such premium.  See "Material
Federal  Income  Tax  Consequences--REMICs--Taxation  of Owners  of REMIC  Regular  Certificates"  and  "--Premium"  in the  related  base prospectus.

         The offered  certificates of any series will be treated as assets described in Section  7701(a)(19)(C) of the Internal Revenue
Code and "real estate  assets"  under Section  856(c)(4)(A)  of the Internal  Revenue Code  generally in the same  proportion  that the assets of the trust would be so treated.  In addition,  interest on the offered  certificates of any series,  exclusive of any interest payable to a  certificate  related to a yield  maintenance  agreement,  if any, in respect of amounts  received  pursuant to such yield maintenance  agreement,  will be treated as "interest on obligations secured by mortgages on real property" under Section  856(c)(3)(B)
of the Internal  Revenue Code generally to the extent that the offered  certificates  are treated as "real estate assets" under Section
856(c)(4)(A) of the Internal  Revenue Code.  Moreover,  the offered  certificates of any series,  other than any Residual  Certificates and, in the case of a certificate related to a yield maintenance  agreement,  if any, exclusive of the portion thereof representing the right to receive payments received pursuant to such yield maintenance  agreement,  will be "qualified  mortgages" within the meaning of
Section  860G(a)(3)  of the  Internal  Revenue  Code if  transferred  to another  REMIC on its startup day in exchange for a regular or residual  interest  therein.  However,  prospective  investors in offered  certificates of any series that will be generally treated as assets described in Section 860G(a)(3) of the Internal Revenue Code should note that,  notwithstanding  that treatment,  any repurchase of a certificate  of that series  pursuant to the right of the master  servicer to repurchase the offered  certificates  of that series may adversely  affect any REMIC that holds the offered  certificates  if the  repurchase is made under  circumstances  giving rise to a
Prohibited  Transaction  Tax.  See "The  Pooling and  Servicing  Agreement--Termination"  in this term sheet  supplement  and  "Material
Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the related base prospectus.

         For further  information  regarding  federal income tax  consequences of investing in the offered  certificates of any series, see "Material Federal Income Tax Consequences--REMICs" in this term sheet supplement and in the related base prospectus.

                  SPECIAL TAX CONSIDERATIONS APPLICABLE TO CERTIFICATES RELATED TO ANY YIELD MAINTENANCE AGREEMENT

         Each holder of a  certificate  related to a yield  maintenance  agreement,  if any, is deemed to own an  undivided  beneficial ownership  interest in two  assets,  a REMIC  regular  interest  and an  interest  in payments to be made under such yield  maintenance agreement.  Under the REMIC regulations,  each holder of a certificate related to a yield maintenance agreement,  if any, must allocate its purchase price for that  certificate  between its undivided  interest in the REMIC regular  interest and its undivided  interest in the right to receive  payments  under such yield  maintenance  agreement in  accordance  with the relative  fair market  values of each property right. The master servicer intends to treat payments made to the holders of any  certificates  related to a yield  maintenance agreement,  if any,  with respect to the payments  under such yield  maintenance  agreement  as  includible  in income based on the tax regulations  relating to notional principal  contracts.  The OID regulations  provide that the trust's allocation of the issue price is binding on all holders  unless the holder  explicitly  discloses on its tax return that its  allocation  is different  from the trust's allocation.  Under the REMIC  regulations,  the master servicer is required to account for the REMIC regular  interest and the right to receive  payments  under a yield  maintenance  agreement  as discrete  property  rights.  Holders of a  certificate  related to a yield maintenance  agreement,  if any, are advised to consult  their own tax  advisors  regarding  the  allocation  of issue  price,  timing, character and source of income and  deductions  resulting  from the ownership of their  certificates.  Treasury  regulations  have been promulgated  under Section 1275 of the Internal Revenue Code generally  providing for the integration of a "qualifying debt instrument"
with a hedge if the combined  cash flows of the  components  are  substantially  equivalent  to the cash flows on a variable  rate debt instrument.  However,  such regulations  specifically  disallow  integration of debt instruments  subject to Section  1272(a)(6) of the
Internal Revenue Code. Therefore,  holders of certificates related to a yield maintenance agreement,  if any, will be unable to use the integration  method  provided for under such  regulations  with respect to such  certificates.  If the master  servicer's  treatment of payments under a yield maintenance  agreement is respected,  ownership of the right to the payments under a yield maintenance agreement will  nevertheless  entitle the owner to amortize the separate  price paid for the right to the payments  under such yield  maintenance agreement under the notional principal contract regulations.

         In the event that the right to receive the  payments  under a yield  maintenance  agreement  is  characterized  as a "notional principal  contract" for federal income tax purposes,  upon the sale of a certificate  related to a yield  maintenance  agreement,  the amount of the sale  allocated to the selling  certificateholder's  right to receive  payments  under such yield  maintenance  agreement would be considered a "termination payment" under the notional principal contract regulations  allocable to the related certificate.  A holder of a  certificate  related to a yield  maintenance  agreement  would have gain or loss from such a  termination  of the right to receive payments in respect of the payments under the yield maintenance  agreement equal to (i) any termination  payment it received or is deemed to have  received  minus (ii) the  unamortized  portion of any amount paid,  or deemed paid,  by the  certificateholder  upon entering into or acquiring its interest in the right to receive payments under the yield maintenance agreement.

         Gain or loss  realized  upon the  termination  of the right to  receive  payments  under a yield  maintenance  agreement  will generally be treated as capital gain or loss.  Moreover,  in the case of a bank or thrift  institution,  Internal  Revenue Code Section
582(c) would likely not apply to treat such gain or loss as ordinary income.

         For further  information  regarding  federal income tax consequences of investing in the offered  certificates,  see "Material
Federal Income Tax Consequences--REMICs" in the related base prospectus.

                  SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The IRS has issued REMIC  regulations under the provisions of the Internal Revenue Code that  significantly  affect holders of
Residual  Certificates  of any series.  The REMIC  regulations  impose  restrictions  on the transfer or  acquisition  of some residual interests,  including  the  Residual  Certificates.  The pooling and  servicing  agreement  for any series  includes  other  provisions regarding the transfer of Residual Certificates of that series, including:

-        the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee

o        is not a disqualified organization;

o        is not acquiring the Residual Certificate on behalf of a disqualified organization; and

o        will  maintain  that status and will obtain a similar  affidavit  from any person to whom the  transferee  shall  subsequently transfer a Residual Certificate;

-        a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

-        a grant to the master servicer of the right,  without notice to the holder or any prior holder,  to sell to a purchaser of its choice any Residual  Certificate  that shall become owned by a  disqualified  organization  despite the first two provisions above.

In  addition,  under the  pooling  and  servicing  agreement  for any  series,  the  Residual  Certificates  of that  series may not be transferred to non-United States persons.

         The REMIC  regulations  also provide that a transfer to a United States person of  "noneconomic"  residual  interests  will be disregarded for all federal income tax purposes,  and that the purported  transferor of "noneconomic"  residual interests will continue to remain  liable for any taxes due with  respect to the  income on the  residual  interests,  unless  "no  significant  purpose of the transfer was to impede the assessment or collection of tax." Based on the REMIC  regulations,  the Residual  Certificates of any series may  constitute  noneconomic  residual  interests  during  some or all of their  terms  for  purposes  of the  REMIC  regulations  and, accordingly,  unless no significant  purpose of a transfer is to impede the assessment or collection of tax,  transfers of the Residual
Certificates of any series may be disregarded  and purported  transferors may remain liable for any taxes due relating to the income on the related  Residual  Certificates.  All transfers of the Residual  Certificates  of any series will be restricted in accordance  with the terms of the pooling and  servicing  agreement  for that series that are  intended to reduce the  possibility  of any transfer of a
Residual Certificate being disregarded to the extent that the Residual  Certificates  constitute  noneconomic  residual interests.  See
"Material  Federal  Income  Tax  Consequences--REMICs--Taxation  of  Owners of REMIC  Residual  Certificates--Noneconomic  REMIC  Residual
Certificates" in the related base prospectus.

         The IRS has issued final REMIC  regulations  that add to the conditions  necessary to assure that a transfer of a non-economic residual  interest  would be  respected.  The  additional  conditions  require that in order to qualify as a safe harbor  transfer of a residual,  the transferee  represent that it will not cause the income "to be  attributable  to a foreign  permanent  establishment  or fixed base (within the meaning of an  applicable  income tax treaty) of the  transferee  or another U.S.  taxpayer"  and either (i) the amount  received by the transferee be no less on a present value basis than the present value of the net tax detriment  attributable to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii)
the transfer is to a domestic  taxable  corporation  with specified  large amounts of gross and net assets and that meets certain other requirements  where agreement is made that all future transfers will be to taxable domestic  corporations in transactions  that qualify for the same "safe harbor" provision.  Eligibility for the safe harbor requires,  among other things,  that the facts and circumstances known to the  transferor  at the time of transfer  not  indicate to a  reasonable  person that the taxes with  respect to the  residual interest  will not be paid,  with an  unreasonably  low cost for the  transfer  specifically  mentioned  as negating  eligibility.  See
"Material  Federal  Income  Tax  Consequences--REMICs--Taxation  of  Owners of REMIC  Residual  Certificates--Noneconomic  REMIC  Residual
Certificates" in the related base prospectus.

         The  Residual  Certificateholders  of any series may be  required to report an amount of taxable  income  with  respect to, in particular,  the  earlier  accrual  periods of the term of the  REMICs  that  significantly  exceeds  the amount of cash  distributions received by the Residual  Certificateholders  from the REMICs with respect to those  periods.  Furthermore,  the tax on that income may exceed the cash  distributions  with respect to those  periods.  Consequently,  Residual  Certificateholders  of any series should have other sources of funds  sufficient  to pay any federal  income taxes due in the earlier years of each REMIC's term as a result of their ownership of the  Residual  Certificates.  In addition,  the  required  inclusion of this amount of taxable  income  during the REMICs'
earlier accrual periods and the deferral of  corresponding  tax losses or deductions  until later accrual periods or until the ultimate sale or disposition of a Residual  Certificate,  or possibly later under the "wash sale" rules of Section 1091 of the Internal  Revenue
Code,  may  cause  the  Residual  Certificateholders'  after-tax  rate  of  return  to  be  zero  or  negative  even  if  the  Residual
Certificateholders'  pre-tax  rate of return  is  positive.  That is,  on a  present  value  basis,  the  Residual  Certificateholders'
resulting  tax  liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash  distributions  on the
Residual Certificates over their life.

         Effective August 1, 2006,  temporary  regulations  issued by the Internal Revenue Service (the "Temporary  regulations")  have modified the general rule that excess  inclusions  from a REMIC residual  interest are not includible in the income of a foreign person
(or  subject to  withholding  tax) until paid or  distributed.  The new  regulations  accelerate  the time both for  reporting  of, and withholding  tax on,  excess  inclusions  allocated  to the foreign  equity  holders of  partnerships  and certain  other  pass-through entities.  The new rules  also  provide  that  excess  inclusions  are United  States  sourced  income.  The  timing  rules  apply to a particular  residual  interest and a particular  foreign person,  if the first  allocation of income from the residual  interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

         Under the Temporary regulations,  in the case of REMIC residual interests held by a foreign person through a partnership,  the amount of excess  inclusion  income allocated to the foreign partner is deemed to be received by the foreign partner on the last day of the  partnership`s  taxable  year except to the extent that the excess  inclusion  was required to be taken into account by the foreign partner at an earlier time under section  860G(b) of the Code as a result of a distribution  by the  partnership to the foreign partner or a disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest.  A disposition in whole or in part of the foreign  partner's  indirect  interest in the REMIC residual interest may occur as a result of a termination of the REMIC, a disposition of the partnership's  residual  interest in the REMIC, a disposition of the foreign partner's  interest in the partnership,  or any other  reduction  in the foreign  partner's  allocable  share of the portion of the REMIC net income or  deduction allocated to the partnership.

         Similarly,  in the case of a residual  interest held by a foreign person as a shareholder of a real estate investment trust or regulated  investment  company,  as a  participant  in a common  trust  fund or as a patron  in an  organization  subject  to part I of subchapter T  (cooperatives),  the amount of excess  inclusion  allocated  to the foreign  person must be taken into income at the same time that other income from the trust, company, fund, or organization would be taken into account.

         Under the  Temporary  regulations,  excess  inclusions  allocated  to a foreign  person  (whether as a partner or holder of an interest in a  pass-through  entity) are  expressly  made subject to  withholding  tax. In addition,  in the case of excess  inclusions allocable  to a  foreign  person  as a  partner,  the  Temporary  regulations  eliminate  an  important  exception  to the  withholding requirements  under which a  withholding  agent  unrelated to a payee is obligated to withhold on a payment only to the extent that the withholding agent  has control over the payee's money or property and knows the facts giving rise to the payment.

         An individual,  trust or estate that holds, whether directly or indirectly through certain  pass-through  entities, a Residual
Certificate,  may have significant  additional gross income with respect to, but may be limited on the  deductibility of, servicing and trustee's fees and other  administrative  expenses properly  allocable to each REMIC in computing the  certificateholder's  regular tax liability  and will not be able to deduct  those  fees or  expenses  to any extent in  computing  the  certificateholder's  alternative
minimum   tax   liability.   See   "Material   Federal   Income   Tax   Consequences--REMICs--Taxation   of  Owners  of  REMIC   Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" in the related base prospectus.

         The IRS has issued  proposed  regulations  that,  if adopted  as final  regulations,  would  cause the  question  of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the transferee and transferor rather than an item to be determined as a partnership item in the audit of the REMIC's return.

         Residential  Funding  will be  designated  as the "tax  matters  person"  with  respect  to each REMIC as defined in the REMIC
Provisions,  as defined in the related base  prospectus,  and in connection  therewith  will be required to hold not less than 0.01% of the Residual Certificates.

         Purchasers  of the  Residual  Certificates  of any series are  strongly  encouraged  to consult  their tax  advisors as to the economic and tax consequences of investment in the Residual Certificates of that series.

         For further  information  regarding  the federal  income tax  consequences  of investing in the Residual  Certificates  of any series,  see  "Certain  Yield  and  Prepayment  Considerations--Additional  Yield  Considerations  Applicable  Solely  to  the  Residual
Certificates" in this term sheet supplement and "Material Federal Income Tax  Consequences--REMICs--Taxation  of Owners of REMIC Residual
Certificates" in the related base prospectus.

                                                            STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal  income tax  consequences  described  in  "Material  Federal  Income Tax  Consequences,"  potential investors should consider the state and local tax consequences of the  acquisition,  ownership,  and disposition of the certificates of any series.  State tax law may differ  substantially from the corresponding  federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction.  Therefore,  prospective  investors should consult their tax advisors about the various tax consequences of investments in the certificates of any series.

                                                                     USE OF PROCEEDS

         The net proceeds  from the sale of the offered  certificates  of any series to the  underwriter  or the  underwriters  for any series will be paid to the  depositor.  The  depositor  will use the  proceeds to purchase  the  mortgage  loans  included in the trust established for that series or for general corporate purposes.

                                                                 METHOD OF DISTRIBUTION

         In accordance with the terms and conditions of any related  underwriting  agreement for any series, each underwriter set forth in any final term sheet for that series with respect to any class of offered  certificates  of that series will serve as an underwriter for each  applicable  class set forth in any final term sheet for that series and will agree to purchase and the depositor to sell each applicable class of those Senior Certificates and Class M Certificates,  except that a de minimis portion of the Residual  Certificates of that  series  will be  retained by  Residential  Funding.  Each  applicable  class of  certificates  of any series  being sold to an underwriter  are  referred to as the  underwritten  certificates  for that series.  It is expected  that  delivery of the  underwritten certificates  for any series,  other than the Residual  Certificates,  will be made only in book-entry  form through the Same Day Funds
Settlement  System of DTC,  and that the  delivery  of the  Residual  Certificates  for any series,  other than the de minimis  portion retained by  Residential  Funding,  will be made at the offices of the  applicable  underwriter  on the closing  date for that  series, against payment therefor in immediately available funds.

         In connection with the  underwritten  certificates of any series,  each  underwriter has agreed,  in accordance with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable  class of the  underwritten certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

         Any related  underwriting  agreement for any series  provides that the  obligation  of the  underwriter  to pay for and accept delivery of each applicable  class of the  underwritten  certificates of that series is subject to, among other things,  the receipt of legal opinions and to the conditions,  among others,  that no stop order suspending the  effectiveness of the depositor's  registration statement  shall be in effect,  and that no  proceedings  for that purpose shall be pending  before or threatened by the Securities and
Exchange Commission.

         The  distribution of the  underwritten  certificates of any series by any applicable  underwriter may be effected from time to time in one or more  negotiated  transactions,  or otherwise,  at varying prices to be determined at the time of sale.  Proceeds to the depositor from the sale of the underwritten  certificates for any series, before deducting expenses payable by the depositor,  shall be set forth in the prospectus supplement for that series.
         The  underwriter  for any  class  of any  series  may  effect  these  transactions  by  selling  the  applicable  underwritten certificates of any series to or through  dealers,  and those dealers may receive  compensation in the form of underwriting  discounts, concessions  or  commissions  from the  underwriter  for  whom  they  act as  agent.  In  connection  with  the sale of the  applicable underwritten  certificates  of any series,  the  underwriter  for any class of that series may be deemed to have received  compensation from the depositor in the form of underwriting  compensation.  The underwriter  and any dealers that  participate  with the underwriter in the  distribution of the  underwritten  certificates of any series are also  underwriters of that series under the Securities Act of
1933. Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter  would be  underwriting compensation in the form of underwriting discounts and commissions under the Securities Act.

         Each  underwriting  agreement for any series will provide that the depositor  will indemnify the  underwriter,  and that under limited  circumstances  the underwriter will indemnify the depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         Unless  purchased by an  underwriter  as described in any final term sheet for that  series,  the Class A-V  Certificates  and
Class A-P  Certificates  of any series may be offered by the depositor from time to time directly or through an underwriter or agent in one or more  negotiated  transactions,  or  otherwise,  at  varying  prices  to be  determined  at the  time of sale.  Proceeds  to the depositor from any sale of the Class A-V  Certificates  or Class A-P  Certificates  of any series will equal the purchase price paid by their purchaser, net of any expenses payable by the depositor and any compensation payable to any underwriter or agent.

         There is currently no  secondary  market for the offered  certificates.  The  underwriter  for any series may make a secondary market in the  underwritten  certificates  of that series but is not  obligated to do so.  There can be no  assurance  that a secondary market  for the  offered  certificates  of any  series  will  develop  or,  if it does  develop,  that it will  continue.  The  offered certificates will not be listed on any securities exchange.

         The primary  source of  information  available  to investors  concerning  the offered  certificates  of any series will be the monthly statements discussed in the related base prospectus under "Description of the  Certificates--Reports  to Certificateholders" and
in this term sheet supplement under "Pooling and Servicing  Agreement--Reports  to  Certificateholders,"  which will include information as to the  outstanding  principal  balance or notional  amount of the offered  certificates  of that series.  There can be no assurance that any  additional  information  regarding the offered  certificates  of any series will be available  through any other  source.  In addition,  the depositor is not aware of any source through which price  information  about the offered  certificates will be available on an ongoing basis.  The limited nature of this information  regarding the offered  certificates may adversely affect the liquidity of the offered certificates, even if a secondary market for the offered certificates for any series becomes available.

                                                                     LEGAL OPINIONS

         Certain  legal  matters  relating to the  certificates  of any series will be passed upon for the  depositor  and  Residential
Funding  Securities,  LLC, if it is an  underwriter  of that series,  by Mayer,  Brown,  Rowe & Maw LLP, New York, New York and for any
underwriters of that series other than Residential Funding Securities, LLC, by Sidley Austin LLP, New York, New York.

                                                                         RATINGS

         It is a condition of the issuance of the offered  certificates  of any series that each class of offered  certificates of that series be  assigned  at least the  ratings  designated  in the final term sheet for that class of  certificates  by one or more  rating agencies  including by Standard & Poor's,  a division of The  McGraw-Hill  Companies,  Inc.,  or Standard & Poor's,  Moody's  Investors
Service, Inc. or Moody's, or Fitch Ratings, or Fitch.

         Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by  certificateholders of payments required under the related pooling and servicing  agreement.  Standard & Poor's ratings take into  consideration the credit quality of the related mortgage pool,  structural and legal aspects associated with the related  certificates,  and the extent to which the payment  stream in the related  mortgage  pool is adequate to make payments  required  under the related  certificates.  Standard &
Poor's ratings on the offered  certificates of any series will not, however,  constitute a statement regarding frequency of prepayments on the related mortgage loans.  See "Certain Yield and Prepayment Considerations" in this term sheet supplement.

         The  ratings  assigned  by  Moody's  to  mortgage  pass-through   certificates  address  the  likelihood  of  the  receipt  by certificateholders  of all  distributions  to which they are  entitled  under the related  pooling  and  servicing  agreement.  Moody's ratings  reflect its analysis of the  riskiness of the related  mortgage  loans and the  structure of the  transaction  as described in related  pooling and  servicing  agreement.  Moody's  ratings do not  address the effect on the  certificates'  yield  attributable  to prepayments or recoveries on the related mortgage loans.  Further,  the ratings on the Interest Only  Certificates of any series do not address whether  investors therein will recoup their initial  investments.  The rating on the Principal Only Certificates of any series only addresses the return of its Certificate  Principal Balance.  The rating on the Residual  Certificates of any series only addresses the return of its Certificate Principal Balance and interest on the Residual Certificates at the related pass-through rate.

         The  ratings  assigned  by  Fitch  to  mortgage   pass-through   certificates   address  the  likelihood  of  the  receipt  by
certificateholders  of all  distributions  to which they are entitled under the  transaction  structure.  Fitch's  ratings  reflect its analysis of the  riskiness of the  underlying  mortgage  loans and the  structure  of the  transaction  as  described in the  operative documents.  Fitch's  ratings do not address the effect on the  certificates'  yield  attributable  to  prepayments or recoveries on the underlying  mortgage  loans.  Further,  the ratings on any Interest Only  Certificates do not address  whether  investors  therein will recoup  their  initial  investments.  The rating on any  Principal  Only  Certificates  only  addresses  the return of its  Certificate
Principal  Balance.  The rating on any class of Residual  Certificates  only addresses the return of its Certificate  Principal Balance and interest on that class Residual Certificates at the related pass-through rate.

         Except as is otherwise  set forth in the  prospectus  supplement  for that series,  the ratings by each rating agency rating a class of Insured Certificates of any series will be determined without regard to the related financial guaranty insurance policy.

         There can be no assurance as to whether any rating  agency other than the rating  agencies  designated in the final term sheet for a class of certificates  will rate the Senior  Certificates or the Class M Certificates of any series,  or, if it does, what rating would be assigned by any other rating agency.  A rating on the  certificates  of any series by another  rating  agency,  if assigned at all, may be lower than the ratings  assigned to the  Certificates of that series by the rating agency or rating  agencies  requested by the depositor to rate those certificates.

         A security  rating is not a  recommendation  to buy, sell or hold  securities  and may be subject to revision or withdrawal at any time by the assigning  rating  organization.  Each security rating should be evaluated  independently of any other security rating.
The ratings of any Interest Only  Certificates of any series do not address the possibility that the holders of those  certificates may fail to fully  recover their initial  investments.  The ratings of any  certificates  related to a yield  maintenance  agreement do not address the likelihood  that payments will be received from the yield  maintenance  agreement  provider.  In the event that the ratings initially  assigned  to the  offered  certificates  of any series  are  subsequently  lowered  for any  reason,  no person or entity is obligated to provide any additional support or credit enhancement with respect to the offered certificates.

         The fees paid by the  depositor  to the  rating  agencies  at closing  include a fee for  ongoing  surveillance  by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                                    LEGAL INVESTMENT

         Any final term sheet for any series will set forth the offered  certificates  of that series which will  constitute  "mortgage related  securities"  for  purposes  of SMMEA so long as they are rated in at least the second  highest  rating  category by one of the rating  agencies,  and, as such, are legal  investments  for some entities to the extent provided in SMMEA.  SMMEA  provides,  however, that states could override its provisions on legal investment and restrict or condition  investment in mortgage  related  securities by taking  statutory  action on or prior to  October 3, 1991.  Some  states  have  enacted  legislation  which  overrides  the  preemption provisions of SMMEA.  The remaining classes of certificates will not constitute "mortgage related securities" for purposes of SMMEA.

         The depositor  makes no  representations  as to the proper  characterization  of any class of the offered  certificates of any series for legal  investment  or other  purposes,  or as to the ability of  particular  investors  to purchase any class of the offered certificates of any series under applicable legal investment  restrictions.  These  uncertainties may adversely affect the liquidity of any class of offered  certificates  of any series.  Accordingly,  all  institutions  whose  investment  activities are subject to legal investment laws and regulations,  regulatory capital  requirements or review by regulatory  authorities should consult with their legal advisors in determining  whether and to what extent any class of the offered  certificates of any series constitutes a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the related base prospectus.

                                                                  ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance company,  whether through its general or separate  accounts,  or any other person investing  ERISA plan assets of any ERISA plan,  as defined under "ERISA  Considerations--Plan  Asset  Regulations"  in the related base prospectus,  should carefully review with its legal advisors whether the purchase or holding of the offered  certificates of any series could give rise to a  transaction  prohibited or not otherwise  permissible  under ERISA or Section 4975 of the Internal  Revenue Code.
The purchase or holding of the Class A  Certificates,  as well as the Class M Certificates  of any series,  by or on behalf of, or with
ERISA  plan  assets  of,  an ERISA  plan may  qualify  for  exemptive  relief  under  the RFC  exemption,  as  described  under  "ERISA
Considerations--Considerations  for ERISA Plans Regarding Purchases of  Certificates--Prohibited  Transaction  Exemptions" in the related base prospectus  provided those  certificates  are rated at least "BBB-" (or its equivalent) by Standard & Poor's,  Moody's or Fitch at the time of  purchase.  The RFC  exemption  contains a number of other  conditions  which must be met for the RFC  exemption  to apply, including the requirement  that any ERISA plan must be an "accredited  investor" as defined in Rule 501(a)(1) of Regulation D under the
Securities  Act. The  depositor  expects that the specific  conditions  of the RFC  exemption  should be satisfied  with respect to the offered  certificates  of any series so that the RFC exemption  should  provide an exemption,  from the  application  of the prohibited transaction  provisions  of  Sections  406(a),  406(b) and  407(a) of ERISA and  Section  4975(c) of the  Internal  Revenue  Code,  for
transactions  in connection with the servicing,  management and operation of the assets held by the trust  established for that series, provided that the general conditions of the RFC exemption are satisfied.

         Each beneficial  owner of Class M Certificates of any series or any interest therein shall be deemed to have  represented,  by virtue of its  acquisition or holding of such  certificate or any interest  therein,  that either (i) it is not an ERISA plan investor,
(ii) it has acquired and is holding such Class M  Certificates  in reliance on the RFC exemption,  and that it  understands  that there are certain  conditions to the  availability of the RFC exemption,  including that the Class M Certificates  must be rated, at the time of  purchase,  not lower than  "BBB-"  (or its  equivalent)  by  Standard  & Poor's,  Moody's or Fitch or (iii) (1) it is an  insurance company,  (2) the source of funds used to acquire or hold the  certificate  or any interest  therein is an "insurance  company  general account",  as such term is defined in Section V(e) of Prohibited  Transaction  Class Exemption,  or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

         If any Class M  Certificate  of any  series or any  interest  therein  is  acquired  or held in  violation  of the  conditions described in the preceding  paragraph,  the next preceding  permitted  beneficial owner will be treated as the beneficial owner of that
Class M Certificate,  retroactive  to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial  owner whose acquisition  or holding of any Class M Certificate  of any series or any interest  therein was effected in violation of the  conditions described  in the  preceding  paragraph  shall  indemnify  and hold  harmless the  depositor,  the trustee,  the master  servicer,  any subservicer,  the  underwriters  and the trust for that  series from and against  any and all  liabilities,  claims,  costs or expenses incurred by those parties as a result of that acquisition or holding.

         Because the exemptive  relief  afforded by the RFC exemption or any similar  exemption that might be available will not likely apply to the purchase,  sale or holding of the Residual  Certificates of any series,  transfers of those certificates to any ERISA plan investor will not be registered by the trustee unless the transferee  provides the depositor,  the trustee and the master servicer with an opinion of counsel  acceptable  to and in form and  substance  satisfactory  to those  entities,  which  opinion  will not be at the expense of those entities, that the purchase and holding of those certificates by or on behalf of the ERISA plan investor:

-        is permissible under applicable law;

-        will not  constitute  or result in a non-exempt  prohibited  transaction  under ERISA or Section 4975 of the Internal  Revenue
           Code (or comparable provisions of any subsequent enactments); and

-        will not subject the depositor,  the trustee or the master servicer to any obligation or liability  (including  obligations or liabilities  under ERISA or Section  4975 of the  Internal  Revenue  Code) in addition  to those  undertaken  in the related pooling and servicing agreement.

         As discussed in greater detail above under  "Description of the Mortgage  Pool--Sharia  Mortgage Loans", the trust will include certain  residential  financing  transactions,  referred to as Sharia Mortgage Loans, that are structured so as to be permissible under
Islamic  law  utilizing  declining  balance  co-ownership  structures.  The DOL has not  specifically  considered  the  eligibility  or treatment  of Sharia  Mortgage  Loans  under the RFC  exemption,  including  whether  they would be treated in the same manner as other single family  residential  mortgages.  However,  since the remedies in the event of default and certain other provisions of the Sharia
Mortgage Loans held by the trust are similar to the remedial and other  provisions in the  residential  mortgage loans  contemplated by the DOL at time the RFC  exemption  was granted,  the  depositor  believes  that the Sharia  Mortgage  Loans should be treated as other single family residential mortgages under the RFC exemption.

         Any fiduciary or other investor of ERISA plan assets that proposes to acquire or hold the offered  certificates  of any series on behalf of or with ERISA plan  assets of any ERISA plan should  consult  with its  counsel  with  respect to: (i) whether the general conditions  and the  other  requirements  in the RFC  exemption  (including  the  terms of any yield  maintenance  agreement)  would be satisfied,  or whether any other  prohibited  transaction  exemption would apply,  and (ii) the potential  applicability of the general fiduciary  responsibility  provisions  of ERISA and the  prohibited  transaction  provisions  of ERISA and Section 4975 of the Internal
Revenue Code to the proposed investment.  See "ERISA Considerations" in the related base prospectus.

         The sale of any of the  offered  certificates  of any  series  to an  ERISA  plan is in no  respect  a  representation  by the depositor  or the  underwriters  of that  Certificate  that such an  investment  meets all  relevant  legal  requirements  relating  to investments  by ERISA plans  generally  or any  particular  ERISA  plan,  or that such an  investment  is  appropriate  for ERISA plans generally or any particular ERISA plan.

                                            RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                                         MORTGAGE PASS-THROUGH CERTIFICATES FOR THE S PROGRAM

                                                         (ISSUABLE IN SERIES)

                                                         TERM SHEET SUPPLEMENT

YOU SHOULD RELY ONLY ON THE  INFORMATION  CONTAINED OR INCORPORATED  BY REFERENCE IN THIS TERM SHEET  SUPPLEMENT,  ANY FINAL TERM SHEET
FOR THE RELEVANT SERIES AND THE RELATED BASE PROSPECTUS.  WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

PRELIMINARY TERM SHEET

RFMSI SERIES 2007-S1 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2007-S1

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor
(Commission File No. 333-131201)

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION
Trustee

CREDIT SUISSE SECURITIES (USA) LLC
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH
THE  SECURITIES  AND  EXCHANGE  COMMISSION,  OR SEC,  FOR THE  OFFERING  TO WHICH  THIS
COMMUNICATION  RELATES.  BEFORE YOU  INVEST,  YOU SHOULD  READ THE BASE  PROSPECTUS  IN
THAT  REGISTRATION  STATEMENT AND OTHER  DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC
FOR MORE  COMPLETE  INFORMATION  ABOUT  THE  DEPOSITOR  AND THE  OFFERING.  YOU MAY GET
THESE  DOCUMENTS  AT NO CHARGE BY  VISITING  EDGAR ON THE SEC WEB SITE AT  WWW.SEC.GOV.
ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR ANY DEALER  PARTICIPATING  IN THE
OFFERING  WILL ARRANGE TO SEND YOU THE BASE  PROSPECTUS  AT NO CHARGE IF YOU REQUEST IT
BY CALLING TOLL-FREE 1-800-221-1037.

THIS TERM SHEET IS NOT  REQUIRED  TO, AND DOES NOT,  CONTAIN  ALL  INFORMATION  THAT IS
REQUIRED  TO BE  INCLUDED  IN THE  PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT  FOR THE
OFFERED  CERTIFICATES.  THE  INFORMATION  IN THIS  TERM  SHEET  IS  PRELIMINARY  AND IS
SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET,  IF CONVEYED PRIOR TO THE TIME OF YOUR  COMMITMENT
TO PURCHASE ANY OF THE OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION CONTAINED IN ANY
PRIOR  SIMILAR  TERM  SHEET,  THE TERM  SHEET  SUPPLEMENT  AND ANY OTHER  FREE  WRITING
PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET SUPPLEMENT IS NOT AN OFFER TO SELL OR A
SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER,
SOLICITATION OR SALE IS NOT PERMITTED.

JANUARY 4, 2007

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY
     CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE
                  PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We  provide  information  to you  about  the  offered  certificates  in  three  or more separate documents that provide progressively more detail:

        -      the related base  prospectus,  dated  December  18, 2006 which  provides general  information,  some  of  which  may  not  apply  to the  offered certificates;

        -      the term  sheet  supplement,  dated  January  4,  2007,  which  provides general  information about series of certificates issued pursuant to the depositor's  "Jumbo A" fixed rate  program,  or the S  Program,  some of which may not apply to the offered certificates; and

        -      this term sheet,  which  describes  terms  applicable  to the classes of
               offered  certificates  described  herein,   provides  a  description  of
               certain  collateral  stipulations  regarding the mortgage  loans and the parties to the transaction,  and provides other  information  related to the offered certificates.

This term sheet  provides a very  general  overview  of  certain  terms of the  offered certificates  and does not contain all of the  information  that you should consider in making  your  investment  decision.  To  understand  all of the terms of a class of the offered  certificates,  you  should  read  carefully  this  document,  the  term  sheet supplement, and the entire base prospectus.

The related base prospectus filed by the depositor has been filed in connection with prior series of certificates issued under the S program, and may be found at
http://www.sec.gov/Archives/edgar/data/774352/000095013606010339/file1.htm..

The registration statement to which this offering relates is Commission File Number
333-131201.

If the description of the offered certificates in this term sheet differs from the description of the senior certificates in the related base prospectus or the term sheet supplement, you should rely on the description in this term sheet.  Defined terms used but not defined herein shall have the meaning ascribed thereto in the term sheet supplement and the related base prospectus.

THE INFORMATION IN THIS TERM SHEET,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL
COMMITMENT TO PURCHASE ANY OF THE  CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED
IN ANY PRIOR SIMILAR MATERIALS  RELATING TO THE  CERTIFICATES.  THE INFORMATION IN THIS
TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO  COMPLETION  OR CHANGE.  THIS TERM SHEET
IS BEING  DELIVERED  TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE OFFERING
OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND THE TERM SHEET  SUPPLEMENT AND
TO SOLICIT AN OFFER TO PURCHASE  THE  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH
OFFER  TO  PURCHASE  MADE BY YOU  WILL  NOT BE  ACCEPTED  AND  WILL  NOT  CONSTITUTE  A
CONTRACTUAL  COMMITMENT  BY YOU TO  PURCHASE  ANY OF THE  CERTIFICATES,  UNTIL  WE HAVE
ACCEPTED YOUR OFFER TO PURCHASE THE CERTIFICATES.

THE  CERTIFICATES  REFERRED  TO IN THESE  MATERIALS  ARE  BEING  SOLD  WHEN,  AS AND IF
ISSUED.  THE  ISSUING  ENTITY  IS NOT  OBLIGATED  TO  ISSUE  SUCH  CERTIFICATES  OR ANY
SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH  CERTIFICATES  IS
SUBJECT TO THE TERMS AND  CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE DEPOSITOR
AND THE  AVAILABILITY  OF SUCH  CERTIFICATES  WHEN,  AS AND IF  ISSUED  BY THE  ISSUING
ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE  CERTIFICATES,  AND THE  CHARACTERISTICS
OF THE MORTGAGE  LOAN POOL BACKING THEM MAY CHANGE  (DUE,  AMONG OTHER  THINGS,  TO THE
POSSIBILITY  THAT  MORTGAGE  LOANS  THAT  COMPRISE  THE POOL MAY BECOME  DELINQUENT  OR
DEFAULTED OR MAY BE REMOVED OR REPLACED AND THAT  SIMILAR OR DIFFERENT  MORTGAGE  LOANS
MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE CLASSES OF  CERTIFICATES  MAY BE SPLIT,
COMBINED  OR  ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE  OR  AVAILABILITY  OF A FINAL
PROSPECTUS.  YOU  ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE  THE
CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL
SUCH  CERTIFICATES TO YOU IS CONDITIONED ON THE MORTGAGE LOANS AND CERTIFICATES  HAVING
THE  CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY  REASON  THE  ISSUING
ENTITY  DOES NOT DELIVER  SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL  NOTIFY YOU,  AND
NEITHER THE  ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION  TO YOU TO
DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,
AND NONE OF THE  ISSUING  ENTITY  NOR ANY  UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR
DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUER OF THE  CERTIFICATES NOR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,
APPROVED  OR  VERIFIED  ANY  STATISTICAL  OR  NUMERICAL  INFORMATION  PROVIDED  HEREIN,
ALTHOUGH  THAT  INFORMATION  MAY BE BASED IN PART ON LOAN  LEVEL DATA  PROVIDED  BY THE
ISSUER OR ITS AFFILIATES.

RISK FACTORS

The  offered  certificates  are  not  suitable   investments  for  all  investors.   In
particular,  you  should not  purchase  any class of  offered  certificates  unless you understand the  prepayment,  credit,  liquidity and market risks  associated  with that class. The offered  certificates  are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the expertise necessary to evaluate the information  contained in this term sheet,  the term sheet  supplement  and the related base  prospectus  for  the  offered  certificates  in the  context  of  your  financial situation and tolerance for risk. You should  carefully  consider,  among other things, all of the  applicable  risk  factors in  connection  with the purchase of any class of the offered  certificates  listed in the section  entitled  "Risk  Factors" in the term sheet supplement.

This is an Excess Transaction as described in the term sheet supplement.

---------------------------------------------------------------------------------------------------
                      COLLATERAL STIPULATIONS--MORTGAGE POOL CHARACTERISTICS
---------------------------------------------------------------------------------------------------
--------------------------------------------------------------------- -----------------------------

--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
MORTGAGE LOAN TYPE:                                                        30 Year Fixed Rate
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
AGGREGATE STATED PRINCIPAL BALANCE EXCLUDING DISCOUNT FRACTION OF      approximately $519,000,000
DISCOUNT MORTGAGE LOANS (+/- 10%):
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                        6.460%
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
WEIGHTED AVERAGE PASS-THRU RATE (+/- 0.10) :                                     6.000%
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):                                 358
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/- 5):                                    70.50%
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
CALIFORNIA CONCENTRATION MAXIMUM:                                                40.00%
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
FULL/ALT DOCUMENTATION (+/- 10):                                                 65.00%
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
CASH OUT REFINANCE (+/- 10):                                                     34.00%
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
SINGLE FAMILY DETACHED (+/- 5):                                                  93.00%
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
SECOND/VACATION HOME (+/- 4)                                                     5.00%
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
INVESTOR PROPERTY:                                                               0.00%
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
WEIGHTED AVERAGE FICO (+/- 10):                                                   735
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
INTEREST ONLY MORTGAGE LOANS MAXIMUM:                                            30.00%
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                                        $510,000
--------------------------------------------------------------------- -----------------------------
--------------------------------------------------------------------- -----------------------------
PREPAYMENT PENALTIES :                                                         less than 5%
--------------------------------------------------------------------- -----------------------------

The percentages set forth above, other than any weighted averages, are percentages of the aggregate principal balance of the actual mortgage loan pool to be included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.  Any weighted average is weighted based on the principal balance of the actual mortgage loans to be included in the trust on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The number expressed in parenthesis for a category above reflects the amount by which the number or percentage set forth for such category may vary in the actual mortgage loan pool included in the trust on the Closing Date.  For example, the Second/Vacation
Home percentage could vary from 1% to 9% of the aggregate principal balance of the actual mortgage loan pool to be included in the trust on the Closing Date, as of the
Cut-off Date, after deducting payments of principal due during the month of the
Cut-off Date.

The percentage expressed in parenthesis for a category above reflects the percentage by which the number set forth for such category may vary in the actual mortgage loan pool included in the trust on the Closing Date.  For example, the Aggregate Stated
Principal Balance of the mortgage loans included in the trust, excluding the Discount
Fraction of the Discount Mortgage Loans, on the Closing Date, as of the Cut-off Date,
after deducting payments of principal due during the month of the Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

CERTAIN TRANSACTION INFORMATION

OFFERED CERTIFICATES:        The  Class A  Certificates  (other  than the Class A-V and
                             Class A-P Certificates) and the Class R Certificates.

UNDERWRITER:                 Credit  Suisse  Securities  (USA) LLC,  or Credit  Suisse.
                             Credit  Suisse  will  purchase  the  offered  certificates
                             (other   than  a  de  minimis   portion  of  the  Class  R
                             Certificates)   on  the  closing  date,   subject  to  the
                             satisfaction   of  the   conditions   set   forth  in  the
                             underwriting agreement.

SIGNIFICANT SERVICERS:       Homecomings Financial,  LLC, a wholly-owned  subsidiary of
                             Residential  Funding,  is expected to subservice more than
                             20%  of  the  mortgage  loans.   GMAC  Mortgage,   LLC,  a
                             wholly-owned  subsidiary of Residential  Funding  Company,
                             LLC, may subservice a portion of the mortgage loans.

SIGNIFICANT ORIGINATORS:     Originators  that  originated  10% or more of the mortgage loans include Homecomings  Financial,  LLC, a wholly-owned subsidiary of Residential Funding.

CUT-OFF DATE:                January 1, 2007.

CLOSING DATE:                On or about January 30, 2007.

DISTRIBUTION DATE:           25th of each month,  or the next  business day if such day is not a business day, commencing in February 2007.

FORM OF CERTIFICATES:        Book-entry:  Class A,  Class  A-P,  Class  A-V and Class M
                             Certificates.
                             Physical:  Class R Certificates.

MINIMUM DENOMINATIONS:       Investors may hold the  beneficial  interests in the Class
                             A  Certificates,  other  than any class of  Interest  Only
                             Certificates and any class of Retail  Certificates,  Class
                             M-1  Certificates  and Class A-P  Certificates  in minimum denominations  representing an original  principal  amount of  $100,000  and  integral  multiples  of  $1  in  excess
                             thereof.   Class  M-2  and  Class  M-3   Certificates   in
                             minimum  denominations of $250,000 and integral  multiples of $1 in excess thereof.  Class A-V  Certificates  and any other  class of  Interest  Only  Certificates:  $2,000,000 notional  amount.  Class R  Certificates:  20%  percentage interests.

                             Any  class of Class A  Certificates  that may be issued in minimum  denominations  of less than  $25,000 are referred to herein as  "Retail  Certificates"  and are not  offered
                             hereby.   The  minimum   denomination  for  any  class  of
                             Retail  Certificates  will be set forth in the  prospectus supplement.

SENIOR CERTIFICATES:         Class A, Class A-P, Class A-V and Class R Certificates.

SUBORDINATE CERTIFICATES:    Class M-1,  Class M-2,  Class  M-3,  Class B-1,  Class B-2
                             and Class B-3. The Subordinate  Certificates  will provide credit enhancement to the Senior Certificates.

ERISA:                       Subject  to  the  considerations  contained  in  the  term sheet  supplement,  the Class A and  Class M  Certificates may be eligible for purchase by persons  investing  assets
                             of  employee   benefit  plans  or  individual   retirement
                             accounts.  Sales  of the  Class  R  Certificates  to  such plans or  retirement  accounts are  prohibited,  except as permitted  in  "ERISA  Considerations"  in the term  sheet supplement.

                             See "ERISA  Considerations"  in the term sheet  supplement and in the related base prospectus.

SMMEA:                       When  issued the  offered  certificates  rated in at least the second  highest  rating  category by one of the rating
                             agencies  will  be  "mortgage   related   securities"  for
                             purposes  of the  Secondary  Mortgage  Market  Enhancement
                             Act of  1984,  or  SMMEA,  and the  remaining  classes  of certificates  will not be  "mortgage  related  securities"
                             for purposes of SMMEA.

                             See "Legal  Investment"  in the term sheet  supplement and
                             "Legal Investment Matters" in the related base prospectus.

TAX STATUS:                  For  federal  income  tax  purposes,  the  depositor  will elect to treat  the  portion  of the trust  consisting  of the related  mortgage  loans and certain other  segregated assets  as one or more  real  estate  mortgage  investment
                             conduits.   The  offered  certificates,   other  than  the
                             Class  R   Certificates,   will  represent   ownership  of
                             regular  interests  in a real estate  mortgage  investment conduit  and  generally  will be treated  as  representing ownership  of debt for federal  income tax  purposes.  You will be  required  to include in income all  interest  and original issue discount,  if any, on such  certificates in
                             accordance   with  the   accrual   method  of   accounting
                             regardless  of  your  usual  methods  of  accounting.  For federal  income  tax  purposes,  the Class R  Certificates for any series  will  represent  residual  interests  in a real estate mortgage investment conduit.

                             For further  information  regarding the federal income tax consequences  of  investing  in the offered  certificates,
                             including   important   information   regarding   the  tax
                             treatment  of the  Class  R  Certificates,  see  "Material
                             Federal  Income  Tax   Consequences"  in  the  term  sheet
                             supplement and in the related base prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates  will be provided by the subordination of the Class M and Class B  Certificates,  as and to the extent  described  in the term sheet  supplement.  Most  realized  losses on the  mortgage  loans will be allocated to the Class B-3 Certificates,  then to the Class B-2 Certificates,  then to the Class B-1
Certificates,  then the Class  M-3  Certificates,  then to the Class M-2  Certificates, and then to the Class M-1  Certificates,  to the extent  such  class has a  certificate principal  balance  greater than zero.  When this  occurs,  the  certificate  principal
balance  of  the  class  to  which  the  loss  is  allocated  is  reduced,   without  a
corresponding payment of principal.

If the aggregate  certificate  principal  balance of the Subordinate  Certificates  has been reduced to zero,  losses on the mortgage loans will be allocated  among the Senior
Certificates  in  accordance  with their  respective  remaining  certificate  principal balances  or accrued  interest,  subject to the  special  rules  described  in the term sheet supplement.

Not all  losses  will be  allocated  in the  priority  described  above.  Losses due to natural  disasters  such as  floods  and  earthquakes,  fraud in the  origination  of a mortgage  loan,  or some  losses  related  to the  bankruptcy  of a  mortgagor  will be allocated as  described  in the  preceding  paragraphs  only up to  specified  amounts.
Losses of these  types in excess  of the  specified  amounts  and  losses  due to other extraordinary  events will be allocated  proportionately  among all outstanding classes of  certificates  except  as  stated  in the  term  sheet  supplement.  Therefore,  the
Subordinate  Certificates do not act as credit enhancement for the Senior  Certificates for these losses.

See "Description of the  Certificates--Allocation of Losses;  Subordination" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer does not receive the full scheduled  payment on a mortgage  loan,  the Master  Servicer  will advance  funds to cover the amount of the scheduled  payment that was not made.  However,  the Master Servicer will advance funds only if it  determines  that the advance will be  recoverable  from future  payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any distribution  date on which the aggregate  outstanding  principal balance of the mortgage  loans  as of the  related  determination  date  is  less  than  10% of  their aggregate  stated  principal  balance as of the cut-off date, the master  servicer may, but will not be required to:

        o      purchase from the trust all of the remaining mortgage loans,  causing an early retirement of the certificates; or

        o      purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates  are entitled to receive the outstanding  certificate  principal balance of the certificates in full  with  accrued  interest,  as and to the  extent  described  in the term  sheet supplement.  However,  any  optional  purchase  of the  remaining  mortgage  loans  may result in a shortfall to the holders of the most  subordinate  classes of  certificates outstanding,  if the  trust  then  holds  properties  acquired  from  foreclosing  upon defaulted  loans.  In  either  case,  there  will  be no  reimbursement  of  losses  or interest shortfalls allocated to the certificates.

See "Pooling and  Servicing  Agreement--Termination"  in the term sheet  supplement  and
"The Pooling and Servicing  Agreement--Termination;  Retirement of  Certificates" in the
related base prospectus.